      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1998

                                                      REGISTRATION NO. 333-47887
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 6


                                       TO

                                   FORM S-11

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                       CLARION COMMERCIAL HOLDINGS, INC.

              (Exact name of Company as specified in its Charter)

                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 883-2500
               (Address of Company's principal executive offices)
                            ------------------------

                                 DANIEL HEFLIN
                               335 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 883-2500
            (Name and address of agent for service for the Company)
                            ------------------------

                                   COPIES TO:

       Robert Evans III, Esq.               Stuart H. Coleman, Esq.
        Shearman & Sterling              Stroock & Stroock & Lavan LLP
        599 Lexington Avenue                    180 Maiden Lane
      New York, New York 10022              New York, New York 10038
           (212) 848-4000                        (212) 806-5400

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form if a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THIS COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 19, 1998
                                5,000,000 SHARES

                       CLARION COMMERCIAL HOLDINGS, INC.

                              CLASS A COMMON STOCK

    Clarion Commercial Holdings, Inc. (the "Company") is a newly-organized, specialty finance company that will invest in commercial mortgage-backed securities ("CMBS") (primarily subordinate securities), commercial mortgage loans, mezzanine investments and other real estate related investments. The Company will elect to be taxed as a real estate investment trust (a "REIT") for U.S. Federal income tax purposes. Clarion Capital, LLC (the "Manager") will manage the Company's operations, supervised by the Company's Board of Directors.

    All of the 5,000,000 shares of Class A common stock, $.001 par value (the "Common Stock"), offered pursuant to this Prospectus are being offered by the Company (the "Offering"). Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price for the Common Stock will be $20.00 per share. The Common Stock has been approved for listing on the New York Stock Exchange (the "NYSE") and will trade under the symbol CLR.

                                                        (CONTINUED ON NEXT PAGE)
                         ------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR MATERIAL RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, INCLUDING, AMONG OTHERS:


- BECAUSE THE COMPANY HAD EXPECTED GREATER PROCEEDS FROM THE OFFERING THAN THOSE CURRENTLY ANTICIPATED, THE COMPANY WILL REQUIRE APPROXIMATELY $87.1 MILLION OF DEBT FINANCING TO PURCHASE ALL OF THE INITIAL INVESTMENTS. BECAUSE THE COMPANY HAS NO OPERATING HISTORY OR ESTABLISHED SOURCES OF FINANCING, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO OBTAIN SUCH FINANCING



- IN THE EVENT THE COMPANY IS UNABLE TO OBTAIN DEBT FINANCING FOR THE INITIAL INVESTMENTS, THE AMOUNT OF SUCH INVESTMENTS WILL BE REDUCED ON A PRO RATA BASIS



- The Company's assets (including the Initial Investments) will be leveraged, which may compound losses or result in operating or capital losses, and there will be no limit on the leverage the Company may apply to its assets


- The Company was organized in February 1998, has no operating history or established sources of financing and its directors and officers, and those of the Manager, have no prior experience in managing or operating a REIT

- The Manager has been recently formed and will rely upon its parent, Clarion Partners, and its affiliates for mortgage origination and servicing and acquisition, asset and property management services, which may present conflicts of interest, including in the allocation of investment opportunities among the Manager and Clarion Partners' other clients and in the compensation paid to Clarion Partners and its affiliates

- The Company, the Manager and Clarion Partners have common directors and officers, which may present conflicts of interest among such parties in the acquisition, disposition and allocation of assets

- The Company has contracted to purchase the Initial Investments from funds managed by the Manager and may acquire additional investments from, or co-invest with, affiliated funds, which presents a conflict of interest for the Manager, who may receive incentive fees from such other funds as a result of such acquisitions or co-investments


- The Company has no separate employees or facilities and is completely reliant on the Manager, which has significant operating discretion as to implementation of the Company's operating policies and strategies


- The Management Agreement does not require the Manager to devote a fixed minimum amount of time to the management of the Company's affairs, and the Manager will receive an incentive fee from the Company that may encourage speculative investment

- In evaluating proposed transactions with affiliated funds, the Independent Directors may rely primarily on information (including independent appraisals, investment bank bids and consultant's due diligence) provided by the Manager, who may have economic interests inconsistent with the Company's

- The Company intends to invest in assets, such as the Initial Investments, that are risky and suitable only for sophisticated investors

- The Company intends to own subordinate CMBS (including approximately 91.7% of the Initial Investments), which will be subject to risk of loss of principal and nonpayment of interest, and there is no limit on the amount of such CMBS that the Company may acquire

- Increases in the Company's short-term borrowing rates without a corresponding increase in the yield on the Company's long-term investments may reduce or eliminate the Company's net income

- The Company's hedging strategies, including the use of U.S. Treasury securities, swaps, options on such instruments and caps and floors, involve risks relating to margin calls and non-performance by counterparties

- The Company will face significant competition in purchasing assets consistent with its investment objectives
                                           (RISK FACTORS CONTINUED ON NEXT PAGE)
                         ------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                                CRIMINAL OFFENSE.

                                            PRICE TO              UNDERWRITING            PROCEEDS TO
                                             PUBLIC               DISCOUNT (1)            COMPANY (2)
Per Share..........................            $                       $                       $
Total (3)..........................            $                       $                       $

                                                        (FOOTNOTES ON NEXT PAGE)

    The shares of Common Stock are offered subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 on or about June
  , 1998.

                         ------------------------------

BEAR, STEARNS & CO. INC.
             LEHMAN BROTHERS
                          CIBC OPPENHEIMER
                                        EVEREN SECURITIES, INC.

                                        , 1998

(CONTINUED FROM COVER)


    Subject to the approval of the Independent Directors, the net proceeds of the Offering and a private placement to occur concurrently with the Offering, together with additional financing to be obtained prior to the Closing Date, will be used to purchase 22 classes of CMBS, one commercial mortgage loan and one mezzanine investment (collectively, the "Initial Investments") for their fair market values from Gramon Fund (BVI), L.P. ("Gramon") and Monroe Investment Corp. ("Monroe"), private funds managed by the Manager. As of March 31, 1998, the aggregate fair market value of the 22 classes of CMBS was $182.9 million, of the commercial mortgage loan was $12.8 million and of the mezzanine investment was $3.8 million. Because the aggregate fair market value of the Initial Investments will exceed the anticipated net proceeds of the Offering and the private placement by $87.1 million, Gramon and Monroe will be receiving all of the net proceeds of the Offering and the private placement.

                           --------------------------
(RISK FACTORS CONTINUED FROM COVER)

- Termination of the Management Agreement, or failure to extend the Management Agreement beyond its initial term, may result in the payment of a substantial termination fee to the Manager, which could adversely affect the Company's financial condition

- The Company will invest in commercial mortgage loans and mezzanine investments, each of which will expose the Company to risk of borrower default, risk of loss from casualty or condemnation, legal risks relating to local law and the risks generally associated with real estate investment

- The Company will engage in hedging strategies that will reduce the Company's overall return and may not insulate the Company from exposure to changing interest and prepayment rates

- The Company's operating, hedging and credit policies and strategies have yet to be established. Each of such policies will be approved by the Board of Directors and may be changed without stockholder consent

- Certain of the Company's investments, primarily subordinate CMBS issued with original issue discount, may result in taxable income in excess of GAAP income, resulting in distributions that represent, in part, a return of capital to stockholders

- Failure to maintain REIT status would subject the Company to corporate tax which would reduce earnings and cash available for distribution to stockholders

- Stockholders may be subject to significant potential dilution from future equity offerings

- The commercial mortgage loans and the mortgage loans underlying the CMBS that the Company may originate or acquire will, for the most part, be non-recourse to the borrower. In the event of a default under any such mortgage loan, the Company's' source of repayment will be limited to the value of the applicable mortgaged property, which may be less than the outstanding principal balance of such mortgage loan

- The Company has no established limits with respect to the geographic concentration of the commercial mortgage loans or the mortgage loans underlying the CMBS that it may originate or acquire, which may increase the Company's exposure to adverse real estate market conditions in a particular region

                         ------------------------------
(FOOTNOTES CONTINUED FROM COVER)

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."

(2) Before deducting expenses payable by the Company, estimated to be $1,000,000.

(3) The Company has granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock to cover over-allotments, on the same terms and conditions as set forth above. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company, before deducting expenses of the Offering, will be
    $    , $    and $     , respectively. See "UNDERWRITING."
                         ------------------------------

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," "INTEND," "CONTINUE" OR "BELIEVE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
PROSPECTUS SUMMARY................     5
The Company.......................     5
Initial Investments...............     6
The Manager.......................     7
10% Ownership of the Manager;
 Option to Purchase Remaining
 Interest in the Manager..........     7
Private Placement.................     7
Clarion Partners..................     7
Agreement Between the Manager and
 CLARION..........................     8
Risk Factors......................     9
Management Agreement..............    11
Investment Strategy...............    12
Conflicts of Interest and Benefits
 to Related Parties...............    12
Tax Status of the Company.........    15
Distribution Policy...............    15
The Offering......................    16
Organization and Relationships....    17

RISK FACTORS......................    18
Conflicts of Interest of the
 Manager May Result in Decisions
 That Do Not Fully Reflect
 Stockholders' Best Interests.....    18
No Operating History; No Prior
 Market for Common Stock..........    20
The Company Has No Established
 Lines of Credit..................    20
The Company Will Be Completely
 Reliant on the Manager Which
 Lacks REIT Management
 Experience.......................    21
Termination of the Management
 Agreement Would Adversely Affect
 the Company's Operations.........    21
No Minimum Time Commitment........    21
The Loss of the Services of Mr.
 Heflin or Mr. Sullivan Would
 Adversely Affect the Company.....    21
Limited Right of Action Against
 the Manager......................    22
Lack of Operating Policies; Board
 of Directors May Change Policies
 Without Stockholder Consent......    22
Subordinated CMBS Are Subject to
 Greater Risk of Loss of Principal
 and Interest.....................    22
Commercial Mortgage Loans Are
 Subject to Loss of Principal.....    23
Investments in Real Property May
 Involve Substantial Risks........    26
Lending on Commercial Properties
 Involves Certain Risk............    27
Initial CMBS Are Subject to Risks
 of Loss..........................    29
The Initial Commercial Mortgage
 Loan Is Subject to the Risks of
 Lending on Hotels................    30
The Initial Mezzanine Investment
 is Subject to Risks of Lending on
 Office Buildings.................    30

                                    PAGE
                                    ----
Interest Rate Fluctuations Will
 Adversely Affect the Value of the
 Company's CMBS and Commercial
 Mortgage Loans...................    31
Significant Competition May
 Adversely Affect the Company's
 Ability to Acquire Assets at
 Favorable Spreads Relative to
 Borrowing Costs..................    32
Hedging Transactions Can Limit
 Gains and Increase Exposure to
 Losses...........................    33
Leverage May Increase Exposure to
 Loss.............................    34
Failure to Maintain REIT Status
 Would Subject the Company to
 Corporate Taxation...............    35
REIT Asset and Income Requirements
 May Limit the Company's
 Investments......................    35
Certain Investment Techniques and
 Activities May Be Subject to
 Corporate Taxation...............    35
REIT Distribution Requirements May
 Limit the Company's Operations...    36
Phantom Income May Result in
 Distribution of Capital..........    37
Taxable Mortgage Pool Risk;
 Increased Taxation to
 Stockholders.....................    37
Failure to Maintain Investment
 Company Act Exemption Would
 Restrict the Company's Operating
 Flexibility......................    37
Restrictions on Ownership of
 Common Stock May Inhibit Market
 Activity.........................    38
Certain Stockholders Will Have the
 Ability to Exert Significant
 Influence over the Business,
 Policies and Affairs of the
 Company..........................    39
Limitation on Liability of
 Directors and Officers...........    40
Common Stock Price May Be
 Adversely Affected by Interest
 Rate Volatility and the
 Performance of Other REITs.......    40
Potential Future Offerings May
 Dilute Stockholders' Interest....    40
Year 2000 Compliance..............    40

USE OF PROCEEDS...................    41

CAPITALIZATION....................    41

INVESTMENT OBJECTIVES AND
 POLICIES.........................    42
Proposed Investments..............    42
Initial Investments...............    46
Investment Management.............    52

THE COMPANY.......................    56
Directors and Executive Officers
 of the Company...................    56
Committees of the Board of
 Directors........................    57
Compensation of Directors.........    58
Officer Compensation..............    58
Stock Incentive Plan..............    58
Grants of Awards..................    62

                                    PAGE
                                    ----
Compensation Committee
 Interlocks.......................    63
Dividend Reinvestment Plan........    63
Employees.........................    63
Facilities........................    63
Legal Proceedings.................    63

THE MANAGER.......................    64
Clarion Partners..................    64
Agreement Between the Manager and
 CLARION..........................    64
Directors and Executive
 Officers.........................    66
Management Agreement..............    66
Portfolio Management..............    68
Management Fees...................    68
Third Party Fees and Expenses.....    68
Limits of Responsibility..........    69

10% OWNERSHIP OF THE MANAGER;
 OPTION TO PURCHASE REMAINING
 INTEREST IN THE MANAGER..........    69

CONFLICTS OF INTEREST AND BENEFITS
 TO RELATED PARTIES...............    71
The Manager, CLARION and the
 Management Agreement.............    71
Material Interests of
 Affiliates.......................    71

DISTRIBUTION POLICY...............    72

MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS........    73
General...........................    73
Initial Investments...............    74
Securitizations...................    74
Leveraging........................    75
Hedging...........................    75
Liquidity and Capital Resources...    75
Inflation.........................    76
Certain Accounting Policies and
 Procedures.......................    76

THE OPERATING PARTNERSHIP.........    76
General...........................    77
General Partner Not to Withdraw...    77
Capital Contribution..............    77
Redemption Rights.................    78
Operations........................    78
Distributions.....................    79
Allocations.......................    79
Term..............................    79
Tax Matters.......................    79

FEDERAL INCOME TAX
 CONSIDERATIONS...................    80
Taxation of the Company...........    80
Requirements for Qualification....    82
Qualified REIT Subsidiaries.......    87
Operating Partnership and
 Disregarded Entities.............    87
                                    PAGE
                                    ----
Noncontrolled Taxable
 Subsidiaries.....................    87
Distribution Requirements.........    88
Recordkeeping Requirements........    89
Failure to Qualify................    89
Sales of the Company's Assets.....    89
Taxation of Taxable U.S.
 Stockholders.....................    90
Taxation of Tax-Exempt
 Stockholders.....................    93
Taxation of Non-U.S.
 Stockholders.....................    94
Federal Estate Taxes..............    96
State and Local Taxes.............    96

ERISA CONSIDERATIONS..............    96
Employee Benefit Plans,
 Tax-Qualified Retirement Plans
 and IRAs.........................    97
Status of the Company Under
 ERISA............................    97

CERTAIN PROVISIONS OF MARYLAND LAW
 AND THE COMPANY'S CHARTER AND
 BYLAWS...........................    98
Certain Anti-takeover
 Provisions.......................    98
Staggered Board of Directors......    99
Number of Directors, Filling
 Vacancies, Removal...............    99
Advance Notice Provisions for
 Stockholder Nominations and
 Stockholder Proposals............    99
Rights to Purchase Securities and
 Other Property...................   100
Indemnification...................   100
Limitation of Liability...........   100
Business Combinations.............   100
Control Share Acquisitions........   101

DESCRIPTION OF CAPITAL STOCK......   101
General...........................   101
Common Stock......................   102
Class B Stock.....................   102
Preferred Stock...................   102
Registration Rights...............   103
Restrictions on Transfer..........   103
Transfer Agent and Registrar......   105

SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND
 MANAGEMENT.......................   105

SHARES ELIGIBLE FOR FUTURE SALE...   106

UNDERWRITING......................   107

PRIVATE PLACEMENT.................   108

LEGAL MATTERS.....................   109

EXPERTS...........................   109

ADDITIONAL INFORMATION............   109

GLOSSARY..........................   110

INDEPENDENT AUDITOR'S REPORT......   F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. ANY DEFINED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS GIVEN IN THE GLOSSARY, WHICH STARTS ON PAGE 109.

                                  THE COMPANY

    Clarion Commercial Holdings, Inc. (the "Company"), a Maryland corporation, was organized in February 1998 as a specialty finance company that will elect to be a real estate investment trust (a "REIT") for U.S. Federal income tax purposes. The Company's objective will be to build a diverse portfolio of commercial real estate investments ("Real Estate Investments") in an attempt to provide a high rate of return to its stockholders, without incurring risk deemed unacceptable by the Company's investment manager, Clarion Capital, LLC (the "Manager"), or compromising the Company's REIT qualification. The Company will focus primarily on the following types of Real Estate Investments:

    - CMBS. The Company intends to originate and acquire various classes (primarily subordinate, including "first loss") of commercial mortgage-backed securities ("CMBS"). CMBS are generally multi-class debt or pass-through securities backed by a commercial mortgage loan or a pool of commercial mortgage loans. Subordinate classes of CMBS offer a higher expected rate of return than more senior classes of CMBS, but are subject to greater risk of loss of principal and non-payment of interest.

    - COMMERCIAL MORTGAGE LOANS; SECURITIZATION. The Company intends to originate, acquire and accumulate commercial mortgage loans for investment and securitization, which will subject the Company to the risks associated with mortgage lending, including borrower default, risk of loss from casualty or condemnation and legal risks relating to local law and the risks generally associated with real estate investment. Upon securitization, the Company will generally sell the more senior classes of the new securities and retain the more subordinate classes. By originating commercial mortgage loans and securitizing such loans itself, the Company expects to achieve higher returns than from purchasing subordinate classes of CMBS from third parties.

    - MEZZANINE INVESTMENTS. The Company intends to invest in preferred or PARI PASSU equity, leveraged joint venture equity and subordinate and participating mortgage loans (collectively, "Mezzanine Investments"). These investments will provide the Company with interest at a higher rate than generally paid on the senior mortgage on the same property plus, in most cases, a percentage of gross revenues or, to the extent consistent with REIT qualification, net operating income from the underlying property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing. Mezzanine Investments may be riskier than first lien mortgage loans since they are subordinate to such loans and, therefore, in the event of borrower default, may not be repaid from the proceeds of the sale of the mortgaged property.

    The Company may also make other investments in commercial real estate assets, including real property investments and investments in companies that have substantial holdings of real estate related assets. See "INVESTMENT OBJECTIVES AND POLICIES--Proposed Investments." The commercial mortgage loans and Mezzanine Investments in which the Company will be investing will be identified primarily by affiliates of the Manager. See "--Agreement Between the Manager and CLARION."

    The Board of Directors of the Company is comprised of five members, three of whom have had no prior affiliation with the Company (the "Independent Directors"). The Company's principal executive offices are located at 335 Madison Avenue, New York, New York 10017, and its telephone number is (212) 883-2500.

                              INITIAL INVESTMENTS

    Subject to the approval of the Independent Directors, all of the net proceeds of the Offering and a private placement to occur concurrently with the Offering (the "Private Placement"), together with additional financing to be obtained prior to the Closing Date, will be used to purchase 22 classes of CMBS (the "Initial CMBS"), one commercial mortgage loan and one Mezzanine Investment (collectively, the "Initial Investments") for their fair market values from Gramon Fund (BVI), L.P. ("Gramon") and Monroe Investment Corp. ("Monroe"), private funds managed by the Manager (each, an "Affiliated Fund"). As of March 31, 1998, the aggregate fair market value of the Initial CMBS was $182.9 million, of the commercial mortgage loan was $12.8 million and of the Mezzanine Investment was $3.8 million. Because the aggregate fair market value of the Initial Investments exceeds the anticipated net proceeds of the Offering and the Private Placement, Gramon and Monroe will be receiving all of the net proceeds of the Offering and the Private Placement. Such amounts will be adjusted to reflect any change in fair market value between March 31, 1998 and the date of the closing of the Offering (the "Closing Date").


    Because the Company had expected greater proceeds from the Offering than those currently anticipated, in order to purchase all of the Initial Investments, the Company will be required to obtain approximately $87.1 million of debt financing on or before the Closing Date. In connection with such financing, the Company intends to enter into reverse repurchase agreements pursuant to which the Company will collaterally pledge the Initial CMBS. Such agreements will provide floating rate, short-term financing to the Company. See "INVESTMENT OBJECTIVES AND POLICIES--Investment Management-- Hedging and Leveraging." In the event the Company is unable to obtain the financing required to purchase the full amount of the Initial Investments, the Initial Investments will be reduced on a pro rata basis, based on the aggregate net proceeds of the Offering and the Private Placement and the amount of debt financing actually obtained by the Company on or prior to the Closing Date. Such leverage may reduce or eliminate net income from the Initial Investments. If the interest income from the Initial Investments fails to cover the cost of such financing, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity. Because the Company has no operating history or established sources of financing, there can be no assurance that the Company will be able to obtain such financing and apply such leverage.


    The fair market value of the Initial CMBS has been (for the March 31, 1998 valuation) and will be (for the Closing Date adjustment, if any) based on the "mid-market price" of the Initial CMBS. The mid-market price is the average of
(i) the price at which a market purchaser would be willing to buy each class of Initial CMBS (the "bid") and (ii) the price at which a market seller would be willing to sell such class (the "offer"). To calculate the mid-market price, a bid for each class of Initial CMBS is solicited from an investment bank unaffiliated with the Manager or the Underwriters. Three investment banks unaffiliated with the Manager or the Underwriters are then requested to identify the existing market bid/offer spread for securities with the same credit rating as the relevant class of Initial CMBS. The mid-market price is established by adjusting such bid by one-half of the average of the applicable three bid/offer spreads. For 19 of the 22 classes of Initial CMBS, the bid was obtained from one of the underwriters for the initial placement of the applicable class of CMBS.

    The mechanism for calculating the mid-market price described above is utilized to avoid an additional conflict of interest. The pricing mechanism avoids using an offer to calculate the mid-point between the bid and the offer for each class of Initial CMBS since the offer would be quoted by an interested party, an Affiliated Fund, as seller of the Initial CMBS. Thus, the Manager, as investment adviser of the Affiliated Funds, would be setting the offer for the Initial CMBS, creating a conflict of interest with the Company. The use of the bid/offer spread allows the market to determine the average between the bid and the offer without influence from the Manager. The Manager has determined that the mid-market price is an appropriate mechanism for determining the fair market value of the Initial CMBS.

    The fair market value of the commercial mortgage loan included in the Initial Investments will be equal to the bid for such investment solicited from an investment bank unaffiliated with the Manager or the Underwriters.

    The fair market value of the Mezzanine Investment included in the Initial Investments will equal the sum of the unpaid principal balance of such Mezzanine Investment as of the Closing Date plus any accrued interest thereon and associated acquisition costs. See "INVESTMENT OBJECTIVES AND POLICIES--Initial Investments."

    Although approximately 91.7% of the Initial Investments will be comprised of subordinate classes of CMBS, the Company anticipates that this percentage, upon the origination and acquisition of additional first lien commercial mortgage loans and additional Mezzanine Investments, will be reduced to below 50% of the Company's investment portfolio; however, the Company has no policy limiting any particular type of Real Estate Investment to a specific percentage of its asset portfolio. Rather, the Company's business decisions and investment strategies and the composition of its asset portfolio will vary depending on the Manager's view of changing market conditions and opportunities. See "INVESTMENT OBJECTIVES AND POLICIES--Initial Investments."

    Approximately 91.3% of the Initial CMBS have not been registered under the Securities Act or other applicable securities laws, which may limit the ability of the Company to sell the Initial Investments in response to changing economic or other conditions.

                                  THE MANAGER

    The day-to-day operations of the Company will be managed by the Manager, which is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser. The Manager was formed in December 1997 and is a subsidiary of Clarion Partners, LLC (formerly known as Jones Lang Wootton Realty Advisors) ("Clarion Partners"). Neither the Company's nor the Manager's directors or officers has prior experience in managing or operating a REIT.

    The President and CEO of the Manager is Daniel Heflin who has over ten years of fixed income, securitization and real estate investment experience. Mr. Heflin has supervised the acquisition and/or structuring of more than $2 billion of mortgages, debt securities and Mezzanine Investments and has participated in the securitization of more than $20 billion of assets.

    Frank L. Sullivan, Jr. is one of the founders of Clarion Partners and is Chairman of the Board of Directors of the Manager. Mr. Sullivan has over 25 years of real estate investment experience and has supervised the acquisition and/or structuring of more than $7 billion in mortgages, Mezzanine Investments and direct equity. He is also a Professor of Finance at the New York University Graduate School of Business. Mr. Sullivan has agreed to serve as Clarion Partners' investment officer for the Company and, while serving in such capacity, not to provide his services to any other entity with investment objectives similar to those of the Company.

   10% OWNERSHIP OF THE MANAGER; OPTION TO PURCHASE REMAINING INTEREST IN THE
                                    MANAGER

    Upon consummation of the Offering, the Company will issue 175,000 shares of Class B common stock, $.001 par value, of the Company (the "Class B Stock") in exchange for a 10% interest in the Manager and an option to purchase the remaining 90% interest in (or all of the assets of) the Manager for 90% of fair market value. The option may be exercised between January 2, 2000 (the "Option Exercise Date") and March 31, 2001 only with the approval of the Independent Directors.

    After the Option Exercise Date, and in certain circumstances prior to such time, shares of Class B Stock will become convertible into shares of Common Stock on a one-for-one basis. Until such time as shares of Class B Stock become convertible into shares of Common Stock, distributions with respect to the Class B Stock will be subordinate to distributions with respect to the Common Stock. See "--Distribution Policy;" "10% OWNERSHIP OF THE MANAGER; OPTION TO PURCHASE REMAINING INTEREST IN THE MANAGER" and "DESCRIPTION OF CAPITAL STOCK--Class B Stock."

                               PRIVATE PLACEMENT

    Monroe has committed to purchase 750,000 shares, and Mr. Heflin and Clarion Partners (including Mr. Sullivan) have committed to purchase 250,000 shares, of Common Stock in the Private Placement at the initial public offering price.

                                CLARION PARTNERS

    Clarion Partners was organized in 1982 as a fiduciary for institutional real estate investors, specializing in sourcing, underwriting and managing Real Estate Investments, and is registered with the SEC as an investment adviser. Headquartered in New York, Clarion Partners and its affiliates (collectively, "CLARION") have offices in 20 cities and have over 350 employees, including 19 principals who average over 20 years of real estate investment experience.

    CLARION is one of the country's largest institutional real estate investment advisers, managing over $6 billion in Real Estate Investments, including over $4.5 billion in real property, $1.5 billion in REIT stocks and $600 million in debt securities, commercial mortgage loans and Mezzanine Investments. Since inception, CLARION has completed acquisitions and dispositions of over $10 billion in Real Estate Investments, acquired, and negotiated the resolution of, over $2 billion in non-performing and sub-performing real estate investments and structured over $2.5 billion in Mezzanine Investments.

    Clarion Partners has been approved as a special servicer by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch IBCA"). As an approved special servicer, Clarion Partners should be able to assist the Company in attempting to control credit losses by managing the "work-out" of sub-performing loans underlying CMBS in which the Company invests.

                   AGREEMENT BETWEEN THE MANAGER AND CLARION

    Under the terms of an agreement between the Manager and CLARION, CLARION will provide mortgage origination and servicing and acquisition, asset and property management services to the Manager. Compensation for these services, which will be reimbursable by the Company, is set forth in the table below.

ASSET                                                               FEE SCHEDULE
---------------------------------  -------------------------------------------------------------------------------
Commercial Mortgages               - Origination fee of 0.50% of loan amount
                                   - Servicing fee of 0.08% per annum of unpaid principal amount
                                   - Special servicing fee of 0.30% per annum of unpaid principal amount
Fixed Rate Second Mortgages        - Origination fee of 1.0% of loan amount (minimum fee of $50,000 per loan)
                                   - Servicing/special servicing fee of 0.35% per annum (minimum fee of $25,000 per annum) and liquidation fee of 1.0% of investment
Mezzanine Investments              - Acquisition fee of 3.0% on the first $5 million of an investment, 2.0% on the second $5 million and 1.0% thereafter (minimum fee of $100,000 per investment)
                                   - Servicing/special servicing fee of 1.0% per annum on the first $5 million of an investment, 0.75% per annum on the second $5 million and 0.50% per annum thereafter (minimum fee of $50,000 per annum) and liquidation fee of 1.0% of investment

    In the event that the Company invests in real property, the Manager may elect to have CLARION provide services according to the following fees: acquisition services (at 0.50% of investment with a minimum fee of $150,000), asset management services (at 0.50% per annum of investment with a minimum fee of $100,000 per annum), property management and leasing supervision services (at 4.0% per annum of the property's annual gross revenues) and liquidation services (at 1.0% of investment).

    As an example of the fees that the Manager might pay CLARION, for the servicing of a portfolio of $400 million in Real Estate Investments that includes investments in CMBS totalling $200 million; four Mezzanine Investments, each in the amount of $25 million; and ten first lien commercial mortgage loans, each in an original principal amount of $10 million, the Manager would pay CLARION $730,000 per annum.

    During the term of such agreement, CLARION has agreed not to provide any of the services covered by such agreement to any other public REIT with investment objectives similar to those of the Company.

    The Manager has been granted a right of first refusal to acquire all investment opportunities in commercial debt investments identified by CLARION after the Closing Date until the earlier of (i) such time as the Company owns assets having a market value in excess of 2.5 times the net proceeds of the Offering and the Private Placement, anticipated to be approximately $280.9
million (the "Purchasing Priority Amount"), and (ii) June   , 2001, the
expiration date of the initial term of the Management Agreement. Thereafter, CLARION has agreed to allocate such investments to the Manager and CLARION's other clients on a fair and equitable basis. The Manager has agreed with the Company that this right of first refusal will inure solely to the benefit of the Company and not to any Affiliated Fund until the Company owns assets in excess of the Purchasing Priority Amount. Thereafter, the Manager has agreed to allocate such investments among the Affiliated Funds and the Company on a fair and equitable basis.

    Consistent with their respective duties under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), CLARION and the Manager each will implement a policy designed to promote fair and equitable allocations of investment opportunities among their clients. In particular, this policy will address situations when orders or interest in the same investment opportunity for multiple client accounts are combined for execution. Subject to the right of first refusal described in the preceding paragraph, such clients will be treated in a non-preferential manner such that allocations will not be based upon account performance or fee structure.

                                  RISK FACTORS


    An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under the full "RISK FACTORS" section appearing later in this Prospectus. These risks include, among others:



    - Because the Company had expected greater proceeds from the Offering than those currently anticipated, the Company will require approximately $87.1 million of debt financing to purchase all of the Initial Investments. Because the Company has no operating history or established sources of financing, there can be no assurance that the Company will be able to obtain such financing



    - In the event the Company is unable to obtain debt financing for the Initial Investments, the amount of such investments will be reduced on a pro rata basis



    - The Company's assets (including the Initial Investments) will be leveraged, which may compound losses or result in operating or capital losses, and there will be no limitation on the leverage the Company may apply to its assets


    - The Company was organized in February 1998, has no operating history or established sources of financing and its directors and officers, and those of the Manager, have no prior experience in managing or operating a REIT

    - The Manager has been recently formed and will rely upon CLARION for mortgage origination and servicing and acquisition, asset and property management services, which may present conflicts of interest, including in the allocation of investment opportunities among the Manager and Clarion Partners' other clients and in the compensation paid to CLARION

    - The Company, the Manager and Clarion Partners have common directors and officers, which may present conflicts of interest among such parties in the acquisition, disposition and allocation of assets

    - The Company has contracted to purchase the Initial Investments from Affiliated Funds and may acquire additional investments from, or co-invest with, Affiliated Funds, which presents a conflict of interest for the Manager, who may receive incentive fees from such Affiliated Funds as a result of such acquisitions or co-investments


    - The Company has no separate employees or facilities and is completely reliant on the Manager, which has significant operating discretion, including as to the implementation of the Company's operating policies and strategies


    - The Management Agreement does not require the Manager to devote a fixed minimum amount of time to the management of the Company's affairs, and the Manager will receive an incentive fee from the Company that may encourage speculative investment

    - The Company may co-invest in additional assets from time to time, which co-investments may be with the Affiliated Funds or with entities not affiliated with CLARION. Such investments may involve risks not present in investments made solely by the Company, such as risks that the co-investors will become bankrupt or have economic or business interests or goals inconsistent with those of the Company, or that such co-investors will take action contrary to the Company's investment objectives or policies, including the Company's policies with respect to maintaining its REIT qualification

    - In evaluating proposed transactions with the Affiliated Funds, the Independent Directors may rely primarily on information (including independent appraisals, investment bank bids and consultant's due diligence) provided by the Manager, who may have economic interests inconsistent with the Company's

    - The Company intends to invest in assets, such as the Initial Investments, that are risky and suitable only for sophisticated investors

    - The Company intends to own subordinate CMBS (including approximately 91.7% of the Initial Investments), which will be subject to risk of loss of principal and nonpayment of interest, and there is no limit on the amount of such CMBS that the Company may acquire

    - The Company will invest in commercial mortgage loans and Mezzanine Investments, each of which will expose the Company to the risk of borrower default, risk of loss from casualty or condemnation, legal risks relating to local law and the risks generally associated with real estate investment

    - Increases in the Company's short-term borrowing rates without a corresponding increase in the yield on the Company's long-term investments may reduce or eliminate the Company's net income

    - The Company will engage in hedging strategies that will reduce the overall return on the Company's investments and may not be successful in insulating the Company from exposure to changing interest and prepayment rates

    - The Company's hedging strategies, including the use of U.S. Treasury securities, swaps, options on such instruments and caps and floors, involve risks relating to performance by counterparties or that the Company may not be able to cover any required margin calls, and typically involve transaction costs

    - The Company will face significant competition in purchasing assets consistent with its investment objectives

    - Termination of the Management Agreement, or failure to extend the Management Agreement beyond its initial term, may result in the payment of a substantial termination fee to the Manager, which could adversely affect the Company's financial condition

    - The Company's operating, hedging and credit policies and strategies have yet to be established. Each of such policies and strategies will be approved by the Board of Directors and may be changed without stockholder consent

    - Certain of the Company's investments, primarily subordinate CMBS issued with original issue discount, may result in taxable income in excess of GAAP (as defined below) income, resulting in distributions that represent, in part, a return of capital to stockholders

    - The income derived from certain hedging or other investment techniques (E.G., swaps, floors and caps) employed by the Company may be subject to corporate taxation

    - Failure to maintain REIT status would subject the Company to corporate tax which would reduce earnings and cash available for distribution to stockholders

    - Stockholders may be subject to significant potential dilution from future equity offerings

    - The commercial mortgage loans and the mortgage loans underlying the CMBS that the Company may originate or acquire will, for the most part, be non-recourse to the borrower. In the event of a default under any such mortgage loan, the Company's source of repayment will be limited to the value of the applicable mortgaged property which may be less than the outstanding principal balance of such mortgage loan

    - The Company has no established limits with respect to the geographic concentration of the commercial mortgage loans, or the mortgage loans underlying the CMBS, that it may originate or acquire, which may increase the Company's exposure to adverse real estate market conditions in a particular region

                              MANAGEMENT AGREEMENT

    At or prior to consummation of the Offering, the Company will enter into the Management Agreement with the Manager pursuant to which the Manager, subject to supervision by the Company's Board of Directors, will, among other things:

    - formulate operating strategies for the Company;

    - arrange for asset acquisition, property management, servicing and asset management services for the Company;

    - arrange for various types of financing and hedging for the Company;

    - monitor the performance of the Company's investment portfolio; and

    - provide certain administrative and managerial services.

    The Management Agreement does not specify a fixed minimum amount of time that the Manager must devote to the management of the Company's affairs; however, during the term of the Management Agreement, the Manager has agreed not to provide any of the foregoing services to any other public REIT with investment objectives similar to those of the Company.

    For performing these services, the Manager will receive an annual base management fee, payable monthly, and an annual incentive fee, payable quarterly, in the amounts set forth in the following table. The incentive fee for the first four quarters of the Company's operating history shall be paid at the end of the fourth such quarter.

                   MANAGEMENT FEE                                              INCENTIVE FEE
--------------------------------------------------------  --------------------------------------------------------
1% of the average stockholders' equity in the Company,    The product of (A) 25% of the dollar amount by which (1)
excluding any mark-to-market adjustments to the           Adjusted Net Income of the Company per share of common
Company's assets. Stockholders' equity will be            stock (based on the weighted average number of shares
determined in accordance with generally accepted          outstanding) exceeds (2) an amount equal to (a) the
accounting principles ("GAAP"). For example, based on     weighted average of the price per share of the common
the anticipated net proceeds of the Offering and the      stock at the initial offering and the prices per share
Private Placement, the Manager would receive an annual    at any secondary offerings of common stock by the
base management fee of approximately $1 million.          Company multiplied by (b) the Ten-Year U.S. Treasury
                                                          Rate plus 2.5% per annum multiplied by (B) the weighted
                                                          average number of shares of common stock outstanding,
                                                          calculated as a quarterly average over the prior four
                                                          quarters. "Adjusted Net Income" means the taxable income
                                                          of the Company within the meaning of the Internal
                                                          Revenue Code of 1986, as amended (the "Code"), less any
                                                          unrealized capital depreciation with respect to any
                                                          assets of the Company for which market quotations are
                                                          readily available but before any incentive fees and
                                                          before deduction of dividends paid.

    The Manager is expected to use its base management fee and incentive fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them are officers of the Company, will receive no cash compensation directly from the Company.

    In addition, because the Manager's employees will perform certain due diligence tasks that outside consultants otherwise would perform, the Manager will be reimbursed (or charge the Company directly) for its reasonable and customary out-of-pocket costs in performing such due diligence on assets purchased or considered for purchase by the Company.

    There will be no cap applicable to the Manager's annual base management fee or incentive fee or to the Manager's out-of-pocket costs. The Manager will not charge the Company for its corporate overhead or employees' salaries.

    The Management Agreement will have an initial term of three years from the Closing Date. Thereafter, successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager. Unless mutually agreed upon by the Company and the Manager, the base management fee and the incentive fee will be calculated during any such extension in the same manner as they are calculated during the initial term. The Company or the holders of a majority of the outstanding shares of Common Stock may terminate, or decline to extend the term of, the Management Agreement without cause at any time upon 60 days' prior written notice to the Manager; provided, that, upon any such termination without cause or failure to extend, the Manager shall be entitled to receive from the Company a termination fee in an amount equal to the fair market value of the Management Agreement (without giving effect to any termination and assuming it is extended in accordance with its terms) plus any amounts payable by the Manager to third parties, including CLARION, as a result of the termination of such parties' services to the Company. See "THE MANAGER--Management Agreement."

                              INVESTMENT STRATEGY

    The Company's income will result primarily from the spread between the earnings generated by the Company's assets, investment income thereon and related income over the cost of financing and hedging these assets. The Company will also realize capital gains or losses upon the disposition of its assets. The Company will leverage its investments in such assets primarily through securitizations, bank borrowings and other types of financings. The degree to which the Company's assets may be leveraged is not limited. The Company may also engage in a variety of interest rate risk management techniques to manage the interest rate sensitivity of its assets using hedging instruments such as U.S. Treasury securities, swaps, options on such instruments and caps and floors. Any such transaction is subject to risks and may limit the potential earnings from the Company's investments. Furthermore, such interest rate risk management techniques may not produce the intended result. See "INVESTMENT OBJECTIVES AND POLICIES-- Investment Management."

             CONFLICTS OF INTEREST AND BENEFITS TO RELATED PARTIES

    The Company is subject to conflicts of interest involving the Manager because, among other reasons, (i) the Manager will advise the Affiliated Funds and many investments appropriate for the Company may also be appropriate for one or more Affiliated Funds, (ii) all of the officers of the Company, and two of its directors, will also be officers, employees and/or directors of the Manager or one or more of its affiliates and (iii) the incentive fee may create an incentive for the Manager to recommend investments with higher yield potential, which investments generally are riskier or more speculative than would be the case if such fee did not include a performance-based component. Nevertheless, the Manager intends to conduct its operations in a manner that will attempt to minimize the negative effect of any conflicts of interest. Moreover, a majority of the Company's Board of Directors must be Independent Directors, individuals unaffiliated with the Company, the Manager or CLARION (either by ownership or through business), who will be responsible for approving certain activities to be taken by the Company and/or the Manager. See "RISK FACTORS--Conflicts of Interest of the Manager May Result in Decisions That Do Not Fully Reflect Stockholders' Best Interests."

    The Management Agreement does not limit or restrict the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person; however, during the term of the Management Agreement, the Manager has agreed not to provide advisory services to any other public REIT with investment objectives similar to those of the Company. The ability of the Manager and its officers and employees to engage in other business activities could reduce the time and effort the Manager spends managing the Company.

    In addition, situations may arise in which the investment activities of the Affiliated Funds may disadvantage the Company, such as competition for the available supply of Real Estate Investments. The Manager, however, will not permit the Affiliated Funds to sell securities or other assets to, or purchase securities or other assets from, the Company unless such sale or purchase is made at the fair market value of such security or asset and is approved by the Board of Directors. Furthermore, the incentive fee payable to the Manager by the Affiliated Funds or other clients may be higher than the fee paid by the Company, which may increase the potential conflict of interest.

    The Manager may also receive incentive fees from Affiliated Funds in the event that the fair market value of any asset sold by such Affiliated Fund to the Company is greater than the last mark-to-market valuation of such asset made by the Manager. Such incentive fee will be payable in connection with the sale of the Initial Investments to the Company.

    The Manager and certain of its affiliates will have a material interest in connection with the Offering. The following table summarizes the nature of their respective interests and any conflict of interest caused thereby:

                                                                                PROSPECTUS SECTION PROVIDING
ENTITY                       NATURE OF INTEREST AND CONFLICT, IF ANY            MORE DETAILED INFORMATION
------------------  ----------------------------------------------------------  ---------------------------------
The Manager         The Manager will manage the Company's Real Estate           "THE MANAGER-- Management
                    Investments for a base management fee and an incentive      Agreement"
                    fee. Such incentive fee may encourage speculative
                    investment decisions by the Manager.

The Manager         The owners of the Manager have received from the Company    "10% OWNERSHIP OF THE MANAGER;
                    175,000 shares of Class B Stock in exchange for a 10%       OPTION TO PURCHASE REMAINING
                    interest in the Manager and an option to purchase the       INTEREST IN THE MANAGER;"
                    remaining 90% interest in the Manager for 90% of fair       "DISTRIBUTION POLICY" and
                    market value. The option may be exercised between January   "DESCRIPTION OF CAPITAL
                    2, 2000 and March 31, 2001 only with the approval of the    STOCK--Class B Stock"
                    Independent Directors.

CLARION             CLARION will provide the Manager with mortgage origination  "THE MANAGER-- Agreement Between
                    and servicing, acquisition, asset and property management   the Manager and CLARION"
                    services. CLARION will receive compensation for providing
                    such services.

                                                                                PROSPECTUS SECTION PROVIDING
ENTITY                       NATURE OF INTEREST AND CONFLICT, IF ANY            MORE DETAILED INFORMATION
------------------  ----------------------------------------------------------  ---------------------------------
CLARION             The Manager has also been granted a right of first refusal  "THE MANAGER-- Agreement Between to acquire all investment opportunities in commercial debt  the Manager and CLARION"
                    investments identified by CLARION until the earlier of (i)
                    such time as the Company owns assets having a market value in excess of the Purchasing Priority Amount (anticipated
                    to be approximately $280.9 million) or (ii) June   , 2001,
                    the expiration date of the initial term of the Management
                    Agreement. Thereafter, CLARION has agreed to allocate such investments to the Manager and CLARION's other clients on
                    a fair and equitable basis. The Manager has agreed with
                    the Company that these benefits will inure solely to the
                    benefit of the Company and not to any Affiliated Fund
                    until the Company owns assets having a market value in
                    excess of the Purchasing Priority Amount.

Affiliated Funds    Subject to the approval of the Independent Directors,       "INVESTMENT OBJECTIVES AND
                    Affiliated Funds may sell to, or purchase from, the         POLICIES--Initial Investments"
                    Company Real Estate Investments. The Manager may receive    and "CONFLICTS OF INTEREST AND
                    incentive fees from the Affiliated Funds in connection      BENEFITS TO RELATED PARTIES"
                    with such transactions and will receive incentive fees
                    from Affiliated Funds in connection with the sale of the
                    Initial Investments to the Company.

Directors,          The Company will grant options to purchase an aggregate of  "THE COMPANY--Stock Incentive
Officers and        420,000 shares (483,000 shares if the Underwriters'         Plan"
Employees of the    over-allotment option is exercised in full) of Common
Company, the        Stock to such individuals.
Manager and
CLARION

Mr. Heflin,         Such parties have committed to purchase, in the aggregate,  "RISK FACTORS--Certain
Clarion Partners    1,000,000 shares of Common Stock at the initial public      Stockholders Will Have the
(which includes     offering price in a private placement to occur              Ability to Exert Significant
Mr. Sullivan) and   concurrently with the consummation of the Offering. As a    Influence Over the Business
an Affiliated Fund  result of such purchase, the Affiliated Fund and Clarion    Policies and Affairs of the
                    Partners may exercise significant influence over the        Company" and "PRIVATE PLACEMENT"
                    business and affairs of the Company.

                           TAX STATUS OF THE COMPANY

    The Company intends to qualify and will elect to be taxed as a REIT under Sections 856 through 860 of the Code (the "REIT Provisions of the Code"). If the Company qualifies for taxation as a REIT, the Company will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. Failure to qualify as a REIT would render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the Company's stockholders would not be deductible by the Company. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state, local and foreign taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Charter imposes restrictions on the transfer and ownership of the Common Stock. See "RISK FACTORS--Failure to Maintain REIT Status Would Subject the Company to Corporate Taxation" and "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

                              DISTRIBUTION POLICY

    The Company intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. The Company intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made after the first full calendar quarter following the Closing Date.

    In exchange for a 10% interest in the Manager and an option to purchase the remaining 90% interest in the Manager (or all of its assets), the Company has issued 175,000 shares of Class B Stock to the owners of the Manager. The Class B Stock will not be entitled to receive distributions during any quarter unless the holders of Common Stock have received a per share distribution during such quarter of no less than 8% (on an annualized basis) of the initial public offering price of the Common Stock (adjusted on account of any stock splits, stock dividends or reclassifications) during such quarter (the "Yield Threshold"). Such restriction, however, applies only until the earlier to occur of (such earlier date, the "Class B Subordination Termination Date"): (i) the Option Exercise Date or (ii) the date on which the Company makes its fourth consecutive quarterly distribution with respect to the Common Stock in an amount that equals or exceeds the Yield Threshold.

    Before the Class B Subordination Termination Date, any amounts available for distribution will be distributed quarterly (i) first, to the holders of the Common Stock, until such holders have received the Yield Threshold with respect to their shares of Common Stock, (ii) second, to the holders of the Class B Stock, until such holders have received the Yield Threshold with respect to their shares of Class B Stock plus the cumulative amount, if any, by which distributions with respect to the Class B Stock were less than the Yield Threshold in the prior three quarters and (iii) third, to the holders of the Common Stock and the holders of the Class B Stock, PRO RATA in accordance with their respective share ownership. From and after the Class B Subordination Termination Date, quarterly distributions will be made PRO RATA to the holders of the Common Stock and the holders of the Class B Stock, in accordance with their respective share ownership. See "DESCRIPTION OF CAPITAL STOCK--Class B Stock."

                                  THE OFFERING


Common Stock Offered Hereby(1)...............  5,000,000 shares

Common Stock to be Outstanding after the
  Offering:

  Class A Common Stock(1)(2).................  6,000,750 shares

  Class B Common Stock.......................  175,000 shares
                                               --------------

  Total......................................  6,175,750 shares
                                               --------------
                                               --------------

Use of Proceeds..............................  The Company intends to use the net proceeds of the Offering and Private Placement,
                                               together with additional financing to be
                                               obtained prior to the Closing Date, to
                                               purchase the Initial Investments. If the
                                               Company is unable to obtain the financing
                                               required to purchase the full amount of the
                                               Initial Investments, the Initial Investments
                                               will be reduced on a pro rata basis, based on
                                               the aggregate net proceeds of the Offering
                                               and the Private Placement and the amount of
                                               debt financing actually obtained by the
                                               Company on or prior to the Closing Date. See
                                               "USE OF PROCEEDS."

NYSE Symbol..................................  CLR


------------------------

(1) Assumes that the Underwriters' option to purchase up to an additional 750,000 shares to cover over-allotments is not exercised.

(2) Includes 1,000,000 shares subscribed for in the Private Placement, but does not include 709,090 shares (815,454 shares if the Underwriters' over-allotment option is exercised in full) authorized for issuance under the Company's Stock Incentive Plan. In connection with the Offering, the Company will grant options to acquire 420,000 shares (483,000 shares if the Underwriters' over-allotment option is exercised in full) of the Common Stock at the initial public offering price to directors, officers, employees and consultants of the Company and/or the Manager and its affiliates. See "THE COMPANY--Stock Incentive Plan."

                         ORGANIZATION AND RELATIONSHIPS

    The relationships among the Company, its subsidiaries, the Manager and CLARION are depicted in the chart below.

      ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP AMONG THE COMPANY, ITS
                    SUBSIDIARIES, THE MANAGER, AND CLARION.
------------------------
(1) The Company will issue 175,000 shares of Class B Stock to the owners of the Manager in exchange for a 10% interest in the Manager and the option to purchase the remaining 90% interest in the Manager for 90% of fair market value. The option may be exercised between January 2, 2000 and March 31, 2001 only with the approval of the Independent Directors. See "10% OWNERSHIP OF THE MANAGER; OPTION TO PURCHASE REMAINING INTEREST IN THE MANAGER."

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK INVOLVES VARIOUS RISKS. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF COMMON STOCK.

CONFLICTS OF INTEREST OF THE MANAGER MAY RESULT IN DECISIONS THAT DO NOT FULLY
  REFLECT STOCKHOLDERS' BEST INTERESTS

    THE COMPANY AND THE MANAGER WILL HAVE COMMON DIRECTORS AND OFFICERS. The Company is subject to conflicts of interest involving the Manager. All of the officers and employees of the Company, and two of its directors, are directors, officers and/or employees of the Manager or an affiliate thereof. A majority of the Company's directors, however, will be Independent Directors. The Manager is expected to use its base management fee and incentive fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them are officers of the Company, will receive no cash compensation directly from the Company.

    THE MANAGER AND CLARION PARTNERS HAVE COMMON DIRECTORS WHICH PRESENTS CONFLICTS OF INTEREST. Clarion Partners is the parent of the Manager and both share common directors, which may present conflicts of interest, including in the allocation of investment opportunities among the Manager and Clarion Partners' other clients and in the Manager's contracting with Clarion Partners and its affiliates to provide mortgage origination and servicing and acquisition, asset and property management services.

    REAL ESTATE INVESTMENTS APPROPRIATE FOR THE COMPANY WILL ALSO BE APPROPRIATE FOR THE AFFILIATED FUNDS. Situations may arise in which the investment activities of the Affiliated Funds may disadvantage the Company, such as competition for the available supply of Real Estate Investments. Such circumstances may result in decisions and allocations of investments by the Manager that are not in the best interests of the Company because, among other things, the incentive fee payable to the Manager by the Affiliated Funds or other clients may be higher than the incentive fee paid by the Company. The Manager, however, has agreed to make available to the Company, until such time as the Company owns assets having a market value in excess of the Purchasing Priority Amount (anticipated to be approximately $280.9 million), the benefit of its right of first refusal from CLARION with respect to all investment opportunities in commercial debt investments identified by CLARION. See "THE MANAGER--Agreement Between the Manager and CLARION." Thereafter, the Manager has agreed to allocate such investments among the Affiliated Funds and the Company on a fair and equitable basis.


    THE INITIAL INVESTMENTS WILL BE LEVERAGED. Because the Company had expected greater proceeds from the Offering than those currently anticipated, in order to purchase all of the Initial Investments, the Company will be required to obtain approximately $87.1 million of debt financing on or before the Closing Date. In connection with such financing, the Company intends to enter into reverse repurchase agreements pursuant to which the Company will collaterally pledge the Initial CMBS. These agreements will provide short-term, floating rate financing to the Company. See "INVESTMENT OBJECTIVES AND POLICIES-- Investment Management--Hedging and Leveraging." In the event the Company is unable to obtain the financing required to purchase the full amount of the Initial Investments, the Initial Investments will be reduced on a pro rata basis, based on the aggregate net proceeds of the Offering and the Private Placement and the amount of debt financing actually obtained by the Company on or prior to the Closing Date. Such leverage may reduce or eliminate net income from the Initial Investments. If the interest income from the Initial Investments fails to cover the cost of such financing, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity. See "--Leverage May Increase Exposure to Loss." Because the Company has no operating history or established sources of financing, there can be no assurance that the Company will be able to obtain such financing and apply such leverage. See "--No Operating History; No Prior Market for Common Stock" and "--The Company Has No Established Lines of Credit."


    THE INITIAL INVESTMENTS WILL BE PURCHASED FROM AFFILIATED FUNDS. As a result of the relationship among Clarion Partners, the Manager and the Company, there are conflicts of interest among such parties relating to the acquisition and disposition of assets. The Company, through the Operating Partnership, has contracted (subject to the approval of the Independent Directors) with Affiliated Funds to purchase, on the Closing Date with the net proceeds of the Offering and the Private Placement, the Initial Investments. Although the Company will be purchasing the Initial Investments at fair market value, determined as of the Closing Date, there can be no assurance that the methodology employed to determine such fair market value, which was established by the Manager, will represent the price at which the Company may sell the Initial Investments after the Closing Date.


    In connection with the sale of the Initial Investments to the Company, because the fair market value of the Initial Investments will exceed the anticipated net proceeds of the Offering and the Private Placement by $87.1 million, Gramon and Monroe will receive all of the net proceeds of the Offering and the Private Placement. See "INVESTMENT OBJECTIVES AND POLICIES--Initial Investments."


    In connection with the sale of the Initial Investments to the Company, assuming the March 31, 1998 valuation of the Initial Investments, the Manager would have received incentive fees in the amounts of approximately $240,636 and $11,480 from Gramon and Monroe, respectively. Such amounts will be adjusted for any change in the fair market value of the Initial Investments between such date and the Closing Date.

    REAL ESTATE INVESTMENTS MAY BE PURCHASED FROM AFFILIATED FUNDS CAUSING A CONFLICT OF INTEREST WITH THE MANAGER. The Company may, from time to time, purchase Real Estate Investments from, and sell Real Estate Investments to, the Affiliated Funds. Although transactions between the Company and the Affiliated Funds will be subject to review by the Independent Directors, it is anticipated that the Independent Directors will rely primarily on information provided by the Manager in such review. The Independent Directors will guided by credit policies approved by them when evaluating proposed investments with the Affiliated Funds; however, it is anticipated that they will rely primarily on information (including independent appraisals, investment bank bids and consultant's due diligence) provided by the Manager, who may have an economic interest that is inconsistent with that of the Company. The Manager may receive an incentive fee from an Affiliated Fund in the event the fair market value of any asset sold by such Affiliated Fund to the Company is greater than the last mark-to-market valuation of such asset made by the Manager. As described above, such incentive fee will be payable in connection with the sale of the Initial Investments to the Company.

    CO-INVESTMENTS MAY BE RISKER THAN INVESTMENTS MADE SOLELY BY THE
COMPANY. The Company may co-invest or participate in the acquisition of additional assets from time to time, which co-investments may be with the Affiliated Funds or with entities not affiliated with the Manager or CLARION. Co-investments, partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's co-investors, partners or co-venturers might become bankrupt, that such co-investors, partners or co-venturers might at any time have economic or other business interests or goals that are inconsistent with the business interests or goals of the Company, and that such co-investors, partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policies with respect to maintaining its REIT qualification.

    THE MANAGER'S INCENTIVE FEE MAY ENCOURAGE SPECULATIVE INVESTMENTS. The incentive fee payable to the Manager is based upon the income (including gains and losses recognized for U.S. Federal income tax purposes) received by the Company. This may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative than would be the case if its fees did not include a performance-based component, and which may impair the value of the Company's investment portfolio.

    THE MANAGER MAY RECEIVE A SIGNIFICANT TERMINATION FEE UPON TERMINATION OF THE MANAGEMENT AGREEMENT. The Company has agreed that if it terminates the Management Agreement without cause or the Board of Directors fails to approve a continuation of the Management Agreement, the Manager will be entitled to receive a termination fee in an amount equal to the fair market value of the Management Agreement (without giving effect to any termination and assuming it is renewed in accordance with its terms) plus any amounts payable by the Manager to third parties, including CLARION, as a result of the termination of such parties' services to the Company.

    EXTERNAL MANAGEMENT MAY BE DISADVANTAGEOUS TO THE COMPANY. Because the Company will be managed by the Manager, and not by its own personnel, the Company will be exposed to the disadvantages of external management. As discussed above, among such disadvantages are that the Manager's and the Company's interests may not be completely aligned, that the Manager may devote a disproportionate amount of time and attention to the Affiliated Funds and that an incentive fee may be payable by the Affiliated Funds to the Manager in connection with a sale of assets to the Company.

    EXERCISE OF THE COMPANY'S OPTION TO PURCHASE THE REMAINING INTEREST IN THE MANAGER MAY HAVE ADVERSE TAX EFFECTS. In the event the Company exercises its option to purchase the remaining 90% interest in the Manager, the Company will derive additional income that is not qualifying REIT income. The Company intends, in general, that the activities generating the nonqualifying portion of such income will be conducted by noncontrolled subsidiaries of the Company. Such income will therefore be subject to corporate income tax. The ability of the Company to utilize such noncontrolled subsidiaries may be curtailed if certain proposals contained in President Clinton's February 1998 Budget Proposal are introduced into legislation and enacted into law. There is no way to predict the likelihood that such proposals ultimately will be enacted. See "10% OWNERSHIP OF THE MANAGER; OPTION TO PURCHASE REMAINING INTEREST IN THE MANAGER" AND "FEDERAL INCOME TAX CONSIDERATIONS--Noncontrolled Taxable Subsidiaries."

NO OPERATING HISTORY; NO PRIOR MARKET FOR COMMON STOCK

    The Company was organized in February 1998 and, therefore, has no operating history and will commence operations only if it completes the Offering. No prior market exists for the Company's Common Stock. The Company's Common Stock has been approved for listing on the New York Stock Exchange (the "NYSE"). There can be no assurance that an active trading market will develop or be sustained after the Offering or that, even if such a market develops, the market price will not decline below the public offering price. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the Underwriters, and may not be indicative of future market prices. See "UNDERWRITING."

THE COMPANY HAS NO ESTABLISHED LINES OF CREDIT


    The results of the Company's operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, conditions in the financial markets and economic conditions. The Company will require additional financing in order to close its purchase of the Initial Investments since the fair market value of the Initial Investments exceeds the estimated net proceeds of the Offering and the Private Placement by $87.1 million. In connection with such financing, the Company intends to enter into reverse repurchase agreements pursuant to which the Company will collaterally pledge the Initial CMBS. These agreements will provide short-term, floating rate financing to the Company. The Company will require substantial lines of credit or collateralized financing facilities in order to conduct its intended business, and there can be no assurance that the Company will be able to obtain such additional financing or, even if such financing is available, that it will be available on favorable terms. Furthermore, no assurance can be given that the Company will be able successfully to operate its business as described in this Prospectus.

THE COMPANY WILL BE COMPLETELY RELIANT ON THE MANAGER WHICH LACKS REIT
  MANAGEMENT EXPERIENCE

    The Company's day-to-day operations will be administered by the Manager, subject to the supervision of the Company's Board of Directors. Thus, the Company is completely reliant on the services of the Manager and its officers, directors and employees for the success of the Company. In particular the Company intends to invest in assets, such as the Initial Investments, that are risky and suitable only for sophisticated investors and, as a result, will be dependent upon the abilities of the Manager's personnel. The Manager will have significant operating discretion in developing the Company's operating policies even though the Manager has been recently organized and none of its directors or officers has prior experience in managing a REIT.

TERMINATION OF THE MANAGEMENT AGREEMENT WOULD ADVERSELY AFFECT THE COMPANY'S
  OPERATIONS

    The Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement will be found to manage the Company. The Company and the Manager may terminate the Management Agreement at any time upon 60 days' written notice to the other party. The Company would be materially and adversely affected if it were unable to engage an appropriate replacement for the Manager. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person; however, during the term of the Management Agreement, the Manager has agreed not to provide any of the foregoing services to any other public REIT with investment objectives similar to those of the Company.

NO MINIMUM TIME COMMITMENT

    The Management Agreement does not impose a minimum time commitment that the Manager and its personnel must make in providing services to the Company. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent by the Manager and its employees on the management of the Company. See "--Conflicts of Interests of the Manager May Result in Decisions That Do Not Fully Reflect Stockholders' Best Interests" and "THE MANAGER."

THE LOSS OF THE SERVICES OF MR. HEFLIN OR MR. SULLIVAN WOULD ADVERSELY AFFECT
  THE COMPANY

    The Company will depend on the experience and knowledge of Messrs. Heflin and Sullivan. Mr. Heflin will be a director of the Company and will enter into an employment contract with the Manager for a term equal to or greater than the initial term of the Management Agreement. If the Company exercises its option to purchase the remaining 90% interest in the Manager, Mr. Heflin is expected to remain employed by the Manager which will then be a wholly-owned subsidiary of the Operating Partnership or another partnership subsidiary of the Company. Mr. Sullivan will not be employed by the Manager but will serve as a Director of the Company and the Manager. He has agreed to serve as Chairman of the Board of the Company and as Clarion Partners' investment officer for the Company and, while serving in such capacity, has agreed not to provide his services to any other entity with investment objectives similar to those of the Company, as determined by the Independent Directors. The Company would be adversely affected if the Manager lost the services of Mr. Heflin or if Clarion Partners lost the services of Mr. Sullivan.

LIMITED RIGHT OF ACTION AGAINST THE MANAGER

    The Management Agreement provides that the Manager and its affiliates will be indemnified by the Company against costs and expenses incurred in connection with, and will not be liable to the Company or an investor for any action taken or failure to act on behalf of the Company in connection with, the business of the Company, unless such action or omission constitutes gross negligence or intentional misconduct. Therefore, an investor may have a more limited right of action against the Manager and its affiliates than would be available absent these provisions in the Management Agreement. See "THE MANAGER--Limits of Responsibility."

LACK OF OPERATING POLICIES; BOARD OF DIRECTORS MAY CHANGE POLICIES WITHOUT
  STOCKHOLDER CONSENT

    The Company currently does not have specific operating guidelines. Any operating policies, including investment policies and other policies with respect to acquisitions, leveraging, hedging, growth, operations and distributions, will be determined by the Manager, subject to the approval of the Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the holders of the Common Stock. The Company, however, may not change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock.

SUBORDINATE CMBS ARE SUBJECT TO GREATER RISK OF LOSS OF PRINCIPAL AND INTEREST

    The Company intends to originate and acquire a significant amount of various classes of CMBS, including unrated "first loss" subordinate CMBS. A "first loss" class is the most subordinate class of a multi-class issuance of pass-through or debt securities and is the last class to receive payment of interest and principal and the first class to bear the loss resulting from defaults on commercial mortgage loans underlying CMBS (the "Mortgage Collateral"). Subordinate CMBS are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. The market values of subordinate classes of CMBS tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, subordinate CMBS generally are not actively traded and are not likely to provide holders thereof with liquidity of investment. In addition, the Company's investments in CMBS will be subject to the risks of adverse conditions in the securities markets, particularly in the commercial mortgage-backed securities market. Such adverse conditions would impair the value and marketability of the Company's investments in CMBS.

    The yield-to-maturity on subordinate CMBS may be extremely sensitive to the default and loss experience of the underlying Mortgage Collateral and the timing of any such defaults or losses. Because the subordinate classes of CMBS generally have little or no credit support, to the extent that losses are realized on the Mortgage Collateral, the Company may not recover the full amount or, in extreme cases, any of its investment in such subordinate CMBS.

    The subordination of subordinate classes of CMBS to more senior classes may adversely affect the yield on such subordinate classes even if realized losses ultimately are not allocated to such classes. On any payment date, interest and principal generally would be paid on the more senior classes before interest and principal would be paid with respect to the subordinate classes. Typically, interest deferred on subordinate classes would be payable on subsequent payment dates to the extent funds become available, but such deferral itself may not bear interest. Such deferral of interest generally will adversely affect the yield on the subordinate classes.

    The yield of CMBS will also be affected by the rate and timing of payment of principal on the Mortgage Collateral. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the Mortgage Collateral are generally allocated to the more senior classes until the balance of such senior classes is reduced to zero. As a result, the weighted average lives of subordinate classes may be longer than would otherwise be the case. To the extent that the holders of subordinate classes are not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the subordinate classes may be adversely affected.

    When the Company acquires subordinate CMBS, it typically will be unable to obtain the initial rights to service the underlying performing Mortgage Collateral. To minimize its losses, however, the Company will seek to obtain the rights to service the underlying Mortgage Collateral in default (the rights to service defaulted Mortgage Collateral are referred to as "Special Servicing Rights"). To the extent the Company does not obtain Special Servicing Rights, the servicer of such Mortgage Collateral may not have the same incentive to exercise remedies with respect to such defaulted Mortgage Collateral as would the holders of the subordinate classes who would experience loss as a result of such defaulted Mortgage Collateral earlier than the holders of the more senior classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinate class. In addition, CMBS without Special Servicing Rights may not be Qualifying Interests under the Investment Company Act. See "--Failure to Maintain Investment Company Act Exemption Would Restrict the Company's Operating Flexibility."

    Certain of the CMBS that the Company will acquire will include interests that have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or other applicable relevant securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of those CMBS except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. Thus, these restrictions may limit the ability of the Company to transfer, sell, pledge or otherwise dispose of certain CMBS in response to changes in economic and other conditions.

COMMERCIAL MORTGAGE LOANS ARE SUBJECT TO LOSS OF PRINCIPAL

    As part of its investment strategy, the Company intends to originate, acquire, accumulate and securitize mortgage loans that generally will be secured by existing commercial real estate, including office buildings, hotels, shopping centers and other retail and industrial properties, hospitals, nursing homes and multifamily buildings (collectively, "Commercial Property"). Property pledged as security for mortgage loans is referred to herein as "mortgaged property."

    VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY ADVERSELY AFFECT MORTGAGE LOANS. Mortgaged property values and the net operating income derived therefrom are subject to volatility and may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of office space, hotel rooms, retail, industrial or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). The historical operating results of the mortgaged properties may not be comparable to future operating results. In addition, other factors may adversely affect the mortgaged properties' value without affecting the net operating income, including changes in governmental regulations, zoning or tax laws, potential environmental or other legal liabilities, the availability of refinancing, and changes in interest rate levels.

    LIMITED RECOURSE LOANS MAY LIMIT THE COMPANY'S RECOVERY TO THE VALUE OF THE MORTGAGED PROPERTY. The Company anticipates that a substantial portion of the commercial mortgage loans that it will originate or acquire and of the Mortgage Collateral underlying the CMBS that it will originate or acquire may contain limitations on the mortgagee's recourse against the borrower. In other cases, the mortgagee's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the mortgaged properties are located or by the mortgagee's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific mortgaged property and other assets, if any, pledged to secure the related mortgage loan. As to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the applicable mortgaged property.

    POSSIBLE LOSSES ON MORTGAGE LOANS DURING WAREHOUSING PERIOD. The Company intends to originate, acquire and accumulate mortgage loans for securitization as part of its investment strategy. The Manager, in its discretion, will determine the quantity of mortgage loans sufficient for securitization after discussions with potential underwriters and rating agencies and an evaluation of the costs of securitization. During the accumulation period, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. During the accumulation or warehousing period, the cost of financing and hedging the mortgage loans could exceed the interest income on the mortgage loans. It may not be possible or economical for the Company to securitize all of the mortgage loans which it acquires, in which case the Company will continue to hold the mortgage loans and bear the risks of borrower defaults, bankruptcies, fraud losses and special hazard losses.

    In the event the Company effects a securitization of commercial mortgage loans, the Company intends to transfer such mortgage loans to a bankruptcy remote trust or other special purpose vehicle that will issue CMBS. For accounting purposes, the securitized commercial mortgage loans will remain on the Company's balance sheet as assets and the CMBS so issued will appear as liabilities, in contrast with "off balance sheet" sale treatment. Such "on balance sheet" treatment more accurately reflects the Company's view that, substantively, the securitizations contemplated by the Company are a form of financing, as opposed to a sale, of its commercial mortgage loans. Except upon a breach of the standard representations and warranties made by the Company when loans are securitized, the debt obligations created in the securitization will be non-recourse to the Company.

    The Company intends to retain the subordinated interests in such securitizations and, as a result, it will retain the risks associated with investment in subordinate CMBS. See "--Subordinated CMBS Are Subject to Greater Risk of Loss of Principal and Interest."

    The Company expects that when it acquires mortgage loans, the seller of the mortgage loans (the "Mortgage Seller") generally will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the mortgage loans and will agree to repurchase any loan with respect to which there is fraud or misrepresentation. Although the Company will have recourse to the Mortgage Seller based on the Mortgage Seller's representations and warranties to the Company, the Company will be at risk of loss to the extent the Mortgage Seller does not or cannot perform its repurchase obligations.

    In addition, substantial delays could be encountered in connection with the foreclosure of defaulted mortgage loans, with corresponding delays in the receipt of related proceeds by the Company. State and local statutes and rules may delay or prevent the Company's foreclosure on or sale of the mortgaged property and may prevent the Company from receiving new proceeds sufficient to repay all amounts due on the related mortgage loan. Moreover, the Company's servicing agent may be entitled to receive all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on liquidated mortgage loans, thereby reducing amounts available to the Company.

    LACK OF ACCESS TO SECURITIZATIONS WOULD ADVERSELY AFFECT THE COMPANY. The Company intends to rely upon securitizations of commercial mortgage loans to generate cash proceeds for the purchase of additional commercial mortgage loans and other Real Estate Investments. Several factors will affect the Company's ability to complete securitizations, including conditions in the securities markets generally, conditions in the mortgage-backed securities market specifically, the credit quality of the Company's portfolio of mortgage loans and the Company's ability to obtain credit enhancement. If the Company were unable to securitize successfully a sufficient amount of mortgage loans, then the Company would have to rely on other, potentially more expensive short-term methods of financing, or curtail or reduce its acquisition of mortgage loans. There can be no assurance that the Company will be able to securitize successfully any mortgage loans which it originates or acquires or, if it is not successful, that the Company will obtain financing alternatives to securitization.

    INSURANCE MAY NOT BE SUFFICIENT TO COVER CASUALTIES. The Company's commercial mortgage loans and the Mortgage Collateral underlying its CMBS will generally require the borrowers thereunder to obtain insurance coverage of the type and in the amount customarily obtained by owners of properties similar to the applicable mortgaged property, including liability and fire and extended coverage in amounts sufficient to permit replacement of the mortgaged property in the event of a total loss, subject to applicable deductibles. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Under such circumstances, the insurance proceeds received by the borrower, if any, might not be adequate to restore the mortgaged property. In such event, upon a default under such mortgage loans or Mortgage Collateral, there may be insufficient proceeds from the foreclosure sale of such impaired mortgaged property to prevent the Company from incurring loss.

    COURT IMPOSED LIMITATIONS. As a lender, the Company will be exposed to a range of court imposed limitations. Lenders held to have inappropriately exercised control of the management and policies of a borrower or to have acted otherwise than in good faith or in a commercially reasonable manner may be found liable for damages suffered by the borrower or other parties as a result of such actions and, if the borrower becomes a debtor in a bankruptcy proceeding, the lender may have its claims subordinated or disallowed and interest payments to the lender and, thus, distributions by the Company to its stockholders may be reclaimed if any payment is later determined to have been a fraudulent conveyance or a preferential payment. If a lender is deemed to have become a partner of a borrower, the lender could become liable for claims of non-partner creditors of the borrower. In addition, a lender who actually participates in the management or operational affairs of a borrower may be deemed an operator liable for environmental cleanup costs under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA").

    MEZZANINE INVESTMENTS MAY BE SUBJECT TO GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOANS. The Company intends to make Mezzanine Investments, primarily in the form of preferred and PARI PASSU equity, leveraged joint venture equity and subordinate and participating mortgage loans. Mezzanine Investments will be subject to the risks incident to the ownership of real estate, including risks associated with the general economic climate, changes in the overall real estate market, local real estate conditions, the financial condition of tenants, buyers and sellers of properties, supply of, or demand for, competing properties in an area, accelerated construction activity, technological innovations that dramatically alter space requirements, availability of financing, changes in interest rates, competition based on rental rates, energy and supply shortages, various uninsured and uninsurable risks, the ability of the property owners to manage the underlying real estate properties in which the Company has indirectly acquired an interest and government regulations. Mezzanine Investments made by the Company, whether secured or unsecured, may be lost in their entirety as the result of a foreclosure by the holder of the senior loan.

    A subordinate mortgage loan will be subordinate to one or more senior mortgage loans on the applicable mortgaged property. As a result, in the event of a decline in the value of such mortgaged property to below the sum of the outstanding balances of the subordinate loan and the balances of the such senior loan(s), upon foreclosure of such mortgaged property, insufficient proceeds will be available to repay the investment in such subordinate mortgage loan.

    The Company may, in some cases, make a Mezzanine Investment in a partnership or other entity that owns real property, which is secured by the partnership interests in such owner so that, in the event of a default, the Company can take over the management of the property and seek to minimize losses. There can be no assurance, however, that it will be able to do so.

    Investment in preferred, PARI PASSU and leveraged joint venture equity involves risks generally attributable to equity investments in real estate or entities owning real estate as well as risks generally attributable to debt investments. There is no guarantee that the entity will have sufficient cash flow to make the preferred dividend payments. In addition, liquidation of the investment within the time frame contemplated is uncertain and will depend on many factors, including the condition of the real estate and financial markets generally, the position and nature of the real estate underlying the investment and the buy/sell or other liquidation rights.

    The Company has no established limits with respect to the amount of Mezzanine Investments in which it may invest, including the foregoing types of investments.

    LACK OF GEOGRAPHIC CONCENTRATION LIMITATIONS EXPOSES THE COMPANY TO REGIONAL ECONOMIC CONDITIONS. Repayments by the borrowers and the market value of mortgaged properties could be affected by economic conditions in regions where the mortgaged properties are located, conditions in the real estate market where the mortgaged properties are located, changes in the governmental rules and fiscal policies, acts of nature (which may result in uninsured losses) and other factors particular to the locales of the respective mortgaged properties. The Company has no established limits with respect to the geographic concentration of the properties securing its commercial mortgage loans.

INVESTMENTS IN REAL PROPERTY MAY INVOLVE SUBSTANTIAL RISKS

    The value of the Company's investments in real property and the Company's income and ability to make distributions to its stockholders will depend on the ability of the Manager to hire and supervise capable property managers to operate the real property in a manner that maintains or increases revenues in excess of operating expenses and debt service or, in the case of real property leased to a single lessee, the ability of the lessee to make rent payments. Revenues from real property may be affected adversely by changes in national or local economic conditions, competition from other properties offering the same or similar attributes, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses), acts of war, adverse changes in zoning laws and other factors that will be beyond the control of the Company.

    Although the Company's insurance will not cover all losses, the Company intends to maintain comprehensive casualty insurance on its real property, including liability and fire and extended coverage, in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to its real estate. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, provisions in loan documents encumbering properties that have been pledged as collateral security for loans, and other factors also might make it economically impractical to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

    All real property owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's real property could affect adversely the Company's income and ability to make distributions to its stockholders and could decrease the value of the real property.

    COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND COMPLIANCE WITH OTHER LAWS MAY REQUIRE SIGNIFICANT EXPENDITURES. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Certain real property that the Company acquires may not be in compliance with the ADA. If such real property is not in compliance, the Company may be required to make modifications to bring it into compliance or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Company's real property, including changes to building codes and fire and life-safety codes, may occur. If the Company is required to make substantial modifications at its real property to comply with the ADA or other changes in governmental rules and regulations, the Company's income could be adversely affected.

    The Company may obtain engineering reports on real property prior to their acquisition. The purpose of engineering reports is, among other things, to identify existing and potential violations of the ADA. However, the Company will exercise judgment on this issue and may choose not to obtain engineering reports on certain real property prior to its acquisition and to purchase mortgage loans without engineering reports on the underlying mortgaged property if it deems that to do so is prudent.

LENDING ON COMMERCIAL PROPERTIES INVOLVES CERTAIN RISK

    Repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate income sufficient to pay operating expenses and leasing commissions to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of retail mortgaged properties, industrial/ warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or use, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that my adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

    In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

    In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.

    Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to may factors, including growth in discount retailing and mail order merchandising. If the sales by tenants in mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs.

    Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

    In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

    PROPERTY LOCATION AND CONDITION. The location and construction quality of a particular building may affect the occupancy level, the rents that may be charged and/or the performance of the occupants' businesses. The characteristics of an area or neighborhood in which a mortgaged property is located may change over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion.

    COMPETITION. Comparable multifamily/commercial properties located in the same areas compete with other mortgaged properties to attract residents, retail sellers, tenants, customers and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower competes with all lessors and developers of comparable types of real estate in the area in which mortgaged property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a borrower may renovate, refurbish or expand mortgaged property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from, and the market value of mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

    POSSIBLE ENVIRONMENTAL LIABILITIES. The Company may become subject to environmental risks when it acquires equity or security interests in properties that encounter environmental problems. Such environmental risks include the risk that operating costs and values of these assets may be adversely affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Such laws often impose liability regardless of whether the owner, operator or, in certain cases, mortgagee knows of, or was responsible for, the presence of such hazardous or toxic substances. The costs of investigation, remediation or removal of hazardous substances could exceed the value of the property. The Company's income and ability to make distributions to its stockholders could be affected adversely by the existence of an environmental liability with respect to its properties.

INITIAL CMBS ARE SUBJECT TO RISKS OF LOSS

    INITIAL CMBS ARE SUBORDINATE CLASSES. All of the Initial CMBS are subordinate classes and will therefore be subject to greater risk of loss of principal and non-payment of interest than more senior classes. The only protection the Initial CMBS will have against credit losses on the underlying mortgage loan pools will be the classes subordinate to the Initial CMBS and any reserve funds. To the extent credit losses exceed the balance of classes subordinate to each Initial CMBS and any reserve funds, the Initial CMBS will experience losses on a dollar for dollar basis. Credit losses on the Initial CMBS will be a function of the losses experienced by the Mortgage Collateral underlying each Initial CMBS investment which will be affected by the volatility of mortgaged property values, limited recourse against the borrower, uninsured losses and court imposed limitations. See "--Commercial Mortgage Loans Are Subject to Loss of Principal."

    Each class of Initial CMBS is part of a series of CMBS supported by an underlying pool of Mortgage Collateral. As of March 31, 1998, delinquencies and losses as a percentage of each pool of Mortgage Collateral underlying the Initial CMBS had not resulted in a reduction in the cash flows from such pools sufficient to affect adversely the scheduled payments of principal and/or interest on any class of Initial CMBS. However, there can be no assurance that these delinquency rates will not rise, resulting in shortfalls in the cash flows from the applicable Mortgage Collateral necessary to make scheduled payments of principal and/or interest on the Initial CMBS. Delinquencies on subordinate CMBS generally may result in losses on a dollar for dollar basis. See "INVESTMENT OBJECTIVES AND POLICIES--Initial Investments-- CMBS."

    LACK OF SPECIAL SERVICING RIGHTS MAY PREVENT THE COMPANY FROM MITIGATING LOSSES. In the event the Company does not own a majority of the outstanding principal of a class of Initial CMBS, the Company may not have the Special Servicing Rights related to such CMBS. In such event, in case of a default under the Mortgage Collateral underlying such Initial CMBS, the Manager will not have the right to exercise remedies under such Mortgage Collateral, and such Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company.

    INITIAL CMBS ARE NOT REGISTERED UNDER THE SECURITIES ACT WHICH MAKES SUCH INVESTMENTS ILLIQUID. Approximately 91.3% of the Initial CMBS have not been registered under the Securities Act or other applicable securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. These restrictions may limit the ability of the Company to transfer, sell, pledge or otherwise dispose of the Initial CMBS in response to changing economic or other conditions.

    GEOGRAPHIC CONCENTRATIONS MAY EXPOSE THE INITIAL CMBS TO REGIONAL PROPERTY VALUE DOWNTURNS. Insofar as the Initial CMBS have Mortgage Collateral that is concentrated in individual markets, the Initial CMBS will be affected by changing conditions in such markets, including economic changes, governmental and fiscal changes, acts of nature and other factors particular to the locales of the respective underlying properties. For instance, the Mortgage Collateral in seven of the 22 Initial CMBS have concentrations in California of greater than 25%, exposing such Initial CMBS to the particular risks of investment in California real estate. The geographic concentrations for the Initial CMBS are shown in Table II in "INVESTMENT OBJECTIVES AND POLICIES--Initial Investments."

THE INITIAL COMMERCIAL MORTGAGE LOAN IS SUBJECT TO THE RISKS OF LENDING ON
  HOTELS

    The commercial mortgage loan included in the Initial Investments is secured by The OMNI Hotel in Newport News, Virginia. Such mortgage loan is subject to the general risks associated with commercial mortgage lending, including the volatility of property values, limited recourse to the borrower, uninsured losses and court imposed limitations. In particular, because the underlying property is a full-service hotel, the performance of the loan will be subject to the borrower's ability to manage the operator, the hotel operator's ability to attract and service clients, the borrower's effectiveness in maintaining the quality and attraction of the premises, the hotel's relative position within the Newport News, Virginia submarket and the effectiveness of the operator's national reservation system. Also, the full-service nature of the hotel will be expose the property to greater operating risk than most other commercial property types. Specifically, the underlying property's net operating income (and therefore the borrower's ability to make principal and interest payments on the loan) will be heavily reliant on the operator's ability to maintain its food and beverage business as well as other ancillary business lines. Additionally, if new hotels are constructed in such submarket and/or the submarket's economy contracts, the property would be subject to supply and demand related occupancy problems. All of the factors described above may affect the borrower's ability to make payments on the loan, and, as a result, the Company may lose a portion or all of its principal investment.

    The commercial mortgage loan has not been registered under the Securities Act or other applicable securities laws, which may limit the ability of the Company to sell such Initial Investment in response to changing economic or other conditions.

THE INITIAL MEZZANINE INVESTMENT IS SUBJECT TO RISKS OF LENDING ON OFFICE
  BUILDINGS

    The Mezzanine Investment included in the Initial Investments (the "Initial Mezzanine Investment") is a $3.8 million preferred limited partnership interest in the owner of the Allwood Brighton Office Center in Clifton, New Jersey, a complex that consists of three office buildings. As a limited partner in the limited partnership that owns the buildings, the Initial Mezzanine Investment is subordinated to the existing first lien mortgage loan on the complex, and, as a result, is more exposed to a potential decline in the complex's value.

    The Company's return on the Initial Mezzanine Investment will be partially dependent on the "available net cash flow" from the complex and, therefore, will require the property owner to manage and maintain the buildings in a manner sufficient to maintain or increase property revenues in excess of operating expenses and debt service payments.

    The complex is located in Clifton, New Jersey; thus, the property's ability to produce sufficient net cash flow to provide the Company a market return on its Mezzanine Investment will be dependent on the supply of, and demand for, suburban office space in the Clifton submarket. Also, the Company will be completely reliant on the complex manager to attract and retain tenants. The property, and therefore the Company's investment, will rely on the credit worthiness of its tenants, especially a single tenant that occupies 47% of the rentable square footage of the property.

    The Mezzanine Investment has not been registered under the Securities Act or other applicable securities laws, which may limit the ability of the Company to sell such Initial Investment in response to changing economic or other conditions.

INTEREST RATE FLUCTUATIONS WILL ADVERSELY AFFECT THE VALUE OF THE COMPANY'S CMBS
  AND COMMERCIAL MORTGAGE LOANS

    GENERAL. Interest rates are highly sensitive to many factors, including governmental monetary, fiscal and tax policies, domestic and international economic and political considerations, and other factors beyond the control or anticipation of the Company. Interest rate fluctuations can adversely affect the Company's income and value of the Common Stock in many ways and present a variety of risks, including the risk of a mismatch between asset yields and borrowing rates and changing prepayment rates.

    INTEREST RATE MISMATCH BETWEEN ASSET YIELDS AND BORROWING RATES MAY RESULT IN DECREASED YIELD. The Company's strategy is to leverage its investments by borrowing against them, investing the net proceeds of those borrowings in additional Real Estate Investments and borrowing against those additional assets. See "INVESTMENT OBJECTIVES AND POLICIES." The Company will be required to bear interest costs, transaction costs and other fees, costs and expenses related to its anticipated borrowings. The Company intends to fund a substantial portion of its assets with borrowings which have interest rates that reset relatively rapidly, such as monthly or quarterly. The Company anticipates that, in most cases, the income from its assets will respond more slowly to interest rate fluctuations than the cost of its borrowings, creating a potential mismatch between asset yields and borrowing rates. The Company's operating results depend in part on the difference between the income earned on the Company's income-generating assets (net of credit losses) and the interest expense incurred in connection with its borrowings. See "--Leverage May Increase Exposure to Loss." As the positive spread between the two increases, the Company's net income should increase. Conversely, as the positive spread between the two decreases, the Company's net income should decrease. Accordingly, changes in the general level of interest rates, particularly short-term interest rates, may significantly affect the Company's income by affecting the spread between the Company's income-earning assets and interest-bearing liabilities, as well as, among other things, the value and the average life of the Company's interest-earning assets and its ability to realize gains from the sale of its assets.

    INDEXING MISMATCH BETWEEN ASSET YIELDS AND BORROWING RATES MAY ADVERSELY AFFECT THE COMPANY'S NET INCOME. The Company's borrowings may be at interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of various of the Company's variable rate assets. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods, such as 1979 through 1982, when the spread between those indices was volatile. Furthermore, certain of the Company's assets will bear fixed rates of interest and have long-term maturities. There can be no assurance that such fixed rates of interest will exceed the variable rates of interest on related borrowings. Interest rate mismatches could impact the Company's financial condition in a material way, and could affect adversely the Company's income and ability to make distributions to its stockholders, dividend yield and the market price of the Common Stock. See "--Leverage May Increase Exposure to Loss."

    INCREASE IN PREPAYMENT RATE MAY ADVERSELY AFFECT YIELD. The value of the Company's commercial mortgage loans and of the Mortgage Collateral underlying the CMBS owned by the Company will be affected by the prepayment rates on such mortgage loans and Mortgage Collateral. Although most of such mortgage loans and Mortgage Collateral will provide for yield maintenance or other prepayment premiums or penalties which reduce the risk of prepayment, there can be no assurance that such premiums or penalties will deter prepayments or fully compensate the Company for the opportunity costs suffered by the Company in connection with such prepayments. Prepayment rates on commercial mortgage loans and CMBS are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgage loans and CMBS generally increase. If general interest rates also decline, the funds available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the mortgage loans and CMBS that were prepaid. Mortgage loans and CMBS may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both interest rates and prepayment rates will affect the total return on the Company's mortgage loans and CMBS, which in turn will affect the amount available for distribution to the Company's stockholders. The value of mortgage loans and CMBS paying fixed coupon rates, which the Company may acquire, generally will vary inversely with changes in prevailing interest rates.

    MATURITY MISMATCH BETWEEN ASSET MATURITIES AND BORROWING MATURITIES MAY AFFECT ADVERSELY THE COMPANY'S NET INCOME. The Company's use of short-term floating rate borrowings to finance the acquisition of long-term assets, including mortgage loans and CMBS, some of which will bear a fixed rate of interest, may expose the Company to a maturity mismatch. As a consequence, the Company's borrowing costs could exceed the income earned on the Company's assets acquired with the borrowed funds, thereby reducing the Company's income and ability to make distributions to its stockholders. In addition, if renewals of, or substitutes for, maturing or called short-term borrowings are unavailable to the Company for any reason, the Company may be required to sell assets quickly to repay those borrowings. The Company's CMBS is likely to be illiquid and a sale associated with a short marketing period generally would result in the Company receiving a lower price than might otherwise be available. There can be no assurance that the Company will not incur losses associated with forced sales of illiquid collateral to repay borrowings. Furthermore, the use of leverage will magnify the Company's exposure to losses. See "--Leverage May Increase Exposure to Loss."

SIGNIFICANT COMPETITION MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO ACQUIRE
  ASSETS AT FAVORABLE SPREADS RELATIVE TO BORROWING COSTS

    The Company will engage in a business that is highly competitive and which may become increasingly competitive as more investors enter the market, which may adversely affect the Company's ability to achieve its investment objectives. In acquiring Real Estate Investments, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, governmental bodies and other entities purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services. In addition, several mortgage REITs have asset acquisition objectives similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Real Estate Investments contemplated to be acquired by the Company. The Company's net income will depend, in large part, on the Company's ability to originate and acquire mortgage loans and CMBS having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition of mortgage loans and CMBS or a reduction in the available supply could result in higher prices and thus lower yields on such mortgage loans and CMBS, which could narrow (or make negative) the yield spread relative to the Company's borrowing costs. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to acquire such assets. There can be no assurance that the Company will be able to acquire sufficient Real Estate Investments at favorable spreads relative to the Company's borrowing costs to achieve the Company's objectives. In addition, there can be no assurance that a supply of Real Estate Investments suitable for acquisition by the Company will continue to be available, or that changes in market conditions or applicable laws will not affect the availability of suitable Real Estate Investments.

HEDGING TRANSACTIONS CAN LIMIT GAINS AND INCREASE EXPOSURE TO LOSSES

    The Company intends to enter into hedging transactions primarily to protect itself from the effect of interest rate fluctuations on its floating rate debt and also to protect its portfolio of mortgage assets from interest rate and prepayment rate fluctuations. There can be no assurance that the Company's hedging activities, including use of U.S. Treasury securities, swaps, options on such instruments and caps and floors will have the desired beneficial impact on the Company's results of operation or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates. The Company's performance may be affected adversely if the Company fails to limit the effects of changes in its operations by employing an effective hedging strategy.

    Hedging involves risk and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising or volatile interest rates. The Company may increase its hedging activities, and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising. Losses on a hedge position may reduce the funds available for distribution to stockholders, and such losses may exceed the amount invested in such instruments. There may be no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment. For example, the Company will attempt to match the interest rate indexes and repricing terms of its mortgage loans ("basis risk") with those of its borrowings, but will most likely be unable to achieve a perfect match. During periods of volatile interest rates, such interest rate mismatches could affect adversely the Company's ability to hedge effectively its interest rate risk. The Company may enter into over-the-counter hedging transactions in which the protections afforded to participants in an organized exchange and in a regulated environment may not be available, which will expose the Company to credit risks due to counterparty and legal enforceability risks. Although the Company intends to enter into such contracts only with counterparties the Company believes to be financially sound and to monitor the financial soundness of such parties on a periodic basis, the Company will be exposed to the risk that the counterparties with which the Company trades may become financially unsound or insolvent. If a counterparty ceases making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position, the Company may be forced to unwind its position, which may result in a loss on the hedge position and could cause the Company to suffer the adverse consequences against which the hedging transaction was designed to protect. In addition, if any of the hedging instruments acquired by the Company are traded on exchanges, the Company may be subject to the risk of trading halts, suspensions, exchange or clearing house equipment failure, insolvency of a brokerage firm or other disruptions of normal trading activities. The Company has not established specific policies addressing hedging transactions in which it will engage; however, the Independent Directors will be responsible for reviewing at their regular meetings the extent and effect of hedging activities. The amount of income the Company may earn from its hedging instruments is subject to certain limitations under the REIT Provisions of the Code. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification." These limitations may result in the Manager electing to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable solely to maintain the Company's status as a REIT. See "INVESTMENT OBJECTIVES AND POLICIES--Investment Management--Hedging and Leveraging."

LEVERAGE MAY INCREASE EXPOSURE TO LOSS

    The Company intends to leverage its assets (including the Initial Investments) through securitizations, reverse repurchase agreements, bank credit facilities, warehouse lines of credit and other borrowings. The Company will leverage its assets only when it expects that such leverage will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. The extent to which the Company uses leverage will be determined by the Manager and, ultimately, by the Board of Directors, who may act at any time without the approval of or notice to the stockholders. The amount of leverage used will vary depending on, among other things, the Company's estimate of the cash flow that its assets will generate and the stability of that cash flow. The Charter and Bylaws do not limit the amount of indebtedness the Company can incur.

    Leverage may reduce the net income available for distributions to stockholders. If the interest income on the assets purchased with borrowed funds fails to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity.

    The ability of the Company to achieve its investment objectives depends to a significant extent on its ability to borrow money in sufficient amounts and on sufficiently favorable terms to earn incremental returns. The Company may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its assets that it can borrow against, decreases in the market value of the Company's assets, increases in interest rates, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors. This may cause the Company to experience losses or less profits than would otherwise be the case.

    In addition, collateralized investments and borrowings (such as repurchase agreements and reverse repurchase agreements) expose the Company to risks relating to the Company's ability to (i) assess the solvency and financial well-being of its counterparties, (ii) evaluate the value of applicable securities and monitor (and if necessary take possession of) such securities and
(iii) operate under, and perform the terms of, such agreements. Defaults under repurchase agreements or reverse repurchase agreements by either the Company's counterparties or the Company could also have a material adverse effect on the Company's investment portfolio and cash position, and could expose the Company to unanticipated litigation. See "INVESTMENT OBJECTIVES AND POLICIES--Investment Management--Hedging and Leveraging."

    REVERSE REPURCHASE AGREEMENTS. Substantial portions of the Company's assets are expected to be pledged to secure reverse repurchase agreements, bank borrowings or other credit arrangements used to finance the acquisition of such assets. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Company may decline below the price of the securities the Company has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Company's use of the proceeds of the agreement may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Company's obligation to repurchase the securities.

    Reverse repurchase agreements involve sales by the Company of portfolio assets, concurrently with an agreement by the Company to repurchase such assets at a later date at a fixed price. During the reverse repurchase agreement period, the Company continues to receive principal and interest payments on such portfolio assets and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

    Reverse repurchase agreements may require the Company to deposit additional collateral (a "margin call") or reduce its borrowings thereunder if the market value of the pledged collateral declines. This may require the Company to sell assets to provide such additional collateral or to reduce the amount borrowed. If these sales were made at prices lower than the carrying value of such assets, the Company would experience losses. The Company intends to maintain an equity level sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged assets. However, there can be no assurance that the Company will be able to safeguard against being required to sell assets in the event of a change in market conditions. If the Company were forced to liquidate assets, there can be no assurance that it would be able to maintain compliance with the REIT Provisions of the Code regarding assets and sources of income. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

    THE COMPANY MAY NOT BE ABLE TO BORROW MONEY ON FAVORABLE TERMS. The ability of the Company to achieve its investment objectives through leverage will depend on the Company's ability to borrow money on favorable terms. The Company has not entered into any borrowing arrangements at the present time, and there can be no assurance that the Company will be able to enter into arrangements enabling it to borrow money on favorable terms. See "--No Operating History; No Prior Market for Common Stock" and "--The Company Has No Established Lines of Credit."

FAILURE TO MAINTAIN REIT STATUS WOULD SUBJECT THE COMPANY TO CORPORATE TAXATION

    The Company intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although the Company does not intend to request a ruling from the Service as to its REIT status, the Company has received an opinion of its legal counsel that, based on certain assumptions and representations, it will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, Common Stock. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT.

REIT ASSET AND INCOME REQUIREMENTS MAY LIMIT THE COMPANY'S INVESTMENTS

    In order to qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification." Without limiting the generality of the foregoing, in order to satisfy such requirements, the Company will not be able to acquire securities (other than Government securities and securities, such as interests in mortgages, shares of other REITs, and interests in certain real estate mortgage investment conduits ("REMICs") and financial asset securitization investment trusts ("FASITs"), that are treated as an interest in real property and (for a one-year period) stock and debt obligations producing qualifying temporary investment income) of any single issuer which would represent either more than 5% of the total value of the Company's assets or 10% of the voting securities of such issuer. In addition, under such requirements, the Company generally will be restricted to acquiring assets which generate qualifying income for purposes of certain income tests. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification--Income Tests."

CERTAIN INVESTMENT TECHNIQUES AND ACTIVITIES MAY BE SUBJECT TO CORPORATE
  TAXATION

    Certain hedging and other investment techniques (e.g., short sales, swaps, caps and floors), if employed, and certain activities of the Manager in the event the Company exercises its option to acquire the remaining interest in the Manager, may generate income that is not qualifying income for purposes of

REIT qualification. See "10% OWNERSHIP OF THE MANAGER; OPTION TO PURCHASE REMAINING INTEREST IN THE MANAGER" and "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification--Income Tests." As a result, the Company may conduct such activities in one or more entities taxable as regular ("C") corporations in which the Company owns 95% of the nonvoting stock but none (or 10% or less) of the voting stock, or may be otherwise constrained. The ability of the Company to conduct such activities may be curtailed in the event that certain proposals included in President Clinton's February 1998 Budget Proposal (the "1998 Budget Proposal") are introduced into legislation and enacted into law.

    Gain from the disposition of any asset held by the Company primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax. In addition to any other assets that might be determined to be so held, if the Company (contrary to its present intention) were to sell securities that it created through securitization of mortgage loans or CMBS (rather than structure such transactions as issuances of debt securities of a special purpose entity wholly owned by it), or were to sell to customers assets or hedging instruments on a regular basis, there would be a risk that the profits from such sales would be subject to tax at the rate of 100% as income from prohibited transactions.

REIT DISTRIBUTION REQUIREMENTS MAY LIMIT THE COMPANY'S OPERATIONS

    Under REIT qualification requirements, the Company must distribute annually at least 95% of its taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes, and must distribute at least 100% of its taxable income in order to avoid corporate income taxation on all of its earnings. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its net capital gain for that year and (iii) 100% of its undistributed taxable income from prior years. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

    The Company intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, as illustrated below, there may be differences in timing between the recognition of taxable income and the actual receipt of cash, requiring the Company to borrow funds, issue capital stock or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's taxable income could cause the Company (i) to sell assets in adverse market conditions or (ii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures or repayment of debt. See "FEDERAL INCOME TAX CONSIDERATIONS."

    The Company expects to acquire certain CMBS and other debt obligations that are deemed to have original issue discount ("OID") for federal income tax purposes, which generally is equal to the difference between an obligation's issue price and its redemption price. The Company will be required to recognize as income each year the portion of the OID that accrues during that year, which will increase the amount required to be distributed for that year so as to avoid REIT-level taxation, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by the Company.

    The Company's planned investment in various types of subordinate obligations also could result in the recognition of taxable income, in addition to OID, in excess of the Company's cash receipts. The payment of interest on certain types of subordinate obligations may be deferred (or placed into a reserve account) until after the payment of all or a substantial portion of the interest or principal (or both) on senior debt obligations, or until the overcollateralization or reserve balance reaches a specified level. As a result of its ownership of such subordinate obligations, the Company would recognize interest income, which could exceed cash received from such obligations and related tax deductions, and require an additional distribution.

    Although the Company does not presently intend to purchase a material amount of REMIC residual interests, REMIC residual interests and retained interests in non-REMIC securitization transactions also may generate taxable income in excess of cash flow. In addition, certain taxable income produced by a REMIC residual interest ("excess inclusion") may cause the Company's stockholders to suffer certain adverse tax consequences. See "FEDERAL INCOME TAX CONSIDERATIONS."

    The Company may acquire at less than their face amount CMBS and other debt obligations that are deemed to have market discount for federal income tax purposes, which generally is equal to the excess of an obligation's redemption price over the holder's basis in the obligation at the time of acquisition. All or a portion of the gain recognized by the Company from the disposition of, or principal payments on, an obligation which has market discount would be treated as ordinary income and not capital gain, so that the Company would be required to make a distribution to its stockholders in order to satisfy the requirement that a REIT distribute 95% of its taxable income to its stockholders each taxable year.

PHANTOM INCOME MAY RESULT IN DISTRIBUTION OF CAPITAL

    Certain of the Company's investments, particularly investments in subordinate CMBS, and certain securitizations performed by the Company may, under certain circumstances, cause the Company to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. This mismatch may result from the Company's inability to deduct losses on CMBS until they occur. Accordingly, if the Company recognizes phantom income, its stockholders may be required to pay federal income tax on cash distributions of such income on an accelerated basis (I.E., without regard to cash received by the Company or changes in value of the Company's investments). In order to maintain its REIT qualification, the Company will be required to make distributions that represent, in part, a return of capital to the stockholders. See "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Taxable U.S. Stockholders."

TAXABLE MORTGAGE POOL RISK; INCREASED TAXATION TO STOCKHOLDERS

    A REIT (or qualified REIT subsidiary) that incurs debt obligations with two or more maturities and which are secured by assets such as mortgage loans may be classified as a "taxable mortgage pool" under the Code if, under the terms of the arrangement, the timing and amount of payments required to be made on such debt obligations are in large part determined by the timing and amount of payments or expected payments on such assets. If the Company (or a qualified REIT subsidiary of the Company) were to be subject to the taxable mortgage pool rules, the Company's status as a REIT would not be impaired but a portion or all of the taxable income (in excess of a specified return to investors) generated by the mortgage assets constituting a taxable mortgage pool may, under regulations to be issued by the Treasury Department, be characterized as "excess inclusion" income and allocated to the stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, (ii) would be subject to tax as UBTI to a tax-exempt stockholder, and (iii) would be subject to a 30% withholding tax in the case of a Non-U.S. Stockholder. See "FEDERAL INCOME TAX CONSIDERATIONS."

    While the Company will incur debt obligations, including under reverse repurchase agreements, the Company intends to structure its borrowings to avoid, to the extent practicable, application of the taxable mortgage pool rules. No assurance can be given that the Company will be able to so structure its borrowings.

FAILURE TO MAINTAIN INVESTMENT COMPANY ACT EXEMPTION WOULD RESTRICT THE
  COMPANY'S OPERATING FLEXIBILITY

    The Company believes that it will not be, and at all times intends to conduct its business so as not to become, regulated as an investment company under the Investment Company Act of 1940 (the "Investment Company Act"). Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under the current interpretation of the staff of the SEC, in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and may also be required to maintain an additional 25% in Qualifying Interests or other real estate related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of CMBS, the Company intends, where appropriate, to obtain foreclosure rights by obtaining the Special Servicing Rights with respect to the Mortgage Collateral. There can be no assurance, however, that the Company will be able to obtain such Special Servicing Rights on acceptable terms. As a result of obtaining the Special Servicing Rights, the Company believes that the related CMBS will constitute Qualifying Interests for purposes of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the SEC or its staff on this position. If the SEC, or its staff, adopts a contrary interpretation with respect to CMBS, the Company could be required to restructure its investments to the extent its assets do not comply with the interpretation. Such a restructuring could require the sale of a substantial amount of investments held by the Company at a time it would not otherwise do so. Further, in order to insure that the Company at all times continues to qualify for the above exemption from the Investment Company Act, the Company may be required at times to adopt less efficient methods of financing certain of its securities than would otherwise be the case and may be precluded from acquiring certain types of such mortgage assets whose yields are somewhat higher than the yields on assets that could be purchased in a manner consistent with the exemption. The net effect of these factors would be to lower at times the Company's net interest income. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Therefore, any such failure to qualify for such exemption could have a material adverse effect on the Company and the market price for the Common Stock.

RESTRICTIONS ON OWNERSHIP OF COMMON STOCK MAY INHIBIT MARKET ACTIVITY

    For the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose, among others, of preserving the Company's REIT status, the Charter generally prohibits direct or indirect ownership by any person of more than 9.9% of the number of outstanding shares of Common Stock (the "Ownership Limit"). For this purpose, the term "ownership" is defined as either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code. Any transfer of shares of capital stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being beneficially owned (within the meaning Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code (a "purported transfer"), will be null and void, and the intended transferee (the "purported transferee") will acquire no rights to such shares. Any purported transfer of shares that would result in a person owning (directly or constructively) shares in excess of the Ownership Limit (except as otherwise waived by the Board of Directors) due to the unenforceability of the transfer restrictions set forth above will constitute "Shares-in-Trust." Shares-in-Trust will be transferred by operation of law to a trust to be established by the Company for the exclusive benefit of a charitable organization, until such time as the trustee of the trust, which shall be a banking institution designated as trustee by the Company, which is unaffiliated with either the Company or the purported transferee, retransfers the Shares-in-Trust. Subject to the Ownership Limit, Shares-in-Trust may be transferred by the trust to any person (if such transfer would not result in Shares-in-Trust) at a price not to exceed the lesser of (i) the price paid by the purported transferee or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held as Shares-in-Trust (e.g., in the event of a gift, demise or other such transaction), the fair market value of the Shares-in-Trust on the date of the purported transfer, and (ii) the price per share received from the sale or other disposition of the Shares-in-Trust at which point the Shares-in-Trust will automatically cease to be Shares-in-Trust. See "DESCRIPTION OF CAPITAL STOCK--Restrictions on Transfer" and "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualifications."

    Subject to certain limitations, the Board of Directors may increase or decrease the Ownership Limit. In addition, to the extent consistent with the REIT Provisions of the Code, the Board of Directors has the right, in its sole discretion and pursuant to the Charter, to waive the Ownership Limit for a purchaser of the Common Stock. See "DESCRIPTION OF CAPITAL STOCK." In connection with any such waiver, the Company may require that the stockholder requesting such a waiver enter into an agreement with the Company providing for the repurchase by the Company of shares from the stockholder under certain circumstances to ensure compliance with the REIT Provisions of the Code. Such repurchase would be at fair market value as set forth in the agreement between the Company and such stockholder. The consideration received by the stockholder in such repurchase might be characterized as the receipt by the stockholder of a dividend from the Company, and any stockholder entering into such an agreement with the Company should consult its tax advisor in connection with its entering into such an agreement. By resolution of its Board of Directors, the Company has waived the Ownership Limit for Monroe, who will be purchasing 750,000 shares of Common Stock in the Private Placement. See "CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS."

    The Charter authorizes the Board of Directors to issue up to 25,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company's Common Stock believed such change of control was in their best interest. See "DESCRIPTION OF CAPITAL STOCK--Preferred Stock."

    The provisions of the Company's Charter or relevant Maryland law may inhibit market activity and any takeover or other transaction in which holders of some or a majority of the Company's capital stock might receive a premium for their shares or which such holders might believe to be otherwise in their best interests. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.9% of the outstanding shares of capital stock. See "DESCRIPTION OF CAPITAL STOCK--Restrictions on Transfer."

    In addition, material provisions of the Maryland General Corporation Law (the "MGCL") relating to "business combinations" and a "control share acquisition" and of the Charter and Bylaws may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company that would be beneficial to stockholders and might otherwise result in a premium over then prevailing market prices. Subject to certain exemptions, (i) the "business combination" provisions of the MGCL prohibit mergers and other consolidations between the Company and any stockholder that owns 10% or more of the voting power of the Company's capital stock for a period of five years after obtaining such ownership interest, and (ii) the "control shares" provisions of the MGCL eliminate the voting rights of those shares acquired by a person (or which a person has the right to control) which are in excess of specified levels (beginning with 20%) of the Company's capital stock which have voting power in the election of directors unless voting rights for such shares have been approved by the shareholders as provided in the MGCL. As permitted by the MGCL, by resolution of the Company's Board of Directors, Monroe, who will be purchasing 750,000 shares of Common Stock in the Private Placement, has been irrevocably exempted from the operation of the "business combination" provisions of the MGCL with respect to the Company. See "CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS."

CERTAIN STOCKHOLDERS WILL HAVE THE ABILITY TO EXERT SIGNIFICANT INFLUENCE OVER
  THE BUSINESS, POLICIES AND AFFAIRS OF THE COMPANY

    After giving effect to the sale of shares of Common Stock sold in the Offering and in the Private Placement, Monroe, an Affiliated Fund, and Clarion Partners will benefically own in the aggregate approximately 12.5% and 4.2% of the outstanding Common Stock. The Board of Directors has waived the

Ownership Limit for Monroe. Upon consummation of the Offering, there will be no agreements between such entities and the Company relating to the Common Stock or otherwise relating to corporate governance issues. The level of ownership of affiliates of the Company and the Manager may have the effect of making more difficult or discouraging certain opportunities, including mergers, consolidations and sales of assets. See "--Restrictions on Ownership of Common Stock May Inhibit Market Activity."

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

    The Charter contains a provision which, subject to certain exceptions, limits the liability of a director or officer to the Company or its stockholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer actually received an improper benefit or profit or to the extent that it is found that the act or omission of the director or officer resulted from active or deliberate dishonesty. See "CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS--Limitation of Liability."

COMMON STOCK PRICE MAY BE ADVERSELY AFFECTED BY INTEREST RATE VOLATILITY AND THE
  PERFORMANCE OF OTHER REITS

    It is likely that the market price of the Common Stock will be influenced by any variation between the net yield on the Company's investment portfolio and prevailing market interest rates and by the market's perception of the Company's ability to achieve earnings growth. The Company's earnings will be derived in large part from any positive spread between the yield on the Company's investment portfolio and the cost of the Company's borrowings. The positive spread between the yield on the Company's investment portfolio and the cost of borrowings will not necessarily be larger in high interest rate environments than in low interest rate environments. Accordingly, in periods of high interest rates, the net income of the Company, and therefore the dividend yield on the Common Stock, may be less attractive compared with alternative investments, which could adversely affect the price of the Common Stock. If the anticipated or actual net yield on the Company's investment portfolio declines or if prevailing market interest rates rise, thereby decreasing the positive spread between the net yield on the investment portfolio and the cost of the Company's borrowings, the market price of the Common Stock may be adversely affected. In addition, if the market prices of the stocks of public REITs with similar investment objectives decline for any reason, or the value of the Company's Real Estate Investments declines, the market price of the Common Stock may be adversely affected. During any period when the market price of the Common Stock has been adversely affected due to any of the foregoing reasons, the liquidity of the Common Stock may be negatively impacted and investors who may desire or be required to sell their shares may experience losses.

POTENTIAL FUTURE OFFERINGS MAY DILUTE STOCKHOLDERS' INTERESTS

    The Company, in the future, may increase its capital resources by making offerings of additional equity and debt securities, including classes and series of preferred stock, additional classes and series of common stock, commercial paper, medium-term notes and senior or subordinated notes. All debt securities and classes of preferred stock will be senior to the Common Stock in a liquidation of the Company. The effect of additional equity offerings (including issuances under any dividend reinvestment plan adopted by the Company) may be to dilute the equity of stockholders of the Company or to reduce the price of shares of the Common Stock, or both. See "THE COMPANY--Dividend Reinvestment Plan." The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

YEAR 2000 COMPLIANCE

    As the year 2000 approaches, an issue has emerged regarding how existing application software programs and operating systems can accomodate this date value. Failure to adequately address this issue could have potentially serious repercussions. The Manager is in the process of working with the Company's service providers to prepare for the year 2000. Based on information currently available, the Company does not expect that it will incur significant operating expenses or be required to incur material costs to be year 2000 compliant.

                                USE OF PROCEEDS


    All of the approximately $92.4 million (or $106.4 million, if the Underwriters' over-allotment option is exercised in full) of net proceeds of the Offering and all of the $20 million of net proceeds of the Private Placement, together with additional financing to be obtained prior to the Closing Date, will be used to purchase all of the Units in the Operating Partnership. The Company, through the Operating Partnership, has contracted, subject to the approval of the Independent Directors, to purchase the Initial Investments from Affiliated Funds for their fair market value (estimated, as of March 31, 1998, to be $199.5 million). If the Company is unable to obtain the financing required to purchase the full amount of the Initial Investments, the Initial Investments will be reduced on a pro rata basis, based on the aggregate net proceeds of the Offering and the Private Placement and the amount of debt financing actually obtained by the Company on or prior to the Closing Date. See "INVESTMENT OBJECTIVES AND POLICIES--Initial Investments."


                                 CAPITALIZATION

    The capitalization of the Company, as of February 28, 1998, and as adjusted to reflect the sale of the shares of Common Stock offered hereby (rounded to the nearest dollar), is as follows:

                                                                                                         AS
                                                                                        ACTUAL    ADJUSTED(1)(2)(3)
                                                                                       ---------  ----------------
Preferred Stock, par value $.01......................................................  $       0     $        0
  Authorized--25,000,000 shares
  Outstanding--0 shares; 0 shares, as adjusted

Class A Common Stock, par value $.001................................................          1          6,001
  Authorized--74,000,000 shares
  Outstanding--750 shares; 6,000,750 shares, as adjusted

Class B Common Stock, par value $.001................................................          0            175
  Authorized--1,000,000 shares
  Outstanding--0 shares; 175,000 shares, as adjusted

Additional paid-in capital...........................................................     14,999
                                                                                       ---------        -------
  Total..............................................................................  $  15,000     $
                                                                                       ---------        -------
                                                                                       ---------        -------

------------------------

(1) Assumes Underwriters' over-allotment option to purchase up to an additional 750,000 shares of Common Stock is not exercised.

(2) Does not include 709,090 shares (815,454 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock reserved for issuance upon exercise of options authorized under the Company's Stock Incentive Plan. See "THE COMPANY--Stock Incentive Plan."

(3) Includes 1,000,000 shares of Common Stock subscribed for by Mr. Heflin, Clarion Partners (which includes Mr. Sullivan) and Monroe in the Private Placement. See "PRIVATE PLACEMENT."

                       INVESTMENT OBJECTIVES AND POLICIES

    The Company intends to pursue policies and strategies for acquiring Real Estate Investments in an attempt to provide a high rate of return to its stockholders without incurring risk deemed unacceptable by the Manager or compromising the Company's REIT qualification. The Company's income will result primarily from the spread between the earnings generated by the Company's assets, investment income thereon and related income over the cost of financing and hedging these assets. The Company will also realize capital gains or losses upon the disposition of its assets. The Company will leverage its investments in such assets primarily through securitizations, reverse repurchase agreements, bank credit facilities, warehouse lines of credit and other types of collateralized financings. The Company may also engage in a variety of interest rate risk management techniques for the purpose of managing the interest rate risk of its assets or liabilities. Any such transaction is subject to risks or to limiting the potential earnings from the Company's investments. The Company intends to hold its assets as investments with the intent, and for a period of time sufficient, to avoid such assets becoming characterized as held "primarily for sale to customers in the ordinary course of trade or business," gain from which would be treated as income from a prohibited transaction that is subject to a 100% penalty tax under the Code. See "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the Company."

    The Company has not established specific policies addressing hedging transactions in which it will engage. The amount of income the Company may earn from its hedging instruments is subject to certain limitations under the REIT Provisions of the Code. See "FEDERAL INCOME TAX CONSIDERATIONS-- Requirements for Qualification--Income Tests." These limitations may result in the Manager electing to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable to maintain the Company's status as a REIT. The Board of Directors may adopt policies with respect to hedging and revise them without the consent of the Company's stockholders.

PROPOSED INVESTMENTS

    The Company intends to invest principally in the following types of assets:

    CMBS. The Company intends to originate and acquire various classes (primarily subordinate, including "first loss") of CMBS. CMBS are generally multi-class debt or pass-through securities backed by a commercial mortgage loan or a pool of commercial mortgage loans secured by Commercial Property. CMBS include, but are not limited to, regular and residual interests in REMICs and regular interests in certain FASITs and may be issued in public (registered) or private transactions by either governmental or private entities. Private issuers include investment banks, commercial banks, insurance companies and owners of Commercial Property.

    Of the interests in CMBS that the Company originates or acquires, most will be in subordinate classes; however, the Company may also purchase more senior classes or combined classes of subordinate and more senior classes. Subordinate CMBS are generally not registered under the Securities Act and are traded in the private market. However, a significant number of U.S. investment banks are active dealers in this market and act as principal underwriters of new CMBS issues. Consequently, an investment manager's experience with the dealer market and valuation skills will be important.

    Generally, investors in senior securities are protected against potential losses on underlying Mortgage Collateral through priorities as to payment of principal and interest. Although protections against loss to investors in subordinate securities may include investor guarantees, reserve funds, excess interest, cross-collateralization and over-collateralization, subordinate securities may lack sufficient credit protection and are thus more sensitive to the default of underlying Mortgage Collateral than senior securities of the same issuer.

    The yield-to-maturity on subordinate CMBS may be extremely sensitive to the default and loss experience of the underlying Mortgage Collateral and the timing of any such defaults or losses. Because the subordinate classes generally have little or no credit support, to the extent there are realized losses on the Mortgage Collateral, the Company will experience a concurrent loss and as a result may not recover the full amount, or any, of its investment in such subordinate CMBS.

    In evaluating the Mortgage Collateral securing the CMBS, the Company will use screening techniques to determine which loans will undergo a full-scope review and which loans will undergo a more streamlined review process. Although the screening process is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan-to-value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, and to the extent available, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property, recent appraisals, engineering and environmental reports, and broker price opinions (opinions as to the market value of a property given by local real estate brokers, based on recent sales of similar properties in the same geographic area and, in many cases, visits to the subject property). For those loans that are selected for the more streamlined review process, the Company's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and broker price opinions, each as available. If the Company's review of such information does not reveal any unusual or unexpected characteristics or factors, the Company may elect not to perform any additional due diligence.

    Ratings may be assigned to CMBS by the rating agencies such as S&P, Moody's, Fitch IBCA and Duff & Phelps Credit Rating Co. ("Duff & Phelps"). These ratings are substantially determined by the debt service coverage and loan-to-value ratios of the pool and are relative, representing the subjective opinions of the agencies. It is possible that an agency may not change its rating, after its initial evaluation, to reflect subsequent events, both negative and positive. Therefore, although these ratings will be used by the Manager as an important factor in its selection process, the Manager will rely principally upon its own credit analysis.

    COMMERCIAL MORTGAGE LOANS. The Company intends to originate and acquire commercial mortgage loans. Although such mortgage loans will be acquired primarily through the Manager's relationship with CLARION, mortgage loans may also be acquired from entities such as commercial banks, mortgage bankers, insurance companies and other mortgage lenders.

    In considering whether to originate or acquire a mortgage loan, the Company will request that the Manager underwrite, and perform certain due diligence tasks with respect to, such mortgage loan in order to ascertain material information as to the value of such mortgage loan. The Manager will review and analyze many factors, including market conditions (market interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors), the yield to maturity of the mortgage loan, the liquidity of the mortgage loan, in the case of an acquisition of a mortgage loan the limitations on the obligations of the seller with respect to the mortgage loan, the rate and timing of payments to be made with respect to the mortgage loan, the value and quality of the mortgaged property underlying the mortgage loan, the risk of adverse fluctuations in the market values of that mortgaged property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing the mortgaged property, relevant laws limiting actions that may be taken with respect to loans secured by real property and limitations on recourse against the obligors following realization on the collateral through various means, risks associated with geographic concentration of underlying assets constituting the mortgaged property for the relevant mortgage loan, environmental risks, pending and threatened litigation, junior liens and other issues relating to title and a prior history of default by affiliated parties on their similar obligations. The Board of Directors of the Company has not established any limits upon the geographic concentration of the commercial mortgage loans to be originated or acquired by the Company or the credit quality of the borrowers under such mortgage loans. Instead, the Company intends to make origination and acquisition decisions through asset and credit analysis on a case-by-case basis.

    SECURITIZATIONS. The Company intends to originate, acquire and accumulate commercial mortgage loans for securitization as part of its investment strategy. Upon securitization, the Company will generally sell the senior classes of the new securities and retain the subordinate classes. By performing such origination and securitization itself, the Company expects to achieve higher returns than from purchasing subordinate CMBS classes from third parties.

    In the event the Company effects a securitization of its commercial mortgage loans, the Company intends to transfer such mortgage loans to a bankruptcy remote trust or other special purpose vehicle (that will generally be consolidated with the Company for tax and accounting purposes) that will issue CMBS. For accounting purposes, the securitized commercial mortgage loans will remain on the Company's balance sheet as assets and the CMBS so issued will appear as liabilities, in contrast with "off balance sheet" sale treatment. Such "on balance sheet" treatment more accurately reflects the Company's view that, substantively, the securitizations contemplated by the Company are a form of financing, as opposed to a sale, of its commercial mortgage loans. Issuing structured debt in this manner locks in potentially less expensive, long-term, non-recourse financing that generally better matches the terms of the commercial mortgage loans serving as collateral for such debt than such preexisting borrowings. Each series of CMBS created by securitization is expected to be fully payable from the Mortgage Collateral. Except upon a breach of the standard representations and warranties made by the Company when loans are securitized, the debt obligations created in the securitization will be non-recourse to the Company.

    Prior to securitization, the Company will hold its mortgage loans in the Operating Partnership and experience the risks associated with the ownership of commercial mortgage loans during such "warehousing" period. See "RISK FACTORS--Commercial Mortgage Loans Are Subject to Loss of Principal--Possible Losses on Mortgage Loans During Warehousing Period."

    The Manager, in its discretion, will determine the quantity of commercial mortgage loans sufficient for securitization, after discussions with potential underwriters, rating agencies and an evaluation of the costs of securitization.

    The Company anticipates that the proceeds from its securitizations will be used first to repay preexisting borrowings against the applicable Mortgage Collateral (e.g., under reverse repurchase agreements) and then to acquire additional Real Estate Investments.

    The Company expects that its retained interests in the securitizations will be subordinated with respect to payments of principal and interest on the underlying mortgage loans to the classes of securities issued to investors in such securitizations. Accordingly, any losses incurred on the underlying mortgage loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero. Thereafter, any further losses would be borne by investors in the more senior classes of CMBS.

    Typically, in connection with the creation of a new mortgage loan securitization, the issuer will be required to enter into a master servicing agreement with respect to such series of mortgage securities with an entity acceptable to the Rating Agencies that regularly engages in the business of servicing mortgage loans (the "Master Servicer"). If, in the future, the Company decides to service its own securitized mortgage loans, it will do so only through noncontrolled REIT subsidiaries designed not to endanger the Company's REIT qualification. See "FEDERAL INCOME TAX CONSIDERATIONS--Noncontrolled Taxable Subsidiaries."

    The Company presently intends to structure its securitizations so as to avoid the attribution of any excess inclusion income to the Company's stockholders. See "FEDERAL INCOME TAX CONSIDERATIONS-- Taxation of Taxable U.S. Stockholders." Servicing required in connection with securitized assets may be undertaken through a qualified REIT subsidiary. See "FEDERAL INCOME TAX CONSIDERATIONS-- Qualified REIT Subsidiaries."

    MEZZANINE INVESTMENTS. The Company intends to make Mezzanine Investments, primarily in the form of preferred equity, leveraged joint venture equity and subordinate and participating mortgage loans. Such investments may involve development, rehabilitation or renovation projects. A preferred equity investment is an ownership interest in real property that is generally entitled to receive preferential treatment with respect to distributions of income generated by such property. Leveraged joint venture equity involves an equity investment in real property that is encumbered by mortgage debt, which will generally provide the investor with preferential returns and/or conversion rights into equity of another partner in the venture. A subordinate mortgage loan is a loan secured by a subordinated lien on real property. A participating mortgage may be a senior or junior lien and will entitle the mortgagee to mortgage interest plus a participation in the property's operating cash flows or residual value. To the extent the Company invests in participating mortgages, it will attempt to ensure that the participating income satisfies the REIT income tests for qualification. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification-- Income Tests."

    There are no particular characteristics which determine the type or structure of a Mezzanine Investment to be made by the Company. The Company will determine such type and structure after considering all of the characteristics of the underlying property, including lease expirations, tenant credit quality, appraisals and borrower evaluations. The structure of each Mezzanine Investment will be chosen in an effort to provide a high rate of return to its stockholders without incurring risk deemed unacceptable by the Manager or compromising the Company's REIT qualification or the maintenance of its exemption under the Investment Company Act.

    Mezzanine Investments will generally provide the Company with interest at a higher rate than generally paid on the senior mortgage plus, in most cases, a percentage of gross revenues or, to the extent consistent with REIT qualification, net operating income from the underlying property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing. In other instances, the Company may receive an interest rate that provides an attractive risk-adjusted return. Alternatively, the Mezzanine Investments could take the form of a non-voting preferred equity investment in a single purpose entity borrower with the terms of the preferred equity substantially the same as described above. As a result of REIT qualification requirements, such a preferred equity investment in a taxable corporation would be limited to not more than 5%, measured by fair market value, of the total assets of the Company.

    As an example of a Mezzanine Investment, the Company may lend to, or invest as preferred equity in, the owner of a Commercial Property that is subject to a first mortgage lien equal to 70% of its value an additional 20% to 25% of the value of the property. Typically, in the case of a loan, either the owner would pledge to the Company, as security for its debt to the Company, the property subject to the first lien (giving the Company a second lien position), or, subject to REIT qualification requirements, partners (or members) of the owner would pledge a partnership or limited liability company ("LLC") interest in the owner (with, in either case, covenants by the partnership or LLC in favor of the Company). If a partnership or LLC interest is pledged, then the Company may be in a position to make decisions with respect to the operations of the property in the event of a default on the loan.

    The Company may also create mezzanine debt investments by originating first mortgage loans and Mezzanine Investments using warehouse lines of credit and securitizing such loans and issuing and selling senior securities while retaining subordinate securities and Mezzanine Investments.

    REAL PROPERTY. The Company may also invest in real property, including underperforming real property and development and rehabilitation projects. Underperforming real property and development and rehabilitation projects can be risky investments because they generally do not generate sufficient cash flow to provide a current cash return on the investment after meeting operating expenses and debt service. The Company, however, will seek opportunities to purchase such real property at attractive prices. The Company's general goal with respect to each real property will be to purchase it at a favorably low price and to reposition or convert the use of the property if required to improve its cash flow by proper management.

    If the Company is offered the opportunity to acquire any real property that is likely to be characterized as held "primarily for sale to customers in the ordinary course of trade or business," gain from which would be treated as income from a prohibited transaction that is subject to a 100% penalty tax under the Code, the Company may establish a taxable corporation in which the Company, through the Operating Partnership, will hold a 95% non-voting ownership interest to make the acquisition. See "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the Company." Such a corporation would not be eligible for taxation as a qualified REIT subsidiary, and any profits that it earns on its activities would be subject to federal corporate income tax before they are distributable to the Company. The fair market value of the Company's interest in such corporation would have to represent not more than 5% of the total assets of the Company. See "FEDERAL INCOME TAX CONSIDERATIONS--Noncontrolled Taxable Subsidiaries."

    REAL ESTATE COMPANIES. The Company may invest in companies that have substantial holdings of Real Estate Investments. In the case of an investment in a taxable corporation, any such investment generally may represent neither (i) more than 5%, measured by fair market value, of the total assets of the Company nor (ii) more than 10% of the voting securities of such taxable corporation. The ability of the Company to make such an investment may be curtailed in the event that certain proposals included in President Clinton's February 1998 Budget Proposal are introduced into legislation and enacted into law.

    OTHER ELIGIBLE INVESTMENTS. Although underperforming real property and development and rehabilitation projects, foreign real estate and investments in real estate companies may, in special circumstances, be investments that the Company may make, the Company does not anticipate that any of these categories of investment will at any time constitute a material part of the Company's asset portfolio or investment strategy. Consistent with its investment objectives, policies and restrictions and the strategies described in "--Investment Management," the Company may also make investments in U.S. Government securities (including U.S. Treasury securities and securities issued by agencies or instrumentalities of the U.S. Government), asset-backed securities (including, but not limited to, securities backed by consumer receivables, business receivables, corporate obligations, insurance premiums, etc.), mortgage-backed securities (agency and non-agency), corporate debt securities, commercial paper, money market instruments, non-contingent interest bearing deposits in banks chartered by or within the U.S. and money market mutual funds.

INITIAL INVESTMENTS

    The Company, through the Operating Partnership, has contracted (subject to the approval of the Independent Directors) with an Affiliated Fund to purchase, on the Closing Date with the net proceeds of the Offering and the Private Placement, the following Initial Investments: (i) 22 classes of CMBS, (ii) one commercial mortgage loan and (iii) one Mezzanine Investment. The Initial Investments were selected by the Manager after analyzing various Real Estate Investments for inclusion in the Company's portfolio, giving careful consideration to the Company's investment objectives and the limitations resulting from the Company's REIT qualification and the maintenance of its exemption from the Investment Company Act. The Company will be purchasing the Initial Investments at fair market value, determined as of the Closing Date. On March 31, 1998, the fair market value of the Initial Investments was estimated to be $199.5 million, which will exceed the expected net proceeds of the Offering and the Private Placement. Such purchase price will be adjusted to reflect any change in fair market value between March 31, 1998 and the date of the closing of such purchase.


    Because the Company had expected greater proceeds from the Offering than those currently anticipated, in order to purchase all of the Initial Investments, the Company will be required to obtain approximately $87.1 million of debt financing on or before the Closing Date. In connection with such financing, the Company intends to enter into reverse repurchase agreements pursuant to which the Company will collaterally pledge the Initial CMBS. These agreements will provide short-term, floating rate financing to the Company. See "INVESTMENT OBJECTIVES AND POLICIES--Investment Management-- Hedging and Leveraging." If the Company is unable to obtain the financing required to purchase the full amount of the Initial Investments, the Initial Investments will be reduced on a pro rata basis, based on the aggregate net proceeds of the Offering and the Private Placement and the amount of debt financing actually obtained by the Company on or prior to the Closing Date. Such leverage may reduce or eliminate net income from the Initial Investments. If the interest income from the Initial Investments fails to cover the cost of such financing, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity. Because the Company has no operating history or established sources of financing, there can be no assurance that the Company will be able to obtain such financing and apply such leverage.

    The fair market value of the Initial CMBS has been (for the March 31, 1998 valuation) and will be (for the Closing Date adjustment, if any) based on the mid-market price of the Initial CMBS. The mid-market price is the average of (i) the price at which a market purchaser would be willing to buy each class of Initial CMBS (the "bid") and (ii) the price at which a market seller would be willing to sell such class (the "offer"). To calculate the mid-market price, a bid for each class of Initial CMBS is solicited from an investment bank unaffiliated with the Manager or the Underwriters. Three investment banks unaffiliated with the Manager or the Underwriters are then requested to identify the existing market bid/offer spread for securities with the same credit rating as the relevant class of Initial CMBS. The mid-market price is established by adjusting such bid by one-half of the average of the applicable three bid/offer spreads. For 19 of the 22 classes of Initial CMBS, the bid was obtained from one of the underwriters for the initial placement of the applicable class of CMBS.

    For example, with respect to the class of Initial CMBS referred to as "DLJ Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-CF2, Class B2," the Manager received an indicative bid from an investment bank of 1.90% over the yield on the comparable U.S. Treasury security (interpolated to match the weighted average life of such Initial CMBS), the standard manner of quoting prices for CMBS. The Manager then obtained from three investment banks the difference between current bid and offer quotes (the "bid/offer spread") for CMBS with a "BBB-" credit rating (I.E., the same credit rating as this class of Initial CMBS). The average of these bid/offer spreads was 0.10%. The bid of 1.90% was then adjusted by 0.05% (one-half of such average), resulting in a yield of 1.85% over the comparable U.S. Treasury security. As of March 31, 1998, the resulting yield was 7.49%, which equated to a mid-market price for, and fair market value of, $6,154,890 for the DLJ 1996-CF2 as shown on Table I.

    The mechanism for calculating the mid-market price described above is utilized to avoid an additional conflict of interest. The pricing mechanism avoids using an offer to calculate the mid-point between the bid and the offer for each class of Initial CMBS since the offer would be quoted by an interested party, an Affiliated Fund, as seller of the Initial CMBS. Thus, the Manager, as investment adviser of the Affiliated Funds, would be setting the offer for the Initial CMBS, creating a conflict of interest with the Company. The use of the bid/offer spread allows the market to determine the average between the bid and the offer without influence from the Manager. The Manager has determined that the mid-market price is an appropriate mechanism for determining the fair market value of the Initial CMBS.

    The fair market value of the commercial mortgage loan included in the Initial Investments will be equal to the bid for such investment solicited from an investment bank unaffiliated with the Manager or the Underwriters.

    The fair market value of the Mezzanine Investment included in the Initial Investments will equal the sum of the unpaid principal balance of such Mezzanine Investment as of the Closing Date plus any accrued interest thereon and associated acquisition costs.

    Although approximately 91.7% of the Initial Investments will be comprised of subordinate classes of CMBS, the Company anticipates that this percentage, upon the origination and acquisition of additional first lien commercial mortgage loans and additional Mezzanine Investments will be reduced to below 50% of the Company's investment portfolio; however, the Company has no policy limiting any particular type of Real Estate Investment to a specific percentage of its asset portfolio. Rather, the Company's business decisions and investment strategies and the composition of its asset portfolio will vary depending on the Manager's view of changing market conditions and opportunities.

    CMBS. Tables I and II on the following pages contain a summary of the material terms of the portion of the Initial CMBS. The Initial CMBS consist of securities that have been issued by, and are backed by Mortgage Collateral originated by, unaffiliated, non-governmental third parties. The information set forth therein was derived from the information provided to the Company by the trustees of the applicable series of CMBS.

                                    TABLE I
                      CHARACTERISTICS OF THE INITIAL CMBS
   (INFORMATION IS PROVIDED AS OF MARCH 31, 1998, UNLESS OTHERWISE INDICATED)

                                                                                                  TOTAL FOR THIS CLASS OF
                                                                                                          SECURITY
                                                                                                  ------------------------
                                                                                                               PAR AMOUNT
                                                                                       PERCENT       TOTAL      OF CLASS
                                                            RATING                     OF POOL     ORIGINAL       AS OF
ISSUE NAME                                       CLASS    (D/S/M/F)+     ISSUE DATE   PAID DOWN   PAR BALANCE    3/31/98
-----------------------------------------------  -----  ---------------  ----------   ---------   -----------  -----------
Bankers Trust Company, BTC Commercial Mortgage     F       -/-/Ba2/-      1/28/98        1.7%     $42,275,166  $42,275,166
 Pass-Through Certificates, Series BTR Trust
 1998-S1 (BT 1998-S1)..........................
CS First Boston Mortgage Securities Corp.,         E       BB/-/-/-       12/1/95       12.3      19,510,000   19,510,000
 Commercial Mortgage Pass-Through Certificates,
 Series 1995-WF1 (CSFB 1995-WF1)...............
CS First Boston Mortgage Securities Corp.,         F        B/-/-/-       12/1/95       12.3       9,756,000    9,756,000
 Commercial Mortgage Pass-Through Certificates,
 Series 1995-WF1 (CSFB 1995-WF1)#..............
DLJ Mortgage Acceptance Corp., Commercial         B3     BB/BB/Ba2/BB     5/17/96        2.6      30,600,000   30,600,000
 Mortgage Pass-Through Certificates, Series
 1996-CF1 (DLJ 1996-CF1).......................
DLJ Mortgage Acceptance Corp., Commercial         B2     -/BBB-/-/BBB-    11/1/96        3.2      12,700,000   12,700,000
 Mortgage Pass-Through Certificates, Series
 1996-CF2 (DLJ 1996-CF2).......................
DLJ Commercial Mortgage Corp., Commercial         B6        -/B/-/-       3/1/98         0.0      15,000,000   15,000,000
 Mortgage Pass-Through Certificates, Series
 1998-CF1 (DLJ 1998-CF1)#......................
DLJ Commercial Mortgage Corp., Commercial         B7       -/-/-/B-       3/1/98         0.0       6,300,000    6,300,000
 Mortgage Pass-Through Certificates, Series
 1998-CF1 (DLJ 1998-CF1)#......................
DLJ Commercial Mortgage Corp., Commercial          C          NR          3/1/98         0.0      16,800,140   16,800,140
 Mortgage Pass-Through Certificates, Series
 1998-CF1 (DLJ 1998-CF1)#......................
GMAC Commercial Mortgage Securities, Inc.,         G       -/BB/-/BB      9/1/97         0.6      84,849,000   84,849,000
 Mortgage Pass-Through Certificates, Series
 1997-C1 (GMAC 1997-C1)........................
GMAC Commercial Mortgage Securities, Inc.,         J       -/-/-/B-       9/1/97         0.6      16,969,000   16,969,000
 Mortgage Pass-Through Certificates, Series
 1997-C1 (GMAC 1997-C1)#.......................
GMAC Commercial Mortgage Securities, Inc.,         J       -/-/B3/-       12/1/97        0.2       5,363,000    5,363,000
 Mortgage Pass-Through Certificates, Series
 1997-C2 (GMAC 1997-C2)#.......................
GS Mortgage Securities Corporation II,             H       -/-/-/BB       8/1/97         0.5      34,208,999   34,208,999
 Commercial Mortgage Pass-Through Certificates,
 Series 1997-GL I (GS 1997-GL1)#...............
J.P. Morgan Commercial Mortgage Finance Corp.,     F       -/BB/-/BB      9/1/97         0.6      51,688,000   51,688,000
 Mortgage Pass-Through Certificates, Series
 1997-C5 (JPM 1997-C5).........................
KMART CMBS Financing, Inc., Commercial Mortgage    D     BBB/-/Baa2/-     3/4/97         3.9      48,000,000   48,000,000
 Pass-Through Certificates, Series 1997-1
 (KMART 1997-1)................................
Mortgage Capital Funding, Inc., Multifamily/       G       -/BB/-/BB      7/1/96         9.3      32,559,000   32,559,000
 Commercial Mortgage Pass-Through Certificates,
 Series 1996-MC1 (MCF 1996-MC1)................
Mortgage Capital Funding, Inc., Multifamily/       F       -/-/-/BB       11/1/97        0.4      43,528,864   43,528,864
 Commercial Mortgage Pass-Through Certificates,
 Series 1997-MC2 (MCF 1997-MC2)................
Midland Realty Acceptance Corp., Commercial        E      -/-/-/BBB-      12/1/96        2.7       7,682,000    7,682,000
 Mortgage Pass-Through Certificates, Series
 1996-C2 (MRAC 1996-C2)#.......................
Morgan Stanley Capital I Inc., Commercial          F       -/-/-/BB       6/1/97         1.1      41,742,000   41,742,000
 Mortgage Pass-Through Certificates, Series
 1997-HF1 (MSC 1997-HF1).......................
Morgan Stanley Capital I Inc., Commercial          G      -/BB/Ba3/BB     10/1/97        0.4      26,408,000   26,408,000
 Mortgage Pass-Through Certificates, Series
 1997-XL1 (MSC 1997-XL1).......................
Firststreet Investment, L.L.C. NB Commercial       E       -/-/-/BB       8/1/96        37.1       9,767,539    9,767,539
 Mortgage Pass-Through Certificates, Series FSI
 (NBCM FSI)....................................
Resolution Trust Corporation, Commercial           F       B/-/B1/-       12/1/95       47.5      19,469,000   15,176,144
 Mortgage Pass-Through Certificates, Series
 1995-C2 (RTC 1995-C2).........................
Structured Asset Securities Corporation,           G        -/B/-/B       7/3/96        28.9      96,005,662   96,005,662
 Multiclass Pass-Through Certificates, Series
 1996-CFL (SASCO 1996-CFL).....................

                                                                                                    THE COMPANY'S INVESTMENT
                                                                                              ------------------------------------
                                                           CURRENT
                                                           BALANCE
                                                            AS A
                                                          PERCENTAGE
                                                             OF
                                                          OUTSTANDING                                                     FAIR
                                                          POOL        SUBORDINATION  SENIOR   INVESTMENT   PERCENTAGE    MARKET
ISSUE NAME                                       COUPON    AMOUNT     PERCENTAGE* PERCENTAGE+ PAR BALANCE  OF CLASS       VALUE
-----------------------------------------------  ------   ---------   ---------   ---------   -----------  ---------   -----------
Bankers Trust Company, BTC Commercial Mortgage    7.87%     10.2%       14.2%       75.6%     $19,000,000   44.94%     $19,144,951
 Pass-Through Certificates, Series BTR Trust
 1998-S1 (BT 1998-S1)..........................
CS First Boston Mortgage Securities Corp.,        8.30       9.1         8.0        82.9       5,000,000    25.63        5,099,720
 Commercial Mortgage Pass-Through Certificates,
 Series 1995-WF1 (CSFB 1995-WF1)...............
CS First Boston Mortgage Securities Corp.,        8.30       4.6         3.4        92.0       9,756,000   100.00        8,834,068
 Commercial Mortgage Pass-Through Certificates,
 Series 1995-WF1 (CSFB 1995-WF1)#..............
DLJ Mortgage Acceptance Corp., Commercial         8.27       6.7         9.2        84.1       8,900,000    29.08        9,126,986
 Mortgage Pass-Through Certificates, Series
 1996-CF1 (DLJ 1996-CF1).......................
DLJ Mortgage Acceptance Corp., Commercial         7.83       2.6        13.4        84.0       6,000,000    47.24        6,154,890
 Mortgage Pass-Through Certificates, Series
 1996-CF2 (DLJ 1996-CF2).......................
DLJ Commercial Mortgage Corp., Commercial         6.41       1.8         2.8        95.4      12,000,000    80.00        8,453,784
 Mortgage Pass-Through Certificates, Series
 1998-CF1 (DLJ 1998-CF1)#......................
DLJ Commercial Mortgage Corp., Commercial         6.41       0.8         2.0        97.2       6,300,000   100.00        3,524,630
 Mortgage Pass-Through Certificates, Series
 1998-CF1 (DLJ 1998-CF1)#......................
DLJ Commercial Mortgage Corp., Commercial         6.41       2.0         0.0        98.0      16,800,140   100.00        7,322,425
 Mortgage Pass-Through Certificates, Series
 1998-CF1 (DLJ 1998-CF1)#......................
GMAC Commercial Mortgage Securities, Inc.,        7.41       5.0         6.5        88.5      15,000,000    17.68       14,086,800
 Mortgage Pass-Through Certificates, Series
 1997-C1 (GMAC 1997-C1)........................
GMAC Commercial Mortgage Securities, Inc.,        6.60       1.0         2.0        97.0       8,654,190    51.00        4,985,004
 Mortgage Pass-Through Certificates, Series
 1997-C1 (GMAC 1997-C1)#.......................
GMAC Commercial Mortgage Securities, Inc.,        6.75       0.5         2.8        96.7       5,363,000   100.00        3,045,648
 Mortgage Pass-Through Certificates, Series
 1997-C2 (GMAC 1997-C2)#.......................
GS Mortgage Securities Corporation II,            7.61       3.5         0.0        96.5      19,500,000    57.00       19,133,244
 Commercial Mortgage Pass-Through Certificates,
 Series 1997-GL I (GS 1997-GL1)#...............
J.P. Morgan Commercial Mortgage Finance Corp.,    7.56       5.0         6.0        89.0       7,500,000    14.51        7,026,203
 Mortgage Pass-Through Certificates, Series
 1997-C5 (JPM 1997-C5).........................
KMART CMBS Financing, Inc., Commercial Mortgage   6.73      14.9         0.0        85.1      18,000,000    37.50       18,093,708
 Pass-Through Certificates, Series 1997-1
 (KMART 1997-1)................................
Mortgage Capital Funding, Inc., Multifamily/      7.15       7.4         8.0        84.6       7,750,000    23.80        7,364,159
 Commercial Mortgage Pass-Through Certificates,
 Series 1996-MC1 (MCF 1996-MC1)................
Mortgage Capital Funding, Inc., Multifamily/      7.21       5.0         6.5        88.5      10,000,000    22.97        9,377,850
 Commercial Mortgage Pass-Through Certificates,
 Series 1997-MC2 (MCF 1997-MC2)................
Midland Realty Acceptance Corp., Commercial       8.03       1.5        13.4        85.1       7,682,000   100.00        7,992,407
 Mortgage Pass-Through Certificates, Series
 1996-C2 (MRAC 1996-C2)#.......................
Morgan Stanley Capital I Inc., Commercial         6.86       6.8         4.8        88.4       5,580,000    13.37        5,131,580
 Mortgage Pass-Through Certificates, Series
 1997-HF1 (MSC 1997-HF1).......................
Morgan Stanley Capital I Inc., Commercial         7.70       3.5         3.0        93.5       2,400,000     9.09        2,342,270
 Mortgage Pass-Through Certificates, Series
 1997-XL1 (MSC 1997-XL1).......................
Firststreet Investment, L.L.C. NB Commercial      8.73      20.7        26.1        53.2       3,767,539    38.57        3,513,215
 Mortgage Pass-Through Certificates, Series FSI
 (NBCM FSI)....................................
Resolution Trust Corporation, Commercial          7.00       6.1        31.9        62.0       8,184,782    53.93        7,899,313
 Mortgage Pass-Through Certificates, Series
 1995-C2 (RTC 1995-C2).........................
Structured Asset Securities Corporation,          7.75       7.0        12.6        80.4       6,000,000     6.25        5,230,344
 Multiclass Pass-Through Certificates, Series
 1996-CFL (SASCO 1996-CFL).....................

------------------------

+  Duff & Phelps, S&P, Moody's and Fitch IBCA. '-' means not rated.

* Represents the principal amount of securities and the reserve fund, if any, of the related series that are subordinate in right of payment to the indicated class of Initial CMBS, expressed as a percentage of the entire outstanding amount of securities and the reserve fund, if any, of such series.

+ Represents the principal amount of securities of the related series that are senior in right of payment to the indicated class of Initial CMBS, expressed as a percentage of the entire outstanding amount of securities and the reserve fund, if any, of such series.

#  Includes Special Servicing Rights.

    For each class of Initial CMBS, Table I gives the "Senior Percentage," "Current Balance as a Percentage of Current Pool Amount" and "Subordination Percentage." The "Senior Percentage" represents the principal amount of securities of the related series that are senior in right of payment to the indicated class of CMBS, expressed as a percentage of the entire outstanding principal amount of securities plus a reserve fund, if any, for such series. The "Current Balance as a Percentage of Current Pool Amount" represents the principal amount of securities of the indicated class of Initial CMBS expressed as a percentage of the entire outstanding principal amount of securities plus a reserve fund, if any, for such series. The "Subordination Percentage" represents the principal amount of securities plus the amount of a reserve fund, if any, of the related series that are subordinate in right of payment to the indicated class of Initial CMBS, expressed as a percentage of the entire outstanding principal amount of securities plus a reserve fund, if any, for such series.

    All of the Initial CMBS are subordinated in right of payment of principal and interest to one or more senior classes of CMBS of the same series, protecting such senior classes from losses on the related Mortgage Collateral. In general, on any distribution date, prepayments of principal will typically be distributed to the most senior class of securities, and not to such CMBS, as long as the more senior securities are outstanding or in certain cases an overcollateralization level is not met. Generally, on any distribution date, no interest is distributed to such CMBS until interest allocable to more senior classes for that distribution date has been distributed in full. In addition, as losses are incurred on the Mortgage Collateral, such losses will be borne by the most junior class of CMBS then having an outstanding balance.

    For example, as shown on Table I, the Initial CMBS class referred to as BTC Commercial Mortgage Pass-Through Certificates, Series BTR Trust 1998-S1, Class F has a "Senior Percentage" equal to 75.6% of the aggregate principal amount of all securities of such series. Therefore, the Company's investment is subordinate to 75.6% of the aggregate principal amount of securities of such series. Also, such class of Initial CMBS has a "Subordination Percentage" of 14.2%. Therefore, the Company's investment is senior to 14.2% of the aggregate principal amount of securities of such series. Therefore, if this series sustains losses of more than 14.2% of the outstanding amount of securities of such series, the investment will begin to sustain losses on a dollar for dollar basis.


    Each class of Initial CMBS is part of a series of CMBS supported by an underlying pool of Mortgage Collateral. As of March 31, 1998, the percentage of each pool of Mortgage Collateral that was 30 to 59 days delinquent with respect to payment of principal or interest ranged from 0% to 6.6%. The range for delinquencies of 60 to 89 days and for delinquencies of 90 days or longer was from 0% to 5.4% and from 0% to 2.5%, respectively, of such pools. Also, the percentage that was in foreclosure ranged from 0% to 0.2%, and the percentage upon which foreclosure had been completed ranged from 0% to 1.2%, of such pools. The percentage for which losses had been realized ranged from 0% to 1.1% of such pools. As a result, as of March 31, 1998, the delinquency and loss levels had not resulted in a reduction in the cash flows from the applicable Mortgage Collateral sufficient to affect adversely the scheduled payments of principal and/or interest on any class of Initial CMBS. As described in the example in the preceding paragraph, for classes of Initial CMBS that have a "subordination percentage" greater than zero (i.e., classes that are not "first loss" classes), such reduction in cash flows would occur only after the class(es) subordinate to such Initial CMBS had experienced complete loss(es). There can be no assurance, however, that delinquency and loss levels will not rise and thereby reduce or eliminate the Company's return on, or of, such investment.

                                    TABLE II
            DISTRIBUTION OF THE INITIAL CMBS BY GEOGRAPHIC LOCATION
                        AND TYPE OF UNDERLYING PROPERTY
                    (AS OF THE ISSUE DATE FOR EACH SECURITY)

ISSUE NAME                 CLASS     ISSUE DATE                GEOGRAPHIC CONCENTRATIONS OF 10% OR GREATER
----------------------  -----------  -----------  ---------------------------------------------------------------------
BT 1998-S1............       F         1/28/98    California (30%), Texas (20%), Florida (14%)

CSFB 1995-WF1.........       E         12/1/95    California (76%), Texas (11%)

CSFB 1995-WF1.........       F         12/1/95    California (76%), Texas (11%)

DLJ 1996-CF1..........      B3         5/17/96    Texas (26%), California (15%), Michigan (11%), Florida (10%)

DLJ 1996-CF2..........      B2         11/1/96    Texas (24%), California (16%)

DLJ 1998-CF1..........      B6         3/1/98     New Jersey (13%), California (10%)

DLJ 1998-CF1..........      B7         3/1/98     New Jersey (13%), California (10%)

DLJ 1998-CF1..........       C         3/1/98     New Jersey (13%), California (10%)

GMAC 1997-C1..........       G         9/1/97     California (17%), New York (12%)

GMAC 1997-C1..........       J         9/1/97     California (17%), New York (12%)

GMAC 1997-C2..........       J         12/1/97    California (25%), Florida (13%)

GS 1997-GL1...........       H         8/1/97     California (28%), New York (23%), Virginia (11%)

JPM 1997-C5...........       F         9/1/97     California (19%)

KMART 1997-1..........       D         3/4/97     New York (13%), Ohio (11%)

MCF 1996-MC1..........       G         7/1/96     New York (14%), California (13%)

MCF 1997-MC2..........       F         11/1/97    California (13%), Texas (10%)

MRAC 1996-C2..........       E         12/1/96    Texas (17%), California (15%)

MSC 1997-HF1..........       F         6/1/97     California (27%), New York (15%)

MSC 1997-XL1..........       G         10/1/97    New York (26%), California (13%)

NBCM FSI..............       E         8/1/96     Florida (22%), Pennsylvania (21%), Texas (16%), Georgia (15%),
                                                   Connecticut (10%)

RTC 1995-C2...........       F         12/1/95    California (51%), Texas (11%)

SASCO 1996-CFL........       G         7/3/96     California (23%), New Jersey (13%)

ISSUE NAME                         PROPERTY TYPE CONCENTRATIONS OF 10% OR GREATER

----------------------  ---------------------------------------------------------------------

BT 1998-S1............  Office (37%), Hotel (33%), Multifamily (25%)

CSFB 1995-WF1.........  Retail (63%), Industrial (16%), Office (10%), Multifamily (10%)

CSFB 1995-WF1.........  Retail (63%), Industrial (16%), Office (10%), Multifamily (10%)

DLJ 1996-CF1..........  Multifamily (39%), Retail (35%), Hotel (14%)

DLJ 1996-CF2..........  Multifamily (45%), Retail (24%), Mixed Use (15%), Office (11%)

DLJ 1998-CF1..........  Retail (32%), Multifamily (19%), Office (14%), Hotel and Casino (20%)

DLJ 1998-CF1..........  Retail (32%), Multifamily (19%), Office (14%), Hotel and Casino (20%)

DLJ 1998-CF1..........  Retail (32%), Multifamily (19%), Office (14%), Hotel and Casino (20%)

GMAC 1997-C1..........  Retail (26%), Multifamily (19%), Office (18%), Industrial (10%)

GMAC 1997-C1..........  Retail (26%), Multifamily (19%), Office (18%), Industrial (10%)

GMAC 1997-C2..........  Multifamily (28%), Retail (26%), Nursing Home (17%)

GS 1997-GL1...........  Office (57%), Retail (33%)

JPM 1997-C5...........  Retail (31%), Multifamily (26%), Office (21%)

KMART 1997-1..........  Retail (100%)

MCF 1996-MC1..........  Multifamily (45%), Retail (31%), Self-Storage (14%)

MCF 1997-MC2..........  Multifamily (41%), Retail (28%), Office (13%), Hotel (10%)

MRAC 1996-C2..........  Multifamily (39%), Retail (31%), Office (19%)

MSC 1997-HF1..........  Manufactured Housing (22%), Self-Storage (19%), Retail (17%),

                         Multifamily (15%), Office (14%)

MSC 1997-XL1..........  Retail (48%), Multifamily (19%), Office (17%), Hotel (17%)

NBCM FSI..............  Office (32%), Multifamily (24%), Retail (19%), Hotel (18%)

RTC 1995-C2...........  Multifamily (35%), Mixed Use (16%), Office (15%), Hotel (14%), Retail

                         (12%)

SASCO 1996-CFL........  Retail (28%), Office (28%), Multifamily (24%), Warehouse (13%)


    Approximately 91.3% of the Initial CMBS have not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of such CMBS is restricted. Moreover, such CMBS cannot be transferred to an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") except in certain limited circumstances. As a result, there may be no liquid market for the Initial CMBS.

    The ratings of the Rating Agencies on CMBS address the likelihood of the receipt of all distributions to which such holders are entitled. The ratings do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Collateral, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent any yield maintenance payments may be received in connection with such prepayments. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience on any security. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

    COMMERCIAL MORTGAGE LOAN. The following is a summary of the material terms of the commercial mortgage loan included in the Initial Investments.

    THE OMNI NEWPORT NEWS HOTEL

    The Company has contracted with an Affiliated Fund to purchase a first mortgage loan secured by The OMNI Hotel in Newport News, Virginia. The mortgage loan was made on December 18, 1997 at a 70% loan-to-value ratio, is in an original principal amount of $12.6 million and bears interest at a fixed rate equal to 7.885% per annum. The loan matures on December 1, 2004 and amortizes over a 25-year schedule. The mortgage loan may not be prepaid until December 1, 2001, and any prepayment thereafter shall be subject to a yield maintenance premium.

    The mortgaged property consists of 183 rentable guest rooms, four of which are suites, in a nine-story tower. The hotel is located on 5.85 acres with improvements totaling 128,500 square feet, including 8,650 square feet of meeting and pre-function space. Other improvements include two restaurants, a nightclub, a fitness room, a sauna and an enclosed pool. The hotel was constructed in 1989.

    The commercial mortgage loan has not been registered under the Securities Act or other applicable securities laws, which may limit the ability of the Company to sell such Initial Investment in response to changing economic or other conditions.

    As of March 31, 1998, the fair market of this Initial Investment was $12.8 million, determined in the manner described above.

    MEZZANINE INVESTMENT. The following is a summary of the Mezzanine Investment included in the Initial Investments.

    THE ALLWOOD BRIGHTON OFFICE CENTER

    The Company has contracted with an Affiliated Fund to purchase a preferred limited partnership interest in the owner of The Allwood Brighton Office Center in Clifton, Passaic County, New Jersey. This investment is in the amount of $3.7 million and will be entitled to an annual return of 11% per annum and a $20,000 return of capital per annum, plus an accrual of an additional 3% per annum, payable on the redemption date for this investment or earlier to the extent of available net cash flow from the property. Such redemption date is August 1, 2002, subject to certain acceleration and extension options. With respect to this investment, "available net cash flow" means cash flow after the payment of operating expenses, tenant improvements, mortgage payments, the 11% annual return on this investment, the $20,000 return of capital per annum and agreed upon reserves. In addition to such fixed returns, the Company will be entitled to receive (i) 20% of "available net cash flow" after payment of the 3% accrual described above and (ii) 20% of the "residual." With respect to this investment, "residual" means net proceeds from the disposition or refinancing of the property less the remaining balance of the senior mortgage, less the principal amount of this investment and any unpaid or accrued interest thereon, less any capital contributions made by the property owner, such contributions not to exceed $300,000. In the case of a refinancing, an independent appraisal will be used to determine disposition of proceeds.

    The senior mortgage loan on the property is in an original principal amount of $9.6 million and bears interest at a fixed rate of 7.85% per annum, which rate can be reset by the mortgagee on August 1, 2002. In the event the property owner accepts such rate reset, the senior loan will be extended for an additional five years. If the property owner does not accept such rate reset, the loan will mature on August 1, 2002. The senior mortgage amortizes over a 25-year period, was originated on July 16, 1997 and prepayment is prohibited until July 16, 1999. A yield maintenance premium will be due in the case where a prepayment is made after July 16, 1999 and more than 120 days before maturity.

    The property consists of three suburban office buildings totaling 161,485 square feet of net rentable area. The first building contains four floors, 50,748 rentable square feet and is 100% occupied by nine tenants. The second building contains four floors, 51,737 rentable square feet and is 90.4% occupied by twelve tenants. The third building contains two floors, 59,000 rentable square feet. The effective rent for all three buildings as of February 1998 was $15.83 per square foot.

    The two four story buildings were built in 1986. Each building lobby has a four-story atrium featuring circular interior stairwells and rooftop skylights. Two elevators in each building provide access from the lobby. The third building was constructed in the 1950's and a complete renovation was completed in 1992. There are currently no plans to further renovate or improve the property.

    The third building is 100% leased to a national retailer, pursuant to a lease that expires on September 30, 2008 and has an annual rent of $860,808. The same retailer also occupies 17,560 square feet in the second building under a separate lease that expires on December 31, 2005 and has an annual rent of $298,520. The businesses carried on by the other tenants include an employment agency, a trade association, a health care company and a publishing company. The retailer is the only tenant occupying more than 10% of the rentable square footage of the property.

    The Clifton submarket is comprised of 1,369,406 square feet of office space which was 95.4% occupied as of the fourth quarter of 1997. During the first half of 1998, construction of approximately 200,000 square feet is anticipated to be completed and 85,000 rentable square feet of existing inventory is expected to become available.

    The following table details the schedule of lease expirations for the next ten years.

                                                                                  SQUARE                   % OF GROSS
                                                                 TENANTS WITH     FOOTAGE   ANNUAL RENT    ANNUAL RENT
                                                                LEASES EXPIRING  EXPIRING     EXPIRING      EXPIRING
                                                                ---------------  ---------  ------------  -------------
1998..........................................................             2         4,368  $     60,192          2.3%
1999..........................................................             2         7,584       133,771          5.2
2000..........................................................             4        19,151       349,152         13.6
2001..........................................................             3         7,144       127,295          5.0
2002..........................................................             6        16,677       314,359         12.2
2003..........................................................             4        25,034       425,839         16.6
2004..........................................................             0             0             0          0.0
2005..........................................................             1        17,560       298,520         11.6
2006..........................................................             0             0             0          0.0
2007..........................................................             0             0             0          0.0
2008..........................................................             1        59,000       860,808         33.5

    The Mezzanine Investment has not been registered under the Securities Act or other applicable securities laws, which may limit the ability of the Company to sell such Initial Investment in response to changing economic or other conditions.

    As of March 31, 1998, the fair market value of this Initial Investment was $3.8 million, determined in the manner described above.

INVESTMENT MANAGEMENT

    INVESTMENT MANAGEMENT TECHNIQUES. To the extent consistent with REIT qualification, the Company intends to use a variety of investment management techniques to be used for duration management and other risk management in the attempt to protect against possible changes in the market value of the Company's portfolio resulting from fluctuations in the debt securities markets and changes in interest rates, to protect the Company's unrealized gains in the value of its portfolio securities, and to establish a position in the securities markets as a temporary substitute for purchasing particular securities. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. Certain investment management techniques may give rise to income that would not be qualifying income for REIT purposes. Consequently, the REIT may invest in nonvoting shares of a taxable subsidiary established to make such investments.

    With respect to hedging and risk management, the variable degree of correlation between price movements of hedge instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Company's position. The same is true for such instruments entered into for income or gain. In addition, certain instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, the Company may not be able to close out a position without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments is predominantly for hedging and should tend to minimize the risk of loss due to a decline in the value of the position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. The ability of the Company to successfully utilize investment management techniques will depend on the Manager's ability to predict pertinent market movements and sufficient correlations, which cannot be assured. Losses due to the use of investment management techniques will reduce the net asset value of the Company.

    HEDGING AND LEVERAGING

    HEDGING. The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from Real Estate Investments and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, the Company will measure the "duration" of its capital. The duration of capital is the expected change in the market value of the Company's capital caused by a 1% change in interest rates. To monitor duration and the related risks of fluctuations in the liquidation value of the Company's equity, the Company will model the impact of various economic scenarios on the market value of the Company's Real Estate Investments, liabilities and hedging instruments.

    The Company intends to engage in hedging activities that will provide a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from such risks, and certain of the federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to hedge. The Company intends to monitor its hedging activity carefully and may have to limit its hedging strategies so that it does not realize excessive income from hedging activities or hold hedging instruments having excess value in relation to total assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

    Hedging activity involves transaction costs, and such costs can increase significantly as the period covered by such activity increases. Therefore, the Company may be prevented from effectively hedging all of its interest rate risk. Certain losses incurred in connection with hedging activities may be capital losses that would not be deductible to offset ordinary REIT income. In such a situation, the Company would have incurred an economic loss of capital that would not be deductible to offset the ordinary income from which dividends must be paid.

    The Company may hedge asset values, foreign currency exposure or borrowing costs against interest rate and other market movements through the use of U.S. treasury securities, swaps, options on such instruments and caps and floors. The Company expects to enter into these transactions, to the extent consistent with its election to qualify as a REIT, to preserve a return or spread on a particular investment or portion of its portfolio, to protect against increases in the price of securities the Company anticipates purchasing at a later date or to reduce interest rate risk with respect to the Company's liabilities. These transactions will be used to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company and its stockholders, given the costs associated with such hedges and the need to maintain the Company's REIT status. The Company has not established specific policies as to the extent of the hedging transactions in which it will engage. The Manager may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable.

    The Company may purchase an interest rate cap which entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. An interest rate floor would entitle the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

    The Company will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Company receiving or paying, as the case may be, only the net amount of the two payments on the payment dates. The Company will accrue the net amount of the excess, if any, of the Company's obligations over its entitlements with respect to each interest rate swap on a regular basis. If there is a default by the other party to such a transaction, the Company will have contractual remedies pursuant to the agreements related to such transactions.

    The Company may also purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date. If the Company disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is always a risk that the securities may not be delivered and the Company may incur a loss.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. The default of a counterparty with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.


    LEVERAGING. The Company's assets are expected to be leveraged. The Company intends to finance its acquisition of the Initial Investments through the proceeds of the Offering and the Private Placement, together with additional financing in the form of reverse repurchase agreements to be obtained prior to the Closing Date, and, thereafter, primarily through securitizations, reverse repurchase agreements and bank borrowings. The extent to which the Company uses leverage will be determined by the Manager and, ultimately, by the Board of Directors, who may act at any time without the approval of, or notice to, the stockholders. The amount of leverage used will vary depending on, among other things, the Company's estimate of the cash flow that its assets will generate and the stability of that cash flow. Leverage can reduce the cash flow available for distributions to stockholders.


    The Company intends to enter into reverse repurchase agreements which are structured as sale and repurchase obligations which allow a borrower to pledge purchased assets as collateral securing short-term loans to finance the purchase of such assets. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity, the borrower is required to repay the loan and the pledged collateral is released. Pledged assets under reverse repurchase agreements continue to pay principal and interest to the borrower. The Company intends to enter into reverse repurchase agreements with financially sound institutions, including broker-dealers, commercial banks and other lenders, which meet credit standards approved by the Board of Directors. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Leveraging."

    Reverse repurchase agreements may require the Company to deposit additional collateral (a "margin call") or reduce its borrowings thereunder if the market value of the pledged collateral declines. This may require the Company to sell assets to provide such additional collateral or to reduce the amount borrowed. If these sales were made at prices lower than the carrying value of such assets, the Company would experience losses. The Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged assets. However, there can be no assurance that the Company will be able to safeguard against being required to sell assets in the event of a change in market conditions. If the Company were forced to liquidate assets, there can be no assurance that it would be able to maintain compliance with the REIT Provisions of the Code regarding assets and sources of income. See "FEDERAL INCOME TAX CONSIDERATIONS--Requirements for Qualification."

    The Company may invest in repurchase agreements, which are agreements pursuant to which assets are acquired by the Company from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. Repurchase agreements may be characterized as loans secured by the underlying securities. The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Company will seek to dispose of such securities, which could result in costs or delays. If such seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Company's ability to dispose of the underlying securities may be restricted. Finally, it is possible that the Company may not be able to substantiate its interest in the underlying securities. In each such case, the Company may suffer a loss to the extent its proceeds from the sale of the underlying securities are less than the repurchase price.

    The Company also intends to borrow money through various bank credit facilities, which will have varying fixed or adjustable interest rates and varying maturities. Since the Company is newly-formed and has not commenced operations, it has not yet established any lines of credit or collateralized financing facilities but, in order to purchase the Initial Investments, will need to obtain financing prior to the Closing Date.

                                  THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information regarding the current directors and executive officers of the Company:

NAME                                                     AGE                       POSITION WITH COMPANY
---------------------------------------------------      ---      -------------------------------------------------------
Daniel Heflin......................................          34   Chief Executive Officer, President and Director

Frank L. Sullivan, Jr..............................          52   Executive Vice President and Chairman of the Board

Stephen C. Asheroff................................          51   Independent Director

Steven N. Fayne....................................          46   Independent Director

Harold E. Rosen....................................          63   Independent Director

William Powell.....................................          39   Vice President and Treasurer

Joanne Vitale......................................          41   Vice President and Secretary

    Daniel Heflin joined the Manager in 1995 and has over 10 years of fixed income investment experience. Mr. Heflin has supervised the acquisition and/or structuring of more than $2 billion of mortgages, debt securities and Mezzanine Investments and has participated in the securitization of more than $20 billion in assets. Prior to joining the Manager, Mr. Heflin was head of the Structured Finance Department at Ocwen Financial Corporation from 1993 to 1995 and served in the Capital Markets Group of Credit Suisse First Boston Corporation in London from 1990 to 1993 and the Asset Securitization Group of Arthur Andersen & Co. in New York from 1986 to 1990. He is also a Certified Public Accountant in the State of New York.

    Frank L. Sullivan, Jr. is a Managing Director of Clarion Partners, Chairman of the Manager and Chairman of the Company's Board of Directors. He joined Clarion Partners in 1984 and has over 25 years of real estate experience and has supervised the acquisition and/or structuring of more than $7 billion in mortgages, Mezzanine Investments and direct equity. Prior to joining Clarion Partners, Mr. Sullivan held investment positions with Citibank, N.A. and Provident National Bank. He is also a Professor of Finance at the New York University Graduate School of Business and a member of the board of directors of GGP/ Homart, Inc., a private REIT controlled by General Growth Properties, Inc. and New York State Common Retirement Fund.

    Stephen C. Asheroff retired in 1996 as Executive Vice President and Group Head of Specialized Lending for NatWest Bancorp. At NatWest Bancorp, Mr. Asheroff managed the Real Estate Finance, Automobile Finance and Special Loan departments. Prior to joining NatWest Bancorp, Mr. Asheroff was General Partner for Operations of RMS Associates, a real estate development company. From 1980 to 1990, Mr. Asheroff was an Executive Vice President with Crestar Bank where he managed a $1.2 billion loan portfolio. Prior to joining Crestar, Mr. Asheroff was a Vice President with Provident National Bank in the Real Estate Finance Division.

    Steven N. Fayne is a Managing Director of ARCS Commercial Mortgage Co., L.P., a mortgage-banking firm. Mr. Fayne is also a partner in JMS Realty Development, LLC, a real estate development company in the San Francisco Bay area. Before joining ARCS, Mr. Fayne co-founded Eichler, Fayne & Associates in 1992. Eichler, Fayne & Associates is one of the leading originators and servicers of loans for FNMA under the agency's Designated Underwriter/Servicer
(DUS) program. Prior to this, Mr. Fayne was Chief Financial Officer and General Counsel for Gribetz International, Inc. from 1988 to 1992. In 1981, he co-founded the law firm of Sherr, Tiballi, Fayne & Schneider and served as its managing partner until 1988.

    Harold E. Rosen retired in 1996 as senior partner and chairman of the real estate department of Fried, Frank, Harris, Shriver & Jacobson. At Fried, Frank, Mr. Rosen represented industrial and private investors, lenders, developers and tenants in a variety of real estate transactions. Prior to joining Fried, Frank, Mr. Rosen directed the real estate investment and development operations of Hartz Mountain Industries where he developed and financed more than 20 million square feet of commercial and residential properties. After graduating law school, Mr. Rosen joined Kaye, Scholer, Fierman, Hays & Handler where he specialized in real estate and was admitted to the partnership in 1968.

    William Powell joined the Manager in 1997 and has over 15 years of real estate investment experience. Mr. Powell's background includes the management of over $1 billion in commercial real estate investments as well as the workout and restructuring of over $600 million in distressed equity and mortgage debt. Prior to joining the Manager, Mr. Powell was a senior vice president for ARES Realty Capital, Inc., a real estate investment manager, from 1995 to 1997 and co-head of the Northeast Region for its parent company, Mutual of New York, from 1993 to 1995. He is a Certified Public Accountant in the State of New York.

    Joanne Vitale joined the Manager in 1996 and has over 12 years of real estate experience. Prior to joining the Manager, she was a manager in the real estate group at Coopers & Lybrand LLC from 1991 to 1995 and was in the investor relations department of Kidder Peabody Realty Advisors from 1981 to 1989. Ms. Vitale has participated in the securitization of over $1 billion of commercial real estate assets.

    The Company's Board of Directors, upon the consummation of the Offering, will consist of five directors, a majority of which shall at all times be Independent Directors. The directors will be divided as evenly as possible into three classes, denominated Class I, Class II and Class III, with the terms of office of each class expiring at the 1999, 2000 and 2001 annual meeting of stockholders, respectively. At each annual meeting following such initial classification and election, directors elected to succeed those directors whose terms expire will be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. The directors in each class are as follows: Class I--Mr. Rosen, Class II--Mr. Sullivan and Mr. Fayne, and Class III--Mr. Heflin and Mr. Asheroff. All officers are appointed by, and serve at the discretion of, the Board of Directors.

    Mr. Heflin, who is a director and officer of the Company and the Manager, Mr. Sullivan, who is a director and officer of the Company and a director of the Manager, Mr. Powell and Ms. Vitale, who are officers of the Company and the Manager, and Stephen J. Furnary, Charles Grossman and John A. Weisz, who are directors of the Manager, have, in such capacities, taken the initiative in forming and organizing the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors will have three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. Messrs. Heflin and Sullivan will serve on the Executive Committee which will be authorized to exercise the powers of the Board of Directors between meetings. However, the Executive Committee may not (i) amend the Charter or the Bylaws of the Company,
(ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, (iv) recommend to the stockholders a dissolution of the Company or revoke a dissolution, (v) elect a director, (vi) declare a dividend or authorize the issuance of stock or (vii) agree to an amendment, modification, renewal or termination of the Management Agreement.

    Messrs. Asheroff and Fayne will serve on the Compensation Committee which will be responsible for recommending to the Board of Directors the Company's compensation policies for the executive officers of the Company and for administering the Stock Incentive Plan. See "--Stock Incentive Plan." Messrs. Asheroff and Rosen will also serve on the Audit Committee which will be responsible for recommending independent auditors, reviewing the audit plan, the adequacy of internal controls, the audit report and any management letters, and performing such other duties as the Board of Directors may from time to time prescribe. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Certain Accounting Policies and Procedures."

COMPENSATION OF DIRECTORS

    The Company intends to pay each Independent Director compensation of $10,000 per annum in cash, $10,000 of Common Stock per annum (see "--Stock Incentive Plan") and a fee of $500 for each meeting of the Board of Directors that such Director attends. In addition, each Independent Director may be granted awards from time to time under the Stock Incentive Plan. The Company will also reimburse each Independent Director for ordinary and necessary expenses related to such Independent Director's attendance at meetings of the Board of Directors or any committee thereof.

OFFICER COMPENSATION

    The Company has not paid, and does not intend to pay, any annual cash compensation to the Company's officers for their services as officers. Such individuals will receive salaries from the Manager or an affiliate, which will not be reimbursable by the Company. However, the executive officers and directors may be granted awards from time to time pursuant to the Stock Incentive Plan. See "--Stock Incentive Plan."

STOCK INCENTIVE PLAN

    DESCRIPTION OF THE PLAN. Prior to consummation of the Offering, the Company intends to adopt the 1998 Stock Incentive Plan (the "Stock Incentive Plan"). The purposes of the Stock Incentive Plan are to (i) attract, retain and motivate officers and other key employees, Independent Directors and consultants of the Company and officers, employees and directors of the Manager, CLARION and their subsidiaries who perform services for the Company, (ii) compensate such individuals for their contributions to the growth and profits of the Company and
(iii) to encourage ownership by such individuals of Common Stock. The Stock Incentive Plan authorizes the issuance of various forms of stock-based awards (the "Awards") to such individuals.

    ADMINISTRATION. Prior to consummation of the Offering, the Stock Incentive Plan will be administered by the Board of Directors of the Company. Following consummation of the Offering, the Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee will have full authority to administer the Stock Incentive Plan, select participants from among eligible individuals, make factual interpretations in connection with administration or interpretation of the Stock Incentive Plan, determine the type of Award and the number of shares issued pursuant to each Award, and set forth the terms and conditions of each Award, including those terms related to vesting, forfeiture, payment and exercisability. Subject to certain limitations, the Compensation Committee may from time to time delegate some or all of its authority to one or more officers of the Company. The Compensation Committee may also determine the effect, if any, that a participant's termination of employment or a change of control of the Company will have on the vesting, exercisability, payment or lapse of restrictions applicable to an Award.

    ELIGIBLE INDIVIDUALS. The Compensation Committee intends to grant Awards under the Stock Incentive Plan to employees, officers and Independent Directors of, and consultants to, the Company and its subsidiaries and officers, employees and directors of the Manager and CLARION with the potential to contribute to the future success of the Company.

    SHARES AVAILABLE UNDER THE STOCK INCENTIVE PLAN. The number of shares of Common Stock available for issuance under the Stock Incentive Plan will be proportionately adjusted in the event of certain changes in the Company's capitalization or a similar transaction. Shares issued pursuant to the Stock Incentive Plan may be authorized but unissued shares, treasury shares or any combination thereof. In addition to the overall share limit, some special limits apply. In accordance with the requirements under the regulations promulgated under Section 162(m) of the Code. The total number of shares of Common Stock which may be the subject of awards under the Stock Incentive Plan shall be 709,090 shares (815,454 shares if the Underwriters' over-allotment option is exercised in full). Not more than 300,000 shares of Common Stock may be the subject of options (incentive stock options and nonqualified stock options) and stock appreciation rights (including stock appreciation rights that are exercisable only for cash) granted to any individual during any calendar year. Prior to the Offering, the Board of Directors will grant awards with respect to the issuance of an aggregate of 420,000 shares (483,000 shares if the Underwriters' over-allotment option is exercised in full) of its Common Stock. See "--Grants of Awards."

    AWARDS. Awards under the Stock Incentive Plan may include: (i) options to purchase shares of Common Stock, including incentive stock options, non-qualified stock options or both, which options may contain automatic reload features; (ii) stock appreciation rights, whether in connection with the grant of stock options or independent of such grant; (iii) restricted stock, in which Common Stock is granted to or purchased by SIP Participants for a purchase price determined by the Committee, subject to restrictions on transferability and other restrictions, which lapse over time or upon the occurrence of other events; (iv) deferred stock, in which delivery of Common Stock occurs upon expiration of a deferral period; (v) performance unit awards, consisting of the right to receive cash or Common Stock upon the attainment of certain performance goals; (vi) dividend equivalent rights, consisting of a right to receive Common Stock or cash at a value of the dividends paid in respect of a specified number of shares of Common Stock; or (vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock. The Company shall obtain such consideration for granting awards under the Stock Incentive Plan as the Compensation Committee in its discretion may request. Each Award may be subject to provisions to assure that the grant, or any exercise or disposition of Common Stock, will not violate federal and state securities laws.

    Each Award granted pursuant to the Stock Incentive Plan will be evidenced by an Award agreement between the Company and the participant. In addition to certain of the terms herein set forth, such agreements may contain such other terms as the Compensation Committee shall prescribe. Such additional terms may vary among Award agreements. The Company shall obtain such consideration for granting awards under the Stock Incentive Plan as the Compensation Committee in its discretion may request. Each award may be subject to provisions to assure that the grant or any exercise or disposition of Common Stock, will not violate federal and state securities laws.

    STOCK OPTIONS. In connection with the Offering, the Company will issue stock options under the Stock Incentive Plan. The Company intends to award both nonqualified stock options ("NQO's") and Incentive Stock Options ("ISO's") within the meaning of Section 422 of the Code in connection with the Offering. Under the terms of the Stock Incentive Plan, the per share exercise price of such stock options shall be no less than 100% of the fair market value of the Common Stock on the date of grant: provided, however, that ISO's granted to a participant who owns more than ten percent of the voting power of the Company's stock will be priced at 110% of fair market value on the date of grant. The term of a stock option will be fixed by the Compensation Committee upon grant, and may not exceed ten years. The vesting schedules of the stock options will be determined by the Compensation Committee and will be governed by the individual Award agreements.

    STOCK APPRECIATION RIGHTS. Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of Common Stock subject to the stock appreciation right over the applicable exercise price. The exercise price will be determined by the Award agreement but in no case may be less than 100% of the fair market value of the underlying Common Stock at the date of grant. The term of the stock appreciation right will be governed by the Award agreement. Stock appreciation rights may be granted alone or in tandem with other Awards. The Compensation Committee does not intend to grant any stock appreciation rights in connection with the Offering.

    STOCK AWARDS. Stock Awards may consist of one or more shares of Common Stock granted or offered for sale to a participant subject to terms and conditions, including vesting requirements, expiration of a deferral period or restrictions on transferability, as determined by the Compensation Committee and specified in the Award agreement. The Compensation Committee does not intend to grant any Stock Awards in connection with the Offering.

    PERFORMANCE UNIT AWARDS. Performance Unit Awards entitle a participant to receive fixed or variable share or dollar-denominated units of Common Stock upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Compensation Committee deems appropriate. Payment in settlement of a Performance Unit Award will be made as soon as practicable following the conclusion of the applicable performance period in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Compensation Committee determines. The Compensation Committee does not intend to grant any Performance Unit Awards in connection with the Offering.

    DIVIDEND EQUIVALENT RIGHTS. Dividend equivalent rights entitle a Participant to receive cash, Common Stock or other property equal in value to the dividends paid in respect of a specified number of shares of Common Stock as determined by the Compensation Committee. Payment of dividend equivalent rights will be paid or distributed when accrued or will be deemed reinvested in additional shares of Common Stock, Awards or other investment vehicles as the Compensation Committee may specify. The Compensation Committee does not intend to grant any dividend equivalent rights in connection with the Offering.

    OTHER AWARDS. The Compensation Committee may specify the terms and provisions of other forms of equity based or equity-related Awards not described above which the Compensation Committee determines to be consistent with the purpose of the Stock Incentive Plan and the interests of the Company, which Awards may provide for deferral of compensation through equity-based units, for cash payments based in whole or in part on the value or future value of Common Stock, or the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards may also include cash payments based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock. Other than stock options, the Compensation Committee does not intend to grant any other equity-based awards in connection with the Offering.

    EXERCISE PRICE. Payment of the purchase price for shares of Common Stock acquired upon the exercise of options or to purchase restricted shares pursuant to a restricted stock award may be made by any one or more of the following methods: in cash, by check, by delivery to the Company of shares of Common Stock already owned by the option holder, or by such other method as the Compensation Committee may permit from time to time. However, a holder may not use previously owned shares of Common Stock to pay the purchase price under an option, unless the holder has beneficially owned such shares for at least six months.

    TRANSFERABILITY. The Awards granted under the Stock Incentive Plan are not transferable, except that the Compensation Committee may authorize a transfer of an Award (other than an incentive stock option) by the holder to certain family members or trusts or other entities specified in the Stock Incentive Plan or permitted by the Compensation Committee, subject to such terms and conditions as the Committee approves.

    ADJUSTMENT. The Awards granted under the Stock Incentive Plan, including the number and class of shares subject to an Award, may be adjusted in the sole discretion of the Compensation Committee in the event of a stock dividend, stock split, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares of Common Stock, the Compensation Committee may make such equitable adjustments to the number of shares and the class of shares available under the Stock Incentive Plan or any outstanding awards as it shall deem appropriate to prevent dilution or enlargement of rights.

    AMENDMENT. The Board of Directors or the Compensation Committee may at any time alter, amend, suspend or terminate the Stock Incentive Plan (provided, however, that any amendment which under the requirements of any applicable law or stock exchange rules must be approved by the stockholders of the Company, shall be subject to such approval) and may, with the consent of the affected holder of an outstanding award at any time withdraw or amend the terms and conditions of outstanding Awards. Any amendment which would increase the number of shares issuable pursuant to the Stock Incentive Plan or to the individuals to whom Awards may be granted or reduce the exercise price of a stock option or stock appreciation right shall be subject to the approval of the stockholders of the Company.

    TERMINATION OF THE STOCK INCENTIVE PLAN. By its terms, the Stock Incentive Plan will remain in effect until terminated by the Board of Directors. No Awards may be granted under the Stock Incentive Plan after the fifth anniversary of its effective date.

    U.S. FEDERAL INCOME TAX EFFECTS. Certain of the federal income tax consequences to participants and the Company regarding Awards granted under the Stock Incentive Plan should generally be as set forth in the following summary:

    A participant to whom an ISO which qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the participant's employer upon the grant or exercise of such ISO. However, upon the exercise of an ISO, any excess in the fair market price of the Common Stock over the option price constitutes a tax preference item which may have alternative minimum tax consequences for the participant. When the participant sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the participant will normally recognize a capital gain or loss equal to the difference, if any, between the sale price of such shares and the option price. If the participant does not hold such shares for the required period, when the participant sells such shares, the participant will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and the regulations thereunder and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

    A participant to whom an NQO is granted will not recognize income at the time of grant of such option. When such participant exercises such NQO, the participant will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the participant receives. The tax basis of such shares to such participant will be equal to the option price paid plus the amount includible in the participant's gross income, and the participant's holding period for such shares will commence on the date on which the participant recognized taxable income in respect of such shares. Subject to the applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of an NQO in an amount equal to the ordinary compensation income recognized by the participant.

    A participant who receives a grant of stock appreciation rights or Performance Unit Awards or other award will recognize ordinary compensation income at the time such rights or Award is settled in cash or stock in an amount equal to the cash or the fair market value of the stock received. Subject to the applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of a grant of stock appreciation rights, Performance Unit Awards or other award in an amount equal to the ordinary compensation income recognized by the participant.

    No income will be recognized by a participant who is granted a Stock Award if the Award is subject to a substantial risk of forfeiture or restrictions on transferability, unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code to be taxed at the time of grant. Upon lapse of the risk of forfeiture or restrictions on transferability, the participant will be taxed at ordinary income tax rates on the then fair market value of the Common Stock and a corresponding deduction will be allowable. The participant's basis in the Common Stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Common Stock, the participant will realize capital gain or loss (long-term, mid-term or short-term, depending upon the holding period of the stock sold).

    Pursuant to Section 83(b) of the Code, a participant may elect within 30 days of receipt of the Stock Award to be taxed at ordinary income tax rates on the fair market value of the Common Stock comprising the Stock Award at the time of award. If the election is made, the Company will be entitled to a corresponding deduction. No income will be recognized, and no deduction will be allowed the Company, upon lapse of the risk of forfeiture or restrictions on transferability.

GRANTS OF AWARDS

    In connection with the Offering, options to acquire 420,000 shares of Common Stock at the initial offering price will be awarded under the Stock Incentive Plan, to certain individuals and groups of individuals as follows:

DIRECTORS AND OFFICERS OF THE COMPANY AND DIRECTORS, OFFICERS AND EMPLOYEES        STOCK
  OF THE MANAGER                                                                OPTIONS(1)
                                                                               -------------
Daniel Heflin................................................................      123,818
Frank L. Sullivan, Jr........................................................       34,173
William Powell...............................................................       21,818
Joanne Vitale................................................................       21,818
Independent Directors........................................................       12,273
All other employees of the Manager...........................................       54,545
                                                                               -------------
    Subtotal.................................................................      268,445

DIRECTORS, OFFICERS AND EMPLOYEES OF CLARION
Stephen J. Furnary...........................................................       40,118
John A. Weisz................................................................       40,118
Charles Grossman.............................................................       34,173
All other employees of Clarion Partners and its affiliates...................       37,146
                                                                               -------------
    Subtotal.................................................................      151,555
                                                                               -------------
Total........................................................................      420,000
                                                                               -------------
                                                                               -------------

------------------------
(1) The options will be non-qualified options with a per share exercise price equal to the initial public offering price and shall have a ten-year term. The options become exercisable at the rate of one-third on each of June 30, 1998, June 30, 1999 and June 30, 2000, subject to the holder's continued employment or service and are exercisable in full upon the earlier occurrence of an Acceleration Event.

    If the Underwriters' over-allotment option to purchase an additional 750,000 shares is exercised, the number of options will increase on a PRO RATA basis to each such individual.

COMPENSATION COMMITTEE INTERLOCKS

    The Compensation Committee determines certain aspects of the compensation of the executive officers of the Company. The Compensation Committee will be comprised of Messrs. Asheroff and Fayne.

    The Compensation Committee administers the Stock Incentive Plan. The Compensation Committee selects the individuals to whom stock awards and stock options will be granted, subject to approval of the award by the Board of Directors.

DIVIDEND REINVESTMENT PLAN

    The Company may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their distributions from the Common Stock. Details about any such plan will be sent to the Company's stockholders following adoption thereof by the Board of Directors.

EMPLOYEES

    The Company will have no employees and will not be responsible for the salaries or benefits of any of the employees of the Manager.

FACILITIES

    The Company's executive offices are located at 335 Madison Avenue, New York, New York 10017 and its telephone number is (212) 883-2500. The Company uses the offices and administrative resources (including proprietary systems, computer hardware and software and databases) of the Manager without payment of any additional fee or charge.

LEGAL PROCEEDINGS

    There are no pending legal proceedings to which the Company is a party or to which any assets of the Company is subject.

                                  THE MANAGER

    The Manager was formed in December 1997 and has registered with the SEC as an investment adviser.

    The President and CEO of the Manager is Daniel Heflin who has over ten years of fixed income, securitization and real estate investment experience. He has supervised the acquisition and/or structuring of more than $2 billion in mortgages, debt securities and Mezzanine Investments and has participated in the securitization of more than $20 billion of assets.

    Frank L. Sullivan, Jr. is one of the founders of Clarion Partners and is Chairman of the Board of the Manager. Mr. Sullivan has over 25 years of real estate investment experience and has supervised the acquisition and/or structuring of more than $7 billion in mortgages, Mezzanine Investments and direct equity. He is also a Professor of Finance at the New York University Graduate School of Business and a member of the board of directors of GGP/Homart, Inc., a private REIT controlled by General Growth Properties, Inc. and New York State Common Retirement Fund. Mr. Sullivan has agreed to serve as Clarion Partners' investment officer for the Company and, while serving in such capacity, not to provide his services to any other entity with investment objectives similar to those of the Company.

CLARION PARTNERS

    Clarion Partners was organized in 1982 as a fiduciary for institutional real estate investors, specializing in sourcing, underwriting and managing Real Estate Investments, and is registered with the SEC as an investment adviser. Headquartered in New York, Clarion Partners and its affiliates have offices in 20 cities, and currently have over 350 employees, including 19 principals who average over 20 years of real estate investment experience.

    CLARION is one of the country's largest institutional real estate investment advisors, managing over $6 billion in Real Estate Investments, including over $4.5 billion in real property, $1.5 billion in REIT stocks and $600 million in debt securities, commercial mortgage loans and Mezzanine Investments. Since inception, CLARION has completed acquisitions and dispositions of over $10 billion in Real Estate Investments, acquired, and negotiated the resolution of, over $2 billion in non-performing and sub-performing real estate investments and structured over $2.5 billion in Mezzanine Investments.

    Clarion Partners has been approved as a special servicer by S&P, Moody's and Fitch IBCA. As an approved special servicer, Clarion Partners should be able to assist the Company in attempting to control credit losses by managing the "work-out" of sub-performing loans underlying CMBS which the Company originates or in which it invests.

    Clarion Partners has licensed the name "Clarion" to the Company for a period of two years on a non-exclusive basis, revocable on 180 days' prior notice.

AGREEMENT BETWEEN THE MANAGER AND CLARION

    Under the terms of an agreement between the Manager and CLARION, CLARION will provide mortgage origination and servicing and acquisition, asset and property management services to the Manager. The Manager has been granted a right of first refusal to acquire all investment opportunities in commercial debt investments identified by CLARION until the earlier of (i) such time as the Company owns assets having a market value in excess of the Purchasing Priority
Amount, anticipated to be approximately $280.9 million, or (ii) June   , 2001,
the expiration date of the initial term of the Management Agreement. Thereafter, CLARION has agreed to allocate such investments to the Manager and CLARION's other clients on a fair and equitable basis. The Manager has agreed with the Company that this right of first refusal will inure solely to the benefit of the Company and not to any Affiliated Fund until the Company owns assets in excess of the Purchasing Priority Amount. Thereafter, the Manager has agreed to allocate such investments among the Affiliated Funds and the Company on a fair and equitable basis.

    Consistent with their respective duties under the Advisers Act, CLARION and the Manager will each implement a policy designed to promote fair and equitable allocations of investment opportunities among their clients. In particular, this policy will address situations when orders or interest in the same investment opportunity for multiple client accounts are combined for execution. Subject to the right of first refusal described in the preceding paragraph, such clients will be treated in a non-preferential manner such that allocations will not be based upon account performance or fee structure.

    CLARION has agreed to provide such services to the Manager according to the fee schedule below. Such fees shall be reimbursable by the Company.

ASSET                                                               FEE SCHEDULE
---------------------------------  -------------------------------------------------------------------------------
Commercial Mortgages               - Origination fee of 0.50% of loan amount
                                   - Servicing fee of 0.08% per annum of unpaid principal amount
                                   - Special servicing fee of 0.30% per annum of unpaid principal amount

Fixed Rate Second Mortgages        - Origination fee of 1.0% of loan amount (minimum fee of $50,000 per loan)
                                   - Servicing/special servicing fee of 0.35% per annum (minimum fee of $25,000 per annum) and liquidation fee of 1.0% of investment

Mezzanine Investments              - Acquisition fee of 3.0% on the first $5 million of an investment, 2.0% on the second $5 million and 1.0% thereafter (minimum fee of $100,000 per investment)
                                   - Servicing/special servicing fee of 1.0% per annum on the first $5 million of an investment, 0.75% per annum on the second $5 million and 0.50% per annum thereafter (minimum fee of $50,000 per annum) and liquidation fee of 1.0% of investment

    In the event that the Company invests in real property, the Manager may elect to have CLARION provide services according to the following fees: acquisition services (at 0.50% of investment with a minimum fee of $150,000), asset management services (at 0.50% per annum of investment with a minimum fee of $100,000 per annum), property management and leasing supervision services (at 4.0% per annum of the property's annual gross revenues) and liquidation services (at 1.0% of investment).

    As an example of the fees that the Manager might pay CLARION, for the servicing of a portfolio of $400 million in Real Estate Investments that includes investments in CMBS totalling $200 million; four Mezzanine Investments, each in the amount of $25 million; and ten first lien commercial mortgage loans, each in an original principal amount of $10 million, the Manager would pay CLARION $730,000 per annum.

    During the term of such agreement, CLARION has agreed not to provide any of the services covered by such agreement to any other public REIT with investment objectives similar to those of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Manager are as follows:

NAME                                                       AGE                    POSITION WITH THE MANAGER
-----------------------------------------------------      ---      -----------------------------------------------------
Daniel Heflin*.......................................          34   Chief Executive Officer, President and Director
Frank L. Sullivan, Jr.*..............................          52   Chairman of the Board
Stephen J. Furnary...................................          47   Director
Charles Grossman.....................................          54   Director
John A. Weisz........................................          53   Director
William Powell*......................................          38   Senior Vice President
Joanne Vitale*.......................................          41   Senior Vice President

------------------------

*See "THE COMPANY" for biographical information.

    Stephen J. Furnary is a Managing Director of Clarion Partners and Chairman of its Acquisition and Investment Committees. Mr. Furnary joined Clarion Partners in 1984 and has over 24 years of real estate experience. Prior to joining Clarion Partners, he was an Executive Vice President and Partner with Lazard Realty, Inc. and Vice President, Real Estate Investment and Management Department at Citibank, N.A. Mr. Furnary is a former Chairman of the National Association of Real Estate Investment Managers and a current member of the Urban Land Institute and the International Counsel of Shopping Centers.

    Charles Grossman is a Managing Director of Clarion Partners and Chairman of its Asset Management Committee. Mr. Grossman joined Clarion Partners in 1988 and has over 28 years of real estate experience. Prior to joining Clarion Partners, Mr. Grossman was a real estate investment manager with James D. Wolfensohn, Inc. and the Chief Executive Officer of Schroder Real Estate Associates. Mr. Grossman is a board member of the Pension Real Estate Association.

    John A. Weisz is a Managing Director of Clarion Partners and Chairman of its Management Committee. Mr. Weisz joined Clarion Partners in 1982 and has over 25 years of real estate experience. Prior to joining Clarion Partners, he was Vice President of Real Estate Investment and Management Department at Citibank, N.A. and Assistant Vice President of the Real Estate Department of Chase Investors Management Corporation.

    The Manager's executive offices are located at 335 Madison Avenue, New York, New York 10019 and its telephone number is (212) 883-2500.

MANAGEMENT AGREEMENT

    At or prior to the consummation of the Offering, the Company will enter into the Management Agreement which will have an initial term expiring on the third anniversary of the Closing Date. Thereafter, successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager. Unless mutually agreed upon by the Company and the Manager, the base management fee and the incentive fee will be calculated during any such extension in the same manner as they are calculated during the initial term. The Company or the holders of a majority of the outstanding shares of Common Stock may terminate, or decline to extend the term of, the Management Agreement without cause at any time upon 60 days' written notice from the Company; provided, that upon any such termination without cause or failure to extend, the Manager shall be entitled to receive from the Company a termination fee in an amount equal to the fair market value of the Management Agreement (without giving effect to any termination and assuming it is extended in accordance with its terms) plus any amounts payable by the Manager to third parties, including CLARION, as a result of the termination of such parties' services to the Company. In addition, the Company has the right to terminate, without the payment of any termination fee, the Management Agreement upon the occurrence of certain specified events, including a determination that the Manager has been grossly negligent or has willfully disregarded its duties thereunder.

    The Manager at all times will be subject to supervision by the Company's Board of Directors and will have only such functions and authority as specified in the Management Agreement or as the Company may delegate to it. The Manager will be responsible for the investments and day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including:

    (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Board of Directors;

    (ii) representing the Company in connection with the purchase of, and commitment to purchase, assets, the sale of, and commitment to sell, assets, and the maintenance and administration of its portfolio of assets. See "--Portfolio Management;"

   (iii) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (iv) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (v) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

    (vi) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations, the submission of any required public filings by the Company and maintenance of appropriate computer services to perform such administrative functions;

   (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

  (viii) designating originators, servicers, property managers, developers, asset managers and other servicers with respect to the Real Estate Investments made by the Company and arranging for the monitoring and administering of such service providers;

    (ix) counseling the Company in connection with policy decisions to be made by the Board of Directors;

    (x) engaging in hedging and financing activities on behalf of the Company, consistent with the Company's status as a REIT;

    (xi) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder; and

   (xii) supervising and monitoring CLARION's performance under the Manager's agreement with CLARION. See "--Agreement Between the Manager and CLARION."

    During the term of the Management Agreement, the Manager has agreed not to provide any of the foregoing services to any public REIT with investment objectives similar to those of the Company.

PORTFOLIO MANAGEMENT

    The Manager will perform portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting the Company on purchase and sale opportunities; providing (or causing to be provided to) the Company acquisition, property management and asset management services and other services related to Real Estate Investments; collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions; periodic review and evaluation of the performance of the Company's portfolio of assets; acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services, and other administrative services, to the Company. See "--Agreement Between the Manager and CLARION."

MANAGEMENT FEES

    For performing its services under the Management Agreement, the Manager will receive an annual base management fee, payable monthly, and an annual incentive fee, payable quarterly, in the amounts set forth in the table below. The incentive fee for the first four quarters of the Company's operating history shall be paid at the end of the fourth such quarter.

                     MANAGEMENT FEE                                            INCENTIVE FEE
--------------------------------------------------------  --------------------------------------------------------
1% of the average stockholders' equity in the Company,    The product of (A) 25% of the dollar amount by which (1)
excluding any mark-to-market adjustments to the           Adjusted Net Income of the Company per share of common
Company's assets. Stockholders' equity will be            stock (based on the weighted average number of shares
determined in accordance with GAAP. For example, based    outstanding) exceeds (2) an amount equal to (a) the
on the anticipated net proceeds of the Offering and the   weighted average of the price per share of the common
Private Placement, the Manager would receive an annual    stock at the initial offering and the prices per share
base management fee of approximately $1 million.          at any secondary offerings of common stock by the
                                                          Company multiplied by (b) the Ten-Year U.S. Treasury
                                                          Rate plus 2.5% per annum multiplied by (B) the weighted
                                                          average number of shares of common stock outstanding,
                                                          calculated as a quarterly average over the prior four
                                                          quarters.

    The management fees are payable in arrears. The Manager's base management fees and expenses will be calculated by the Manager as promptly as practicable after each month-end. The Manager's incentive fee will be calculated by the Manager within 45 days after the end of each quarter (commencing with the end of the fourth quarter of the Company's operating history). Such calculations shall be promptly delivered to the Company. The Company shall be obligated to pay such fees and expenses within 15 days after delivery of such calculation.

    There will be no cap applicable to the Manager's annual base management fee or incentive fee. The Manager is expected to use its base management fee and incentive fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them are officers of the Company, will receive no cash compensation directly from the Company.

THIRD PARTY FEES AND EXPENSES

    The Company does not expect to maintain an office or to employ full-time personnel. Instead it expects to rely on the facilities and resources of the Manager to conduct its operations. The Company will reimburse the Manager for all of its reasonable and customary out-of-pocket expenses (including those incurred in the formation of the Company) and fees payable to third party service providers (including due diligence agents), including CLARION with respect to the services it will provide under its agreement with the Manager. See "--Agreement Between the Manager and CLARION." There will be no cap applicable to such out-of-pocket costs. The Manager will not charge the Company for its corporate overhead or for any portion of the Manager's employees' salaries or benefits.

    In the event the Manager's or CLARION's employees perform certain due diligence tasks that purchasers of Real Estate Investments (including managers of REITs) typically hire outside consultants to perform, the Manager will be reimbursed for (or charge the Company directly for) its or CLARION's out-of-pocket costs in performing such due diligence on assets purchased or considered for purchase by the Company.

LIMITS OF RESPONSIBILITY

    Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, its directors, its stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement. Under New York law, the Manager will owe fiduciary duties to the Company with respect to its obligations under the Management Agreement.

    The Management Agreement does not limit or restrict the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria.

                         10% OWNERSHIP OF THE MANAGER;
              OPTION TO PURCHASE REMAINING INTEREST IN THE MANAGER

    In exchange for a 10% interest in the Manager and the option to acquire the remaining 90% interest in the Manager, the Company has issued 175,000 shares of Class B Stock to the owners of the Manager. Before the Class B Subordination Termination Date, any amounts available for distribution will be distributed quarterly (i) first, to the holders of the Common Stock, until such holders have received the Yield Threshold with respect to their shares of Common Stock, (ii) second, to the holders of the Class B Stock, until such holders have received the Yield Threshold with respect to their shares of Class B Stock plus the cumulative amount, if any, by which distributions with respect to the Class B Stock were less than the Yield Threshold in the prior three quarters and (iii) third, to the holders of the Common Stock and the holders of the Class B Stock, PRO RATA in accordance with their respective share ownership. From and after the Class B Termination Date, quarterly distributions will be made PRO RATA to the holders of the Common Stock and the holders of the Class B Stock, in accordance with their respective share ownership. See "DESCRIPTION OF CAPITAL STOCK--Class B Stock."

    The Company has been granted the option to acquire the remaining 90% membership interest in the Manager for 90% of the fair market value of such interest. The option may be exercised by the Company or one or more affiliates designated by it between January 2, 2000 and March 31, 2001, in a single transaction for all of such remaining interest (and not in part). Such fair market value shall be determined by agreement between the Company and the Manager. In the event the Company and the Manager cannot agree on such fair market value, two qualified appraisers (one selected by each party) will each determine such fair market value. In the event such determinations are within 10% of each other, the fair market value shall be the average of such determinations. In the event such determinations are not within 10% of each other, such qualified appraisers will select a third qualified appraiser. In the event the three appraisers, working in concert, cannot agree upon such fair market value, the fair market value will be the average of the two closest determinations of such appraisers. Each determination shall take into account the portion of the Manager's income that, upon acquisition of such interests or assets by the Company, would not subject the Company to federal income tax and the portion, if any, of such income, that would, in order for the Company to preserve its status as a REIT, be earned through a taxable subsidiary of the Company.

    The Company may exercise the option only upon the approval of a majority of the Independent Directors. The Company may pay the option price in cash or in limited partnership interests in the Operating Partnership or another subsidiary partnership and may exercise the option to acquire the remaining interest in the Manager, taking into account (after consultation with the other owners of the Manager) the financial and tax planning objectives of the other owners of the Manager.

    The income the Company derives from its membership interests in the Manager is, in part, not qualifying REIT income, and, in the event that the Company exercises the option to purchase the remaining membership interests in the Manager, it will derive additional income that is not qualifying REIT income. The Company intends, in general, that the activities generating the nonqualifying portion of such income will be conducted by noncontrolled subsidiaries of the Company. Such income therefore will be subject to corporate income tax. The ability of the Company to utilize such noncontrolled subsidiaries may be curtailed if certain proposals contained in President Clinton's February 1998 Budget Proposal are introduced into legislation and enacted into law. There is no way to predict the likelihood that such proposals ultimately will be enacted. See "FEDERAL INCOME TAX CONSIDERATIONS--Noncontrolled Taxable Subsidiaries."

    In the event the Company does not exercise its option to purchase the remaining membership interests in the Manager, the other owners of the Manager may reacquire the membership interest in the Manager owned by the Company for 90% of the fair market value of such interest, determined in the manner described above, at any time between April 1, 2001 and September 30, 2001.

             CONFLICTS OF INTEREST AND BENEFITS TO RELATED PARTIES

THE MANAGER, CLARION AND THE MANAGEMENT AGREEMENT

    The Company is subject to conflicts of interest involving the Manager because, among other reasons, (i) the Manager shall be advising Affiliated Funds and many investments appropriate for the Company may also be appropriate for one or more Affiliated Funds, (ii) all of the officers of the Company, and two of its directors, will also be officers, employees and/or directors of the Manager or one or more of its affiliates and (iii) the incentive fee may create an incentive for the Manager to recommend investments with higher yield potential, which investments generally are riskier or more speculative than would be the case if such fee did not include a performance-based component. Nevertheless, the Manager intends to conduct its operations in a manner that will attempt to minimize the negative effect of any conflicts of interest. Moreover, a majority of the Company's Board of Directors must be Independent Directors, individuals unaffiliated with the Company, the Manager or CLARION (either by ownership or through business), selected initially by the Manager.

    The Management Agreement does not limit or restrict the Manager or any of its officers, directors, employees or affiliates from engaging in any business or rendering services of any kind to any other person. The ability of the Manager and its officers and employees to engage in other business activities could reduce the time and effort the Manager spends managing the Company.

    The Manager may also receive incentive fees from the Affiliated Funds in connection with the performance of any investments in the Common Stock by the Affiliated Funds.

    In addition, situations may arise in which the investment activities of the Affiliated Funds may disadvantage the Company, such as competition for the available supply of Real Estate Investments. The Manager, however, will not permit the Affiliated Funds to sell securities or other assets to or purchase securities or other assets from the Company unless such sale or purchase is made at the current market price of such security or asset and is approved by the Board of Directors. Furthermore, the incentive fee payable to the Manager by the Affiliated Funds or other clients may be higher than the fee paid by the Company, which may increase the potential of this conflict of interest.

MATERIAL INTERESTS OF AFFILIATES

    The Manager and certain of its affiliates will have a material interest in connection with the Offering. The following table summarizes the nature of their respective interests and any conflict of interest caused thereby:

                                                                                PROSPECTUS SECTION PROVIDING
ENTITY                       NATURE OF INTEREST AND CONFLICT, IF ANY            MORE DETAILED INFORMATION
------------------  ----------------------------------------------------------  ---------------------------------
The Manager         The Manager will manage the Company's Real Estate           "THE MANAGER-- Management
                    Investments for a base management fee and an incentive      Agreement"
                    fee. Such incentive fee may encourage speculative
                    investment decisions by the Manager.

The Manager         The owners of the Manager have received from the Company    "10% OWNERSHIP OF THE MANAGER;
                    175,000 shares of Class B Stock in exchange for a 10%       OPTION TO PURCHASE REMAINING
                    interest in the Manager and an option to purchase the       INTEREST IN THE MANAGER;"
                    remaining 90% interest in the Manager for 90% of fair       "DISTRIBUTION POLICY" and
                    market value. The option may be exercised between January   "DESCRIPTION OF CAPITAL
                    2, 2000 and March 31, 2001 only with the approval of the    STOCK--Class B Stock"
                    Independent Directors.

CLARION             CLARION will provide the Manager with mortgage origination  "THE MANAGER-- Agreement Between
                    and servicing and acquisition, asset and property           the Manager and CLARION"
                    management services. CLARION will receive compensation for providing such services.

                                                                                PROSPECTUS SECTION PROVIDING
ENTITY                       NATURE OF INTEREST AND CONFLICT, IF ANY            MORE DETAILED INFORMATION
------------------  ----------------------------------------------------------  ---------------------------------
CLARION             The Manager has also been granted a right of first refusal  "THE MANAGER-- Agreement Between to acquire all investment opportunities in commercial debt  the Manager and CLARION"
                    investments identified by CLARION until the earlier to
                    occur of (i) such time as the Company owns assets having a market value in excess of the Purchasing Priority Amount
                    (anticipated to be approximately $280.9 million) or (ii)
                    June   , 2001, the expiration date of the initial term of
                    the Management Agreement. Thereafter, CLARION has agreed
                    to allocate such investments to the Manager and CLARION's
                    other clients on a fair and equitable basis. The Manager
                    has agreed with the Company that these benefits will inure solely to the benefit of the Company and not to any
                    Affiliated Fund until the Company owns assets having a
                    market value in excess of the Purchasing Priority Amount.

Affiliated Funds    Subject to the approval of the Independent Directors,       "INVESTMENT OBJECTIVES AND
                    Affiliated Funds may sell to, or purchase from, the         POLICIES--Initial Investments"
                    Company additional Real Estate Investments. The Manager     and "CONFLICTS OF INTEREST AND
                    may receive incentive fees from the Affiliated Funds in     BENEFITS TO RELATED PARTIES"
                    connection with such transactions and will receive
                    incentive fees from Affiliated Funds in connection with
                    the sale of the Initial Investments to the Company.

Directors,          The Company will grant options to purchase an aggregate of  "THE COMPANY--Stock Incentive
Officers and        420,000 shares (483,000 shares if the Underwriters'         Plan"
Employees of the    over-allotment option is exercised in full) of Common
Company, the        Stock to such individuals.
Manager and
CLARION

Mr. Heflin,         Such parties have committed to purchase, in the aggregate   "RISK FACTORS--Certain
Clarion Partners    1,000,000 shares of Common Stock at the initial public      Stockholders Will Have the
(which includes     offering price in a private placement to occur              Ability to Exert Significant
Mr. Sullivan) and   concurrently with the consummation of the Offering. As a    Influence Over the Business
an Affiliated Fund  result of such purchase, the Affiliated Fund and Clarion    Policies and Affairs of the
                    Partners may exercise significant influence over the        Company" and "PRIVATE PLACEMENT"
                    business and affairs of the Company.

                              DISTRIBUTION POLICY

    In order to avoid corporate income taxation on the earnings that it distributes, the Company intends to distribute to its stockholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of the Company in addition to the requirements of the Code. It is anticipated that the first distribution will be made after the first full calendar quarter following the completion of the Offering.

    Subject to the REIT distribution requirements referred to in the immediately preceding paragraph, the Company intends, to the extent practicable, to reinvest substantially all of the principal (as opposed to interest) payments from repayments, sales and refinancings of the Company's Real Estate Investments. The Company may, however, under certain circumstances make a distribution of such principal, including when the Company's REIT distribution requirements cannot be satisfied from other sources. Such distributions, if any, will be made at the discretion of the Company's Board of Directors. In general, however, the Company does not intend to make significant distributions that would represent to its stockholders a return of capital on their shares of Common Stock.

    It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of the Company, although a portion of such distributions may be designated by the Company as long-term capital gain or may constitute a return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by the Company and certain adverse tax consequences for stockholders associated with REMIC Residual Interests held by the Company, see "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

    Prior to the Class B Subordination Termination Date, any amounts available for distribution, after a quarterly distribution to the holders of the Common Stock equal to the Yield Threshold, shall be distributed (i) first, to the holders of the Class B Stock, until such holders received an amount equal to the Yield Threshold plus the cumulative amount, if any, by which distributions with respect to the Class B Stock were less than the Yield Threshold in the prior three quarters and (ii) second, to the holders of the Common Stock and the holders of the Class B Stock, PRO RATA in accordance with their respective share ownership. From and after the Class B Subordination Termination Date, distributions will be made PRO RATA to the holders of the Common Stock and the holders of the Class B Stock, in accordance with their respective share ownership.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company was organized in February 1998 and has no operating history and will commence operations only upon the closing of the Offering and the Private Placement. The Company's day-to-day operations will be managed by the Manager, subject to the supervision of the Board of Directors.

    The Company intends to generate net income for distribution to stockholders from the spread between the interest income earned on its investment portfolio and the costs of borrowing to finance the portfolio. The Company's results of operations will be affected by various factors, many of which are beyond the control of the Company, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, conditions in the financial markets and other economic conditions.

    The Company will elect to qualify as a REIT under the Code and, as such, anticipates distributing at least 95% of its taxable income annually, subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's operations, although the Company also may borrow funds to make distributions.

    The Company may experience high volatility in net interest income from quarter to quarter and year to year, primarily as a result of fluctuations in interest rates, borrowing costs, reinvestment opportunities, credit losses and prepayment rates. Because changes in interest rates and credit loses may significantly affect the Company's activities, the operating results of the Company will depend, in large part, upon the ability of the Company to manage its interest rate, prepayment and credit risks while effectively maintaining its status as a REIT. See "INVESTMENT OBJECTIVES AND POLICIES."

INITIAL INVESTMENTS

    The Company, through the Operating Partnership, has contracted (subject to the approval of the Independent Directors) with two Affiliated Funds, upon or soon after the Closing Date with the net proceeds of the Offering and the Private Placement, together with additional financing to be obtained prior to the Closing Date, to purchase the Initial Investments. The Company will be purchasing the Initial Investments at fair market value, determined at the closing of the purchase and sale of such assets. On March 31, 1998, the fair market value of the Initial Investments was estimated to be $199.5 million (which will exceed the expected net proceeds of the Offering and the Private Placement). Such purchase price will be adjusted to reflect any change in fair market value between March 31, 1998 and the date of the Closing Date.


    Because the Company had expected greater proceeds from the Offering than those currently anticipated, in order to purchase all of the Initial Investments, the Company will be required to obtain approximately $87.1 million of debt financing on or before the Closing Date. In connection with such financing, the Company intends to enter into reverse repurchase agreements pursuant to which the Company will collaterally pledge the Initial CMBS. These agreements will provide short-term, floating rate financing to the Company. See "INVESTMENT OBJECTIVES AND POLICIES--Investment Management-Hedging and Leveraging." Such leverage may reduce or eliminate net income from the Initial Investments. If the interest income from the Initial Investments fails to cover the cost of such financing, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity.


SECURITIZATIONS

    In the event the Company effects a securitization of its commercial mortgage loans, the Company intends to transfer such mortgage loans to a bankruptcy remote trust or other special purpose vehicle (that will generally be consolidated with the Company for tax and accounting purposes) that will issue CMBS. For accounting purposes, the securitized commercial mortgage loans will remain on the Company's balance sheet as assets and the CMBS so issued will appear as liabilities, in contrast with "off balance sheet" sale treatment. Such "on balance sheet" treatment more accurately reflects the Company's view that, substantively, the securitizations contemplated by the Company are a form of financing, as opposed to a sale, of its commercial mortgage loans. Issuing structured debt in this manner locks in potentially less expensive, long-term, non-recourse financing that generally better matches the terms of the commercial mortgage loans serving as collateral for such debt than such preexisting borrowings. Each series of CMBS created by securitization is expected to be fully payable from the Mortgage Collateral. Except upon a breach of the standard representations and warranties made by the Company when loans are securitized, the debt obligations created in the securitization will be non-recourse to the Company.

    Prior to securitization, the Company will hold its mortgage loans in the Operating Partnership and experience the risks associated with the ownership of commercial mortgage loans during such "warehousing" period. See "RISK FACTORS--Commercial Mortgage Loans Are Subject to Loss of Principal--Possible Losses on Mortgage Loans During Warehousing Period."

    The Manager, in its discretion, will determine the quantity of commercial mortgage loans sufficient for securitization, after discussions with potential underwriters, rating agencies and an evaluation of the costs of securitization.

    The Company anticipates that the proceeds from its securitizations will be used first to repay preexisting borrowings against the applicable Mortgage Collateral (e.g., under reverse repurchase agreements) and then to acquire additional Real Estate Investments.

    The Company expects that its retained interests in the securitizations will be subordinated with respect to payments of principal and interest on the underlying mortgage loans to the classes of securities issued to investors in such securitizations. Accordingly, any losses incurred on the underlying mortgage loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero. Thereafter, any further losses would be borne by investors in the more senior classes of CMBS.

    Typically, in connection with the creation of a new mortgage loan securitization, the issuer will be required to enter into a master servicing agreement with respect to such series of mortgage securities with an entity acceptable to the Rating Agencies that regularly engages in the business of servicing mortgage loans (the "Master Servicer"). If, in the future, the Company decides to service its own securitized mortgage loans, it will do so only through noncontrolled REIT subsidiaries designed not to endanger the Company's REIT qualification. See "FEDERAL INCOME TAX CONSIDERATIONS--Noncontrolled Taxable Subsidiaries."

    The Company presently intends to structure its securitizations so as to avoid the attribution of any excess inclusion income to the Company's stockholders. See "FEDERAL INCOME TAX CONSIDERATIONS-- Taxation of Taxable U.S. Stockholders." Servicing required in connection with securitized assets may be undertaken through a qualified REIT subsidiary. See "FEDERAL INCOME TAX CONSIDERATIONS-- Qualified REIT Subsidiaries."

LEVERAGING

    The Company intends to employ a leveraging strategy of borrowing against existing assets to make additional Real Estate Investments, primarily through the use of securitizations, reverse repurchase agreements and bank borrowings. The Company also may issue debt in the public market to the extent the Manager deems appropriate. Leverage can reduce the net income available for distributions to stockholders. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes. The Company also intends to securitize a portion of the mortgage loans it originates or acquires primarily by issuing structured debt, such as CMBS, and retaining the subordinate classes thereof. See "INVESTMENT OBJECTIVES AND POLICIES--Investment Management--Hedging and Leveraging."

HEDGING

    To the extent consistent with REIT qualification, the Company intends to enter into hedging transactions to protect its Real Estate Investments and related debt from interest rate fluctuations. These transactions may include interest rate swaps, the purchase or sale of caps or floors, options and other hedging instruments. See "INVESTMENT OBJECTIVES AND POLICIES--Investment Management--Hedging and Leveraging."

LIQUIDITY AND CAPITAL RESOURCES


    Since the Company is newly-formed and will commence operations only upon the closing of the Offering and the Private Placement, it has not yet established any lines of credit or collateralized financing facilities. The Company has conducted preliminary discussions with potential lenders and believes, on the basis of these discussions, that it will be able to obtain financing in amounts and at interest rates consistent with the Company's financing objectives. The Company intends to conduct its operations so that the net proceeds of the Offering and the Private Placement, together with additional financing in the form of reverse repurchase agreements to be obtained prior to the Closing Date and the cash flow from operations and other borrowings, will be sufficient to enable the Company to close its purchase of the Initial Investments and to meet its anticipated liquidity and capital requirements. See "INVESTMENT OBJECTIVES AND POLICIES."

INFLATION

    The Company's debt assets and liabilities will be financial in nature. As a result, interest rates are expected to influence the Company's performance more directly than inflation. While changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates, interest rates ordinarily increase during periods of high or increasing inflation and decrease during periods of low or declining inflation. Accordingly, the Company's financial condition or results of operations is expected to be influenced by inflation to the extent interest rates are affected by inflation.

CERTAIN ACCOUNTING POLICIES AND PROCEDURES

    CMBS ACCOUNTING TREATMENT. Because a portion of the Company's CMBS will be classified for accounting purposes as "available for sale," and, accordingly, carried at their market values, unrealized fluctuations in market values of such CMBS will affect the balance sheet, but not the income statement, of the Company. As a result of this treatment, the book value and book value per share of the Company are likely to fluctuate more than if the Company used amortized cost accounting. As a result, comparisons with companies using historical cost accounting may be misleading.

    Positive mark-to-market changes will increase the Company's equity base and allow the Company to increase its spread lending activities while negative changes will limit spread lending growth under the Company's leveraging strategy. A large negative change in the net market value of Mortgage Assets and interest rate agreements might impair the Company's liquidity position, requiring the Company to dispose of Real Estate Investments.

    MORTGAGE LOAN ACCOUNTING TREATMENT. Substantially all of the Company's mortgage loans will be classified for accounting purposes as "held for long-term investment," and accordingly, the Company will carry said mortgage loans at amortized cost. Holding the mortgage loans as investments will result in the Company recording income as interest is earned.

    MEZZANINE INVESTMENTS ACCOUNTING TREATMENT. Generally, the Company will use amortized cost to record the carrying value of its Mezzanine Investments. However, equity participations may warrant recording the Company's pro rata share of revenue and expenses of the underlying property.

    TAXABLE INCOME AND GAAP INCOME. Taxable income differs from GAAP income for several reasons. Interest income differs due to different methods of calculating the rate of amortization of the premium or discount when CMBS are acquired at a price above or below the stated principal amount of the underlying mortgage loans. Treatment of credit losses differs between tax and GAAP methods because the Company takes credit provisions in order to make reserves for credit losses, whereas only actual credit losses are deducted in calculating taxable income. General and administrative expenses differ due to differing treatment of leasehold amortization and other items. The Company's largest expense will likely be the cost of borrowed funds. Interest expense generally will be calculated in the same manner for GAAP and tax purposes.

    These distinctions are relevant to the Company's stockholders because distributions are based on taxable income as is the incentive fee paid to the Manager. The Company generally will not pay federal taxes so long as it meets the requirements of the REIT Provisions of the Code and makes distributions to stockholders in an amount equal to its taxable income. See "FEDERAL INCOME TAX CONSIDERATIONS-- Requirements for Qualification."

                           THE OPERATING PARTNERSHIP

    The Company has incorporated two qualified REIT subsidiaries, the General Partner and the Initial Limited Partner, each a Delaware corporation. The Initial Limited Partner and General Partner have organized the Operating Partnership, a Delaware limited partnership, which will undertake the business of the Company, including the acquisition of Real Estate Investments. The General Partner will hold a 1% general partnership interest in the Operating Partnership, and the Initial Limited Partner will hold a 99% limited partnership interest in the Operating Partnership. At Closing, the Company will purchase all of the Units in the Operating Partnership with the net proceeds of the Offering and the Private Placement. Of these Units, 1% will be contributed to the General Partner and the remaining 99% will be contributed to the Initial Limited Partner by the Company.

    Because the Company will indirectly own 100% of the Units, the Operating Partnership will be disregarded as a separate entity from the Company for federal income tax purposes until a third party is admitted as a partner of the Operating Partnership. The Company organized the Operating Partnership in order to provide future sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange. The following summary of the partnership agreement for the Operating Partnership (the "Operating Partnership Agreement"), describes certain provisions that currently appear in the Operating Partnership Agreement. However, upon the admittance to the Operating Partnership of third-party sellers of assets who wish to achieve tax deferral, certain of such provisions will be the subject of business negotiation.

GENERAL

    Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the Operating Partnership (the "Limited Partners") will have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as required by applicable law. Consequently, the Company, by virtue of its ownership of the General Partner, will control the assets and business of the Operating Partnership. However, any amendment to the Operating Partnership Agreement that would (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, will require the consent of Limited Partners (other than the Initial Limited Partner) holding more than two-thirds of the Units held by such partners.

GENERAL PARTNER NOT TO WITHDRAW

    It is anticipated that the General Partner will not be able to voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised the Redemption Rights immediately prior to such transaction.

CAPITAL CONTRIBUTION

    The Company will contribute, through the General Partner and the Initial Limited Partner, all of the net proceeds of the Offering to the Operating Partnership in exchange for all of its outstanding Units. Although the Operating Partnership will receive the net proceeds of the Offering and the Private Placement, the Initial Limited Partner and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Offering and the Private Placement and the Operating Partnership will be deemed simultaneously to have paid the Underwriters' discount in connection with the Offering and other expenses paid or incurred in connection with the Offering and the Private Placement.

    The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds. Under the Operating Partnership Agreement, each of the General Partner and the Initial Limited Partner is obligated to contribute the net proceeds of any future share offering by the Company as additional capital to the Operating Partnership in exchange for an additional partnership interest. Upon such contribution, the General Partner's and the Initial Limited Partner's percentage interests in the Operating Partnership would be increased in proportion to the amount of such additional capital contributions. The percentage interests of the Limited Partners (other than the Initial Limited Partner) would be decreased on a proportionate basis in the event of additional capital contributions by the General Partner and the Initial Limited Partner. In addition, if the General Partner and the Initial Limited Partner were to contribute additional capital to the Operating Partnership, the General Partner would revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners would be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement as if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

REDEMPTION RIGHTS

    Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Initial Limited Partner) will have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act.

OPERATIONS

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" taxed as a corporation for purposes of Section 7704 of the Code.

    In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all administrative costs and expenses of the Company and the General Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Operating Partnership.

DISTRIBUTIONS

    It is anticipated that the Operating Partnership Agreement will provide that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner, to the partners in accordance with their respective interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS

    It is anticipated that income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury regulations ("Treasury Regulations") promulgated thereunder.

TERM

    The Operating Partnership shall continue until December 31, 2063, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

TAX MATTERS

    Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                       FEDERAL INCOME TAX CONSIDERATIONS

    THE FOLLOWING IS A GENERAL SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PROSPECTIVE HOLDER OF COMMON STOCK. SHEARMAN & STERLING HAS ACTED AS COUNSEL TO THE COMPANY AND HAS REVIEWED THIS SUMMARY AND HAS RENDERED AN OPINION THAT THE DESCRIPTIONS OF THE LAW AND THE LEGAL CONCLUSIONS CONTAINED HEREIN ARE CORRECT IN ALL MATERIAL RESPECTS, AND THE DISCUSSIONS HEREUNDER FAIRLY SUMMARIZE THE FEDERAL INCOME TAX CONSIDERATIONS THAT ARE LIKELY TO BE MATERIAL TO THE COMPANY AND A HOLDER OF THE COMMON STOCK. THE DISCUSSION CONTAINED HEREIN DOES NOT ADDRESS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO PARTICULAR STOCKHOLDERS IN LIGHT OF THEIR PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, OR TO CERTAIN TYPES OF STOCKHOLDERS (INCLUDING INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS OR BROKER-DEALERS, FOREIGN CORPORATIONS, AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES) SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS.

    THE STATEMENTS IN THIS DISCUSSION AND THE OPINION OF SHEARMAN & STERLING ARE BASED ON CURRENT PROVISIONS OF THE CODE, EXISTING, TEMPORARY, AND CURRENTLY PROPOSED TREASURY REGULATIONS PROMULGATED UNDER THE CODE, THE LEGISLATIVE HISTORY OF THE CODE, EXISTING ADMINISTRATIVE RULINGS AND PRACTICES OF THE SERVICE, AND JUDICIAL DECISIONS. NO ASSURANCE CAN BE GIVEN THAT FUTURE LEGISLATIVE, JUDICIAL, OR ADMINISTRATIVE ACTIONS OR DECISIONS, WHICH MAY BE RETROACTIVE IN EFFECT, WILL NOT AFFECT THE ACCURACY OF ANY STATEMENTS IN THIS PROSPECTUS WITH RESPECT TO THE TRANSACTIONS ENTERED INTO OR CONTEMPLATED PRIOR TO THE EFFECTIVE DATE OF SUCH CHANGES.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    The Company plans to make an election to be taxed as a REIT under the REIT Provisions of the Code commencing with its first taxable year.

    The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

    Shearman & Sterling has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Shearman & Sterling, assuming that the elections and other procedural steps described in this discussion of "FEDERAL INCOME TAX CONSIDERATIONS" are completed by the Company in a timely fashion, commencing with the Company's short taxable year ending December 31, 1998, the Company will qualify to be taxed as a REIT pursuant to the REIT Provisions of the Code, and the Company's organization and proposed method of operation, as disclosed in this Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Shearman & Sterling's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "FEDERAL INCOME TAX CONSIDERATIONS" and are set out in the federal income tax opinion of Shearman & Sterling. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below.

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Shearman & Sterling will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "--Failure to Qualify."

    If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax as discussed below. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a "C" corporation" (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the "C" corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), the Company will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Finally, the Company will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion derived by the Company from REMIC residual interests equal to the percentage of the stock of the Company held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any excess inclusion allocable to stock of the Company held by a Disqualified Organization will reduce the cash available for distribution from the Company to all stockholders.

    Pursuant to proposed Treasury Regulations, a "dealer" (as specially defined in Section 475 of the Code) generally is required to mark-to-market for tax purposes, i.e. treat as sold in a taxable transaction, securities that are transferred to an entity in a securitization transaction unless the transferor expects to hold for investment each of the interests received. The Company intends to structure its activities in a manner that avoids (or substantially reduces or eliminates any potential negative impact of) application to it of the mark-to-market rule. The final Treasury Regulations may require a different treatment of

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mortgage loans or securities acquired in securitizations than provided in the proposed Treasury Regulations, possibly with retroactive effect.

REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Provisions of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) do not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT.

    For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code Section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

    The Company will not satisfy condition (v) during 1998. Pursuant to the Offering, however, the Company anticipates issuing sufficient Common Stock with sufficient diversity of ownership to allow it to satisfy requirement (v) and continue to satisfy requirement (vi). In addition, the Company's Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "DESCRIPTION OF CAPITAL STOCK--Restrictions on Transfer."

    INCOME TESTS. In order to qualify and to maintain its qualification as a REIT, the Company must satisfy annually two requirements relating to its gross income. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of any combination of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or qualified temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

    The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed

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percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Subject to this exception, the Company generally will not be able to derive qualifying income from a loan, the interest on which is based in whole or in part on the net income of the obligor or any other person.

    Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC or regular interest in a FASIT generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of the REMIC or FASIT consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC or FASIT. In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

    The Company expects to structure its investments so that the interest, original issue discount, and market discount income that the Company derives from CMBS and mezzanine debt investments generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which the Company holds an interest consists of real estate assets (determined as if the Company held such assets), and the Company's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. In some cases, however, the loan amount of a mortgage loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Further, in the event that the interest income from a mortgage loan would be based in part on the borrower's profits or net income, the income from the loan generally would be disqualified for purposes of both the 75% and the 95% gross income tests.

    The Company may originate or acquire Mezzanine Investments that provide for interest based in part on shared appreciation. To the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests but which also must be tested under the "prohibited transaction" rules. In addition, the Company may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

    The rent received by the Company from the tenants of its real property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, owns 10% or more of such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). For this purpose, a partnership is deemed to constructively own stock owned by its partner if such partner owns 25% or more of the capital or profits

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
interest in the partnership. Third, if Rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property", the Company generally must not operate or manage the real property or furnish or render services to the tenants of such real property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant". However, all of the rental income derived by the Company with respect to a property will not cease to qualify as "rents from real property" if any impermissible tenant services income from such property (which is deemed to be an amount that is no less than 150% of the Company's direct costs of furnishing or rendering the service or providing the management or operation) does not exceed 1% of all amounts received or accrued during the taxable year directly or indirectly by the Company with respect to such property.

    The Company has represented that it will not charge Rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test.

    The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fall to satisfy either the 75% or 95% gross income test.

    Finally, the Company has represented that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

    REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive significant income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if the Company does receive any such income, the Company expects to make an election to treat the related property as foreclosure property.

    If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. The Company anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

    It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms,

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including short sales of U.S. Treasuries, interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to reduce interest rate risk with respect to indebtedness incurred to acquire or carry real estate assets, any periodic income and any gain from the disposition of such contract would be qualifying income for purposes of the 95% gross income test, but generally not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Accordingly, the Company may conduct some or all of its hedging activities through a corporation that is fully subject to federal corporate income tax and in which it owns solely nonvoting stock.

    During the one-year period beginning on the date the Company receives, in exchange for stock (other than pursuant to a dividend reinvestment plan) or in a public offering of debt obligations having maturities of at least five years, new capital, income received or accrued from the temporary investment of such new capital in stock or debt instruments is treated as "qualified temporary investment income" that counts favorably towards the 75% income test.

    The Company may originate or acquire mortgage loans and securitize such loans through the issuance of senior debt securities secured by such mortgage loans. As a result of such transactions, the Company will retain an equity ownership interest in the mortgage loans that has economic characteristics similar to those of a CMBS. In addition, the Company may resecuritize CMBS through the issuance of senior debt securities secured by such CMBS, retaining an equity interest in the CMBS used as collateral for the resecuritization. Such transactions, which effectively are borrowings, will not cause the Company to fail to satisfy the gross income tests or the asset tests described below and, as presently intended to be structured by the Company, should not result in application of the taxable mortgage pool rules described above.

    The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. For example, certain fees for services will not be qualifying income for purposes of the gross income tests, nor will foreign currency gains from non-dollar denominated loans or from hedges of non-dollar denominated assets. Further, dividends or interest received from an entity taxable as a regular "C" corporation would be qualifying income for purposes of the 95% test but not the 75% test. The Company will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the gross income tests.

    If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed in "--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test.

    Although not an income test for REIT qualification, the "prohibited transaction" penalty tax is imposed on certain types of REIT income. As discussed below, any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of its trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Sales of the Company's Assets."

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    ASSETS TESTS.  In order to qualify and maintain its qualification as a REIT, the Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock (other than pursuant to a dividend reinvestment plan) or long-term (at least five-year) public debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC or regular interests in a FASIT (except that, if less than 95% of the assets of the REMIC or FASIT consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC or FASIT), and shares of other REITs.

    For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest in real property" also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest.

    The second asset test requires that, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the General Partner, the Initial Limited Partner, any other interests in any qualified REIT subsidiary and any entity that is disregarded as a separate entity under Treasury Regulations dealing with entity classification). The 1998 Budget Proposal would prohibit REITs from holding stock possessing more than 10% of the vote or value of all classes of stock of a corporation. This proposal would be effective with respect to stock acquired on or after the date of first committee action. In addition, to the extent that a REIT's stock ownership is grandfathered by virtue of this effective date, that grandfathered status will terminate if the subsidiary corporation engages in a trade or business that is not engaged in on the date of first committee action or acquires substantial new assets on or after such date.

    In general, the Company intends to structure any real property, CMBS, and, in general, Mezzanine Investments that it acquires so as to be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC or FASIT in which the Company owns an interest consists of "real estate assets" and the Company's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. CMBS and Mezzanine Investments that are debt obligations will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each such loan does not exceed the value of the associated real property. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

    If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the

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preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

QUALIFIED REIT SUBSIDIARIES

    The General Partner and the Initial Limited Partner are subsidiaries of the Company, and the Company may have additional subsidiaries in the future. Code
Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. If the Company acquires a corporation already in existence at the time of the acquisition, such corporation would be treated as liquidating on the date of acquisition and the Company would be required to distribute any "C" corporation earnings and profits of the Corporation before the end of the Company's taxable year. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company.

OPERATING PARTNERSHIP AND DISREGARDED ENTITIES

    Initially, the Company will own 100% of the partnership interests in the Operating Partnership. Pursuant to Treasury Regulations relating to entity classification, an unincorporated entity that has a single owner and that does not elect to be classified as a corporation is disregarded as an entity separate from its owner for federal income tax purposes. Because the Company will be deemed to own 100% of the partnership interests in the Operating Partnership for federal income tax purposes unless and until interests in the Operating Partnership are issued to other persons, the Operating Partnership will be disregarded as an entity separate from the Company under such Treasury Regulations.

    The Company also may decide to organize one or more unincorporated entities to be wholly owned by it. Such entities will be disregarded as entities separate from the Company under such Treasury Regulations.

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below.

    Thus, in the event the Operating Partnership admits a partner other than the Company or a qualified REIT subsidiary of the Company, the Company's proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

NONCONTROLLED TAXABLE SUBSIDIARIES

    Certain hedging and other activities (which include certain activities likely to be conducted by the Company and might include, in certain circumstances, the creation of mortgage securities through securitization) may be done through a noncontrolled taxable subsidiary of the Company. To this end, the Company and one or more other persons may form and capitalize one or more corporations taxable as "C" corporations (i.e., the income of which would be subject to corporate level tax). In order to ensure that the Company would not violate the more than 10% voting stock of a single issuer limitation described below, the Company would own only nonvoting preferred and/or nonvoting common stock and the other persons

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would own all of the voting stock. The value of the Company's investment in each such corporation must also be limited to 5% or less of the value of the Company's total assets at the end of each calendar quarter so that the Company can also comply with the 5% of value, single issuer asset limitation described under "--Requirements for Qualification--Asset Tests." The taxable corporation would not elect REIT status and would distribute only net after-tax profits to its stockholders, including the Company. The ability of the Company to employ such investment techniques may be curtailed in the event that certain proposals contained in the 1998 Budget Proposal are introduced into legislation and enacted into law. There is no way to predict the likelihood that such proposals ultimately will be enacted.

DISTRIBUTION REQUIREMENTS

    The Company, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration.

    To the extent that the Company does not distribute all of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. To the extent that the Company does not distribute all of its net capital gain, it will be subject to tax on the undistributed amount of such gain. The Company may elect, however, to pay the tax on its undistributed long-term capital gains on behalf of its stockholders, in which case the stockholders would include in income their proportionate share of the undistributed long-term capital gains and receive a credit or refund for their share of the tax paid by the Company.

    Furthermore, if the Company should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed (apparently regardless of whether the Company elects (as described above) to pay the capital gains tax on undistributed capital gains). The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

    It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Company will recognize taxable income in excess of its cash receipts when, as generally happens, OID accrues with respect to its CMBS. Furthermore, some mortgage loans may be deemed to have OID, in which case the Company will be required to recognize taxable income in advance of the related cash flow. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. The Company will attempt to structure its investments so as not to recognize excess inclusion or other "phantom" taxable income from REMIC residual interests; however, there can be no assurance that such income can be avoided. While neither the amount (if any) by which OID on a debt instrument exceeds cash receipts from such instrument nor the amount (if any) of excess inclusion is generally subject to the 95% distribution requirement relating to maintenance of REIT status, such amounts would have to be distributed to avoid corporate income taxation thereof at the REIT level.

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    In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, CMBS and mortgage loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Market discount income is treated as ordinary income that is subject to the 95% distribution requirement. It also is possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Treasury Regulations Section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of preferred stock or additional Common Stock.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

    Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. The Company intends to comply with such requirements. A REIT's failure to comply with such requirements would result in a monetary fine imposed on such REIT. However, no penalty would be imposed if such failure is due to reasonable cause and not to willful neglect.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

SALES OF THE COMPANY'S ASSETS

    As noted above, a REIT is subject to a 100% tax on its net income derived from prohibited transactions. The term "prohibited transaction" generally includes a sale or other disposition of property

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(other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company intends that no material amount of assets owned by the Company or, if applicable, the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's or, if applicable, the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. With respect to real property, the Company presently intends to attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions, although such compliance ultimately may not be possible or feasible.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. Stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity taxable as such created or organized in or under the laws of the United States or of any State (including the District of Columbia), (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes, regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

    Distributions that are properly designated by the Company as capital gain dividends are subject to special treatment. According to a notice published by the Service, until further guidance is issued, if the Company designates a dividend as a capital gain dividend, it may also designate the dividend as (i) a 20% rate gain distribution, (ii) an unrecaptured Section 1250 gain distribution (25% rate) or (iii) a 28% rate gain distribution. The maximum amount which may be designated in each class of capital gain dividends is determined by treating the Company as an individual with capital gains that may be subject to the maximum 20% rate, the maximum 25% rate, and the maximum 28% rate. If the Company does not designate all or part of a capital gain dividend as within such classes, the undesignated portion will be considered as a 28% rate gain distribution. Such designations are binding on each stockholder, without regard to the period for which the stockholder has held its Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

    Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

    Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset

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against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any passive activity losses (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

    The Company's investment in certain types of CMBS, certain Mezzanine Investments and certain securitizations performed by the Company, may cause it under certain circumstances to recognize taxable income in excess of its economic income and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Company receives such phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of the Company at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of the Company's phantom income.

    In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of the Company will decrease. The Company will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

    Because the Company may own residual interests in REMICs ("REMIC Residual Interests"), stockholders (other than certain thrift institutions) may not be permitted to offset certain portions of the dividend income they derive from the Company with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be subject to this limitation will equal its allocable share of any excess inclusion income derived by the Company with respect to the REMIC Residual Interests. The Company's excess inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to the Company with respect to the REMIC Residual Interest. To the extent provided in future Treasury Regulations, the excess inclusion income with respect to any REMIC Residual Interests owned by the Company that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests.

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
    Furthermore, to the extent that the Company (or a qualified REIT subsidiary) acquires or originates mortgage loans and uses those loans to collateralize an offering of debt obligations having two or more maturities for which no REMIC election is made, it is possible that, to the extent provided in future Treasury Regulations dealing with "taxable mortgage pools," stockholders (other than certain thrift institutions) will not be permitted to offset certain portions of the dividend income that they derive from the Company that are attributable to such transaction with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury Regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent the Company's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

    CAPITAL GAINS AND LOSSES. A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6% and the tax rate on long-term capital gains applicable to non-corporate taxpayers is 28% for sales and exchanges of assets held for more than one year but not more than eighteen months, and 20% for sales and exchanges of assets held for more than eighteen months. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

    Recently enacted legislation reduces the maximum rate on long-term capital gains of non-corporate taxpayers from 28% to 20% (10% for taxpayers in the 15% tax bracket). However, the reduced long-term capital gains rates are only available for sales or exchanges of capital assets held for more than 18 months. Any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if it were treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate for gains taken into account after July 28, 1997. Also, under the legislation, for taxable years beginning after December 31, 2000 the maximum capital gains rates for assets which are held more than five years are 18% and 8% (rather than 20% and 10%). These rates will generally only apply to assets for which the holding period begins after December 31, 2000.

    The capital gains provisions in the legislation authorize the Service to issue regulations (including regulations requiring reporting) applying the provisions to any "pass-through entity" including a REIT and interests in such an entity. No assurance can be given concerning the content of any such regulations. Generally, the determination of when gain is properly taken into account will be made at the entity level.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. The Company will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with its correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a

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portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to the Company.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. See "ERISA CONSIDERATIONS."

    Any dividends received by an Exempt Organization that are allocable to excess inclusion will be treated as UBTI. In addition, the Company will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion income derived by the Company from REMIC Residual Interests that is allocable to stock of the Company held by Disqualified Organizations. Any such tax would be deductible by the Company against its income that is not excess inclusion income.

    If the Company derives excess inclusion income from REMIC Residual Interests, a tax similar to the tax on the Company described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in Section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the excess inclusion income derived from those shares.

    The Treasury Department has been authorized to issue regulations regarding a REIT or qualified REIT subsidiary that is considered a "taxable mortgage pool" by reason of issuances of mortgage-backed securities having two or more maturities for which no REMIC election is made. If such Treasury Regulations are issued in the future, it is possible that some percentage of the Company's dividends might be treated as UBTI for stockholders that are Exempt Organizations.

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TAXATION OF NON-U.S. STOCKHOLDERS

    The discussion below summarizes certain U.S. federal income tax consequences relating to the ownership and disposition of Common Stock by a holder who is not a United States Person (a "Non-U.S. Stockholder"). A "United States Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to U.S. federal income taxation regardless of source, or a trust that meets the following two tests: (i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

    The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex and no attempt is made herein to provide more than a summary of such rules. Non-U.S. Stockholders are urged to consult their tax advisors to determine the U.S. federal, state, local and foreign tax consequences associated with an investment in the Common Stock.

    Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by the Company of "U.S. real property interests" and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder (31% if appropriate documentation evidencing such Non-U.S. Stockholders' foreign status has not been provided) unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or
(ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company for the taxable year involved claiming that the distribution is effectively connected income. The Treasury Department issued final regulations in October 1997 that modify the manner in which the Company complies with the withholding requirements, generally effective for distributions after December 31, 1999.

    If the Company derives excess inclusion income from REMIC Residual Interests, the portion of the dividends paid to Non-U.S. Stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, Treasury Regulations may be issued in the future regarding a REIT or qualified REIT subsidiary, or any portion thereof, that is considered a "taxable mortgage pool" by reason of issuing mortgage-backed securities having two or more maturities for which no REMIC election is made. If such Treasury Regulations are issued in the future, it is possible that some percentage of the Company's dividends would not be eligible for a reduced withholding tax rate under an otherwise applicable tax treaty.

    Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, amounts in excess thereof may be withheld by the Company. However, any such excess amount withheld would be

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
refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. Under a separate provision, the Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% (or 31%, if applicable) on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or 31%, if applicable) will be subject to withholding at a rate of 10%.

    For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale or other disposition of Common Stock generally will not be taxed under FIRPTA if the Company is not a "U.S. real property holding company" under the FIRPTA rules, which will depend upon the nature and mix of the Company's assets. Even if the Company is a U.S. real property holding corporation, such gain will not be taxed under FIRPTA if it is a "domestically controlled REIT, " which is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT and therefore that gain from the sale or other disposition of Common Stock will not be subject to taxation under FIRPTA. However, in part because the Common Stock will be publicly traded, no assurance can be given that the Company will qualify or continue to qualify as a domestically controlled REIT. Even if gain would not be exempt from FIRPTA taxation under the foregoing tests, a Non-U.S. Stockholder that owns, actually or constructively, 5% or less of the Company's stock throughout a specified "look-back" period will nevertheless not be taxed under FIRPTA on gain from the sale or other disposition of Common Stock if, as anticipated, the Common Stock is traded on an established securities market. If gain on the sale or other disposition of Common Stock were subject to taxation under FIRPTA, a Non-U.S. Stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals).

    Gain recognized by a Non-U.S. Stockholder upon a sale or other disposition of Common Stock that is not subject to FIRPTA will be taxable to the Non-U.S. Stockholder if (i) the investment in Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. United States backup withholding tax (as opposed to the 30% withholding tax referred to above) generally will not apply to dividends paid on Common Stock to a Non-U.S. Stockholder at an address outside the United States. The Company, however, must report annually to the IRS and to each Non-U.S. Stockholder the amount of dividends paid to such stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Stockholder's country of residence.

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    Upon the sale or other taxable disposition of Common Stock by a Non-U.S.
Stockholder to or through a United States office of a broker, the broker must backup withhold at a rate of 31 percent and report the sale to the IRS, unless such stockholder certifies (generally, on IRS Form W-8) its non-U.S. status under penalties of perjury or otherwise establishes an exemption. Upon the sale or other taxable disposition of Common Stock by a Non-U.S. Stockholder to or through the foreign office of a United States broker, or a foreign broker with certain types of relationships to the United States, the broker must report the sale to the IRS (but is not required to backup withhold) unless the broker has documentary evidence in its files that the seller is a Non-U.S. Stockholder and certain other conditions are met, or such stockholder otherwise establishes an exemption.

    The United States Treasury Department has recently issued regulations generally effective for payments made after December 31, 1999 that unify the forms, clarify the reliance standards and unify and tighten the procedures to be followed by a Non-U.S. Stockholder in establishing such stockholder's status as a Non-U.S. Stockholder for purposes of the withholding, backup withholding and information reporting rules discussed herein. Among other things, a Non-U.S. Stockholder that previously was not required to provide certifications regarding its tax status (such as in the case of a foreign addressee receiving a dividend) may be required to furnish certifications to comply with the new regulations, and other non-U.S. Stockholders may be required to furnish new tax certifications to comply with the new regulations.

    Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are generally allowable as a refund or credit against such Non-U.S. Stockholder's United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

FEDERAL ESTATE TAXES

    Common Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the time of death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

STATE AND LOCAL TAXES

    The Company or the holders of the Common Stock may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

                              ERISA CONSIDERATIONS

    The following is a summary of material considerations arising under ERISA, and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser subject to ERISA. The discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code that may be relevant to particular stockholders in light of their particular circumstances.

    The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

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
EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

    ERISA imposes certain requirements on Plans and on those persons who are fiduciaries with respect to such Plans. Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that such Plans' investments be made in accordance with the documents governing the Plans.

    Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before investing.

STATUS OF THE COMPANY UNDER ERISA

    The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is a Plan. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets."

    If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

    The "Plan Asset Regulations" generally provide that when a Plan acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

    The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the Offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of the Offering, the Common Stock will be "widely held."

    The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or

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less (as is the case with the Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of the Company's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, but no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

    Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA or non-ERISA Plan that invests in the Common Stock.

    Without regard to whether the assets of the Company are considered plan assets, fiduciaries of Plans should consider the application of the prohibited transaction provisions of ERISA and the Code in making their decision to purchase the Common Stock, as such acquisition may be a sale or exchange of property between a Plan and a party in interest or disqualified person.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

                       CERTAIN PROVISIONS OF MARYLAND LAW
                      AND THE COMPANY'S CHARTER AND BYLAWS

    The following summary of certain provisions of the MGCL and of the Charter and the Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

CERTAIN ANTI-TAKEOVER PROVISIONS

    The Charter and the Bylaws of the Company contain certain provisions that could discourage, impede or impair acquisition of control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increases the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. The description set forth below is a summary only, and is qualified in its entirety by reference to the Charter and the Bylaws which have been incorporated by reference as exhibits to the Registration

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
Statement of which this Prospectus is a part. See "DESCRIPTION OF CAPITAL STOCK--Restrictions on Transfer."

STAGGERED BOARD OF DIRECTORS

    The Charter and the Bylaws divide the Board of Directors into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered three-year terms. The classification of the Board of Directors will make it more difficult for stockholders to change the composition of the Board of Directors because only a minority of the directors can be elected at once. The Company believes, however, that the staggered Board of Directors will help to ensure continuity and stability of the Company's management and policies. The classification provisions could also discourage a third party from accumulating the Company's stock or attempting to obtain control of the Company, even though this attempt might be beneficial to the Company and some, or a majority, of its stockholders. Accordingly, under certain circumstances stockholders could be deprived of opportunities to sell their shares of Common Stock at a higher price than might otherwise be available.

NUMBER OF DIRECTORS, FILLING VACANCIES, REMOVAL

    The Charter and Bylaws provide that the number of directors will be five, a majority of whom will at all times be Independent Directors. The number of directors may be changed by a vote of 80% of the entire Board of Directors. In addition, the Charter provides that, unless the Board of Directors otherwise determines, any vacancies may be filled by a vote of the stockholders or a majority of the remaining directors, though less than a quorum, except vacancies created by the increase in the number of directors, which only may be filled by a majority of the entire Board of Directors; provided, however, that vacancies among the Independent Directors may be filled only by nominees of the remaining Independent Directors. Accordingly, the Board of Directors could temporarily prevent any stockholder from enlarging the Board of Directors and filling the new directorship with such stockholder's own nominees. The Charter and the Bylaws provide that, subject to the rights of any class or series to elect directors, directors may be removed only for cause upon the affirmative vote of a majority of stockholders of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

    The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders of the Company. The Bylaws provide that (i) only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice containing specified information to the Secretary of the Company prior to the meeting, at which directors are to be elected, will be eligible for election as directors of the Company, and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by or at the direction of, the Chairman or the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in the Company's Proxy Statement under the SEC's Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting. The timing of such notice will be changed in the event the annual meeting is delayed or advanced from the anniversary date. The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Charter and the Bylaws do not

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give the Board of Directors power to block stockholder nominations for the election of directors or proposals for action, they may have the effect of discouraging stockholders from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposals, without regard to the merits of such slate or proposals.

RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY

    The Charter provides that the Board of Directors may create and authorize the Company to issue rights entitling the holders thereof to purchase from the Company shares of capital stock or other securities or property. The times at which and terms upon which such rights are to be issued are within the discretion of the Board of Directors. The provision is intended to confirm the Board of Directors' authority to issue share purchase rights which could have terms that would impede a merger, tender offer or other takeover attempt, or other rights to purchase securities of the Company or any other entity.

INDEMNIFICATION

    The Company's Charter obligates the Company to indemnify its directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As permitted by the MGCL, the Company's Charter obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law.

LIMITATION OF LIABILITY

    The MGCL permits the Charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and to its stockholders for money damages, except to the extent that
(i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for limitation of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law as amended or interpreted.

BUSINESS COMBINATIONS

    Under Section 3-602(a) of the MGCL and unless exempted under Section 3-603(c), (d) or (e), certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares after the date on which the corporation had 100 or more beneficial owners of its shares or an affiliate or associate of the corporation which, at any time within the two-year period prior to the date in question, beneficially owned 10% or more of the voting power of the corporation's shares after the date on which the corporation had 100 or more beneficial owners of its shares (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by

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the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, or by an affiliate or associate of the Interested Stockholder, voting together as a single voting group unless, among other things, the corporation's stockholders receive a minimum price (as specified in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. By resolution of the Board of Directors, Monroe, an Affiliated Fund that will be purchasing 750,000 shares of Common Stock in the Private Placement, has been irrevocably exempted from Section 3-602 of the MGCL.

CONTROL SHARE ACQUISITIONS

    Section 3-702(a) of the MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by such a person, would entitle the acquirer to exercise or direct the voting power in electing directors within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. "Control shares" do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to "control shares."

    A person who has made or proposes to make a "control share acquisition," upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the "control shares" (except those for which voting rights have previously been approved) for fair value determined, without regard to absence of voting rights for the control shares, as of the date of the last "control share acquisition" or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock, as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the "control share acquisition," and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of "control share acquisitions."

    The "control share acquisition" statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a provision of the charter or bylaws of the corporation adopted prior to the acquisition of the shares. The Company has adopted a provision in its Bylaws that exempts the Company's shares of Common Stock from application of the "control share acquisition" statute. No assurance can be given, however, that such provision may not removed at any time by amendment of the Bylaws.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Charter provides that the Company may issue up to 100,000,000 shares of capital stock, consisting of 74,000,000 shares of Common Stock, $.001 par value per share, 1,000,000 shares of Class B Stock, $.001 par value per share, and 25,000,000 shares of preferred stock, $.01 par value per share ("Preferred

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Stock"). Upon completion of this Offering and the Private Placement, 6,000,750 shares (6,750,750 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock and 175,000 shares of Class B Stock will be issued and outstanding, 709,090 shares (815,454 if the Underwriters' over-allotment option is exercised in full) of Common Stock will be reserved for issuance upon grants of deferred stock awards and the exercise of options, and no Preferred Stock will be issued and outstanding.

COMMON STOCK

    All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock will be entitled to receive dividends if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay quarterly dividends.

    Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of the Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each position.

CLASS B STOCK

    All outstanding shares of Class B Stock will be duly authorized, fully paid and nonassessable upon the Closing Date. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Class B Stock will be entitled to receive distributions if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor; PROVIDED, HOWEVER, that before the Class B Subordination Termination Date, any amounts available for distribution will be distributed quarterly (i) first, to the holders of the Common Stock, until such holders have received the Yield Threshold with respect to their shares of Common Stock, (ii) second, to the holders of the Class B Stock, until such holders have received the Yield Threshold with respect to their shares of Class B Stock plus the cumulative amount, if any, by which distributions with respect to the Class B Stock were less than the Yield Threshold in the prior three quarters and (iii) third, to the holders of the Common Stock and the holders of the Class B Stock, PRO RATA in accordance with their respective share ownership. From and after the Class B Subordination Termination Date, quarterly distributions will be made PRO RATA to the holders of the Common Stock and the holders of the Class B Stock, in accordance with their respective share ownership. The holders of Class B Stock will be entitled to receive and to share ratably in the assets of the Company legally available for distribution to its Stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

    After the Class B Subordination Termination Date, shares of Class B Stock are convertible into shares of the Common Stock. The Company has agreed that, upon a valid conversion of shares of Class B Stock to shares of Common Stock, it will file and use its best efforts to have declared effective a resale registration statement covering the sale of such shares of Common Stock.

    Except as provided by applicable Maryland law, the shares of Class B Stock shall have no voting rights.

PREFERRED STOCK

    Preferred Stock of the Company may be issued from time to time in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. This could affect the ability of the Company to make dividend distributions to the holders of Common Stock. The Board could authorize the issuance of Preferred Stock with terms and

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conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding.

REGISTRATION RIGHTS

    The Company has agreed that it will file with the SEC, and use its best efforts to have declared effective, a resale registration statement covering the sale of the shares sold in the Private Placement. The Company has agreed with Mr. Heflin, Clarion Partners and Monroe that it will keep such resale registration statement effective until such time as sales may be made in reliance on Rule 144(k) under the Securities Act. See "PRIVATE PLACEMENT."

RESTRICTIONS ON TRANSFER

    For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "FEDERAL INCOME TAX CONSIDERATIONS-- Requirements for Qualification."

    Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Charter, subject to certain exceptions and waivers described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.9% of the number of outstanding shares of Common Stock, or (ii) 9.9% of the number of outstanding shares of any series of Preferred Stock.

    Subject to certain exceptions described below, any purported transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) result in the shares of Common Stock and Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to the Company for registration in the name of the Trust. The trustee of the Trust (the "Trustee") will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

    Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

    The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

    The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

    "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NYSE, or (ii) if the shares of Common Stock are not listed as admitted to trading on the NYSE, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to. "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as it may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

    All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock and Preferred Stock must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

    The Ownership Limit generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limit under certain circumstances. The foregoing restrictions will not be removed until (A)(i) such restrictions are no longer required in order to qualify as a REIT and (ii) the Board of Directors determines that it is no longer in the best interest of the Company to retain such restrictions; or (B) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

    All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

    The Ownership Limit could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest. By resolution of its Board of Directors, the Company has waived the Ownership Limit for Monroe, who will be purchasing 750,000 shares of Common Stock in the Private Placement.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is State Street Bank and Trust Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of the date hereof relating to the beneficial ownership of the Common Stock, including the commitments to purchase shares of Common Stock which have been received in connection with the Private Placement, by (i) all persons known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each officer and director of the Company, individually and in the aggregate, and
(iii) each officer and director of the Manager. The table does not include shares of Class B Stock, which are non-voting shares.

                                                     AMOUNT AND NATURE OF             PERCENTAGE OF SHARES
                                                     BENEFICIAL OWNERSHIP              BENEFICIALLY OWNED
                                               --------------------------------  ------------------------------
                                                   BEFORE                                             AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)(2)        OFFERING      AFTER OFFERING   BEFORE OFFERING    OFFERING
---------------------------------------------  --------------  ----------------  ---------------  -------------
The Manager..................................     750 shares         750 shares       100%              *
Monroe Investment Corp.......................       0 shares     750,000 shares(3)        *           12.5%
Clarion Partners.............................       0 shares     187,500 shares(3)        *           3.1%
Daniel Heflin................................       0 shares     103,773 shares   (4)        *        1.7%
Frank L. Sullivan, Jr........................       0 shares      11,391 shares(4)        *             *
Stephen J. Furnary...........................       0 shares      13,373 shares(4)        *             *
John A. Weiss................................       0 shares      13,373 shares(4)        *             *
Charles Grossman.............................       0 shares      11,391 shares(4)        *             *
William Powell...............................       0 shares       7,273 shares(4)        *             *
Joanne Vitale................................       0 shares       7,273 shares(4)        *             *
Stephen C. Asheroff..........................       0 shares       1,364 shares(4)        *             *
Steven N. Fayne..............................       0 shares       1,364 shares(4)        *             *
Harold E. Rosen..............................       0 shares       1,364 shares(4)        *             *
All officers and directors of the Company as
  a group (seven people).....................       0 shares     133,802 shares   (4)        *        2.2%

------------------------

*   Less than 1%

(1) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all Common Stock owned by it.

(2) Unless otherwise noted, the address of each beneficial owner is c/o Clarion Commercial Holdings, Inc., 335 Madison Avenue, New York, New York 10017.

(3) Includes Common Stock to be purchased in the Private Placement and assumes the Underwriters' over-allotment option is not exercised. See "PRIVATE PLACEMENT."

(4) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. One-third of the options to acquire 420,000 shares of Common Stock to be awarded in connection with the Offering under the Stock Incentive Plan will be exercisable on June 30, 1998. See "THE COMPANY--Grants of Awards."

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this Offering, there has been no public market for the Common Stock of the Company. Application will be made to list the shares of Common Stock on the NYSE. Sales of a substantial number of shares of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock prevailing from time to time and could impair the Company's future ability to raise capital through an offering of equity securities.

    The Company has reserved for issuance 709,090 shares (815,454 shares if the Underwriters' over-allotment option is exercised in full) under the Stock Incentive Plan. The 5,000,000 shares (5,750,000 if the Underwriters' over-allotment option is exercised in full) of Common Stock issued in the Offering will be freely tradable by persons other than affiliates, (as such term is defined under the Securities Act, "Affiliates") of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Charter. See "DESCRIPTION OF CAPITAL
STOCK--Restrictions on Transfer."

    At the Closing Date, options to purchase 420,000 shares (483,000 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock will be outstanding. Shortly after the Offering, the Company intends to file a Registration Statement on Form S-8 under the Securities Act covering shares of Common Stock reserved for issuance under the Company's Stock Incentive Plan. Shares of Common Stock issued upon exercise of options under the Registration Statement on Form S-8 will be available for sale in the public market, subject to Rule 144 manner of sale and volume limitations in the case of Affiliates (as discussed in the next paragraph and subject to any lock-up restrictions discussed in "UNDERWRITING").

    Based upon certain performance standards to be established by the Compensation Committee, under the Stock Incentive Plan, the Company may also grant up to 200,000 shares of deferred stock to certain employees, officers and consultants of the Company and the Manager and its affiliates.

    In general, pursuant to Rule 144 under the Securities Act as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any Affiliate of the Company, the acquirer or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales pursuant to Rule 144 under the Securities Act also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) under the Securities Act without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    The 1,000,000 shares of Common Stock sold in the Private Placement are "restricted securities" for purposes of Rule 144 under the Securities Act. However, the Company will file and seek to have declared effective a resale registration statement covering the sale of such shares in the public market. See "DESCRIPTION OF CAPITAL STOCK--Registration Rights." Following expiration of the applicable lock-up restrictions discussed in "UNDERWRITING," these shares will be available for sale in the public market, subject to Rule 144 manner of sale and volume limitations in the case of Affiliates. See "PRIVATE PLACEMENT."

    The Company has agreed that, upon a valid conversion of shares of Class B Stock to shares of Common Stock, it will file and use its best efforts to have declared effective a resale registration statement covering the sale of such shares of Common Stock. See "CONFLICTS OF INTEREST AND BENEFITS TO RELATED PARTIES" and "DESCRIPTION OF CAPITAL STOCK--Class B Stock."

                                  UNDERWRITING

    The underwriters of the Offering of the Common Stock (the "Underwriters"), for whom Bear, Stearns & Co. Inc. ("Bear Stearns"), Lehman Brothers Inc., CIBC Oppenheimer Corp. and EVEREN Securities, Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") (a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part), to purchase from the Company the aggregate number of shares of Common Stock set forth opposite their name below:

UNDERWRITER                                                                  NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Bear, Stearns & Co. Inc. ..................................................
Lehman Brothers Inc. ......................................................
CIBC Oppenheimer Corp......................................................
EVEREN Securities, Inc.....................................................

                                                                             -----------------
    Total..................................................................       5,000,000
                                                                             -----------------
                                                                             -----------------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that, if any of the foregoing shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all such shares must be so purchased. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

    The Company has been advised that the Underwriters propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover of this Prospectus and to certain selected dealers (who may include the Underwriters) at such public offering price less a concession not to
exceed $    per share. The selected dealers may reallow a concession to certain
other dealers not to exceed $    per share. After the initial offering to the
public, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representatives.

    In order to facilitate the Offering, certain persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after the Offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Common Stock for their own account by selling more shares of Common Stock than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing shares of Common Stock in the open market or by exercising the over-allotment option granted to the Underwriters. In addition, such persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing shares of Common Stock in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the Offering are reclaimed if shares of Common Stock previously distributed in the Offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Common Stock to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

    The Company has agreed to indemnify the several Underwriters or to contribute to losses arising out of certain liabilities, including certain liabilities under the Securities Act.

    The Company has granted the Underwriters an option to purchase up to 750,000 additional shares of Common Stock at the public offering price less underwriting discounts and commissions set forth on the cover page of this Prospectus, solely to cover over-allotments, if any. Such option may be exercised at any time until 30 days after the date of this Prospectus. To the extent the Underwriters exercise such option, each of the Underwriters will be committed, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.

    The Common Stock has been approved for listing on the NYSE. The Underwriters have agreed that the Common Stock will be sold in compliance with NYSE distribution standards, including such standards relating to round lots and aggregate market value.

    Prior to the Offering, there has been no public market for the Common Stock. Consequently, the public offering price was determined by negotiation between the Company and the Underwriters. Among the factors considered in such negotiations were the nature of the Company's business, its prospects and management, and the general conditions of the securities markets at the time of the Offering. There can be no assurance, however, that the prices at which the shares will sell in the public market after the Offering will not be lower than the price at which they are sold by the Underwriters.

    The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    In connection with the Offering, Mr. Heflin, Clarion Partners (which includes Mr. Sullivan) and Monroe, which have purchased 1,000,000 shares, in the aggregate, of Common Stock in the Private Placement have agreed that they will not, directly or indirectly, offer, pledge, sell, offer to sell, contract to sell or grant any option to purchase or otherwise sell or dispose (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or other capital stock or securities exchangeable or exercisable for, or convertible into, shares of Common Stock or other capital stock for a period of 180 days (or such shorter period as expressly agreed to by Bear Stearns) after the date of this Prospectus, except (i) with the prior written consent of the Bear Stearns, on behalf of the Underwriters, and (ii) in the case of the Company, for issuances under the terms of the Stock Incentive Plan or any dividend reinvestment plan adopted by the Company.

    The Underwriters have from time to time performed investment banking services in the ordinary course of business for the Company, the Manager and their affiliates, for which it has received customary compensation and may continue to do so in the future.

                               PRIVATE PLACEMENT

    On March 11, 1998, the Company received commitments from Monroe for the purchase of 750,000 shares, and from Mr. Heflin and Clarion Partners (which includes Mr. Sullivan) for the purchase of 250,000 shares, of Common Stock in the Private Placement at the initial public offering price.

    Consummation of such purchase is contingent only upon, and will occur simultaneous with, the closing of the Offering. The shares sold in the Private Placement will be sold without registration under the Securities Act, in reliance on the exemption provided by Section 4(2) thereof.

    As agreed in the commitments, the Company has filed and will use its best efforts to have declared effective a resale registration statement covering the sale of the shares purchased in the Private Placement. These shares will be subject to certain lock-up restrictions as described in "UNDERWRITING" but will be available for public sale following expiration of such restrictions.

                                 LEGAL MATTERS

    Certain legal matters have been passed upon for the Company by Shearman & Sterling, New York, New York, and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain matters of Maryland law have been passed upon by Shulman, Rogers, Gandal, Pordy & Ecker, P.A., Rockville, Maryland. Certain tax matters have been passed upon by Shearman & Sterling, special tax counsel to the Company.

                                    EXPERTS

    The statement of financial condition of the Company as of February 18, 1998 included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the SEC a Registration Statement (of which this Prospectus forms a part) under the Securities Act, with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by the Company can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the SEC at the Public Reference Section of the SEC, 450 Fifth Street, N. W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

    The Common Stock has been approved for listing on the NYSE. Reports and other information concerning the Company can also be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.

    Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

    The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent auditors, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                    GLOSSARY

    As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

    "1998 Budget Proposal" means President Clinton's February 1998 Budget Proposal.

    "Acceleration Event" means any of the following circumstances in which the awards granted under the Stock Incentive Plan generally become immediately vested and exercisable: (i) upon the occurrence of special circumstances determined in the opinion of the Board of Directors of the Company to merit special consideration, (ii) upon a termination by the Company of the stockholder's employment or service without cause, (iii) in the case of an employee or director of the Manager, if the Management Agreement terminates without the occurrence of a termination event, or (iv) upon a change of control of the Company, except that vesting and exercisability in the event of such a change of control shall be limited to the extent necessary, and shall occur as soon as permissible under GAAP, to permit pooling of interests accounting treatment if such treatment is desired.

    "ADA" means the Americans with Disabilities Act of 1990.

    "Adjusted Net Income" means the taxable income of the Company within the meaning of the Code, less any unrealized capital depreciation with respect to any assets of the Company for which market quotations are readily available but before the Manager's incentive fees and before deduction of dividends paid.

    "Advisers Act" means the Investment Advisers Act of 1940, as amended.

    "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities.

    "Affiliated Funds" means the private investment funds advised by the Manager.

    "Bear Stearns" means Bear, Stearns & Co. Inc., one of the Representatives.

    "Board of Directors" means the Board of Directors of the Company.

    "Bylaws" means the Bylaws, as amended, of the Company.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

    "Charter" means the Articles of Incorporation, as amended, of the Company.

    "CLARION" means, collectively, Clarion Partners and its affiliates.

    "Clarion Partners" means Clarion Partners, LLC.

    "Class B Stock" means the Class B common stock, $.001 par value per share, of the Company.

    "Class B Subordination Termination Date" means the earlier to occur of (i) January 2, 2000 or (ii) the date on which the Company makes its fourth consecutive quarterly distribution with respect to the Common Stock in an amount that equals or exceeds the Yield Threshold.

    "Closing Date" means the date of the closing of the Offering.

    "CMBS" means commercial mortgage-backed securities.

    "CMOs" means collateralized mortgage obligations.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commercial Property" means the property securing commercial mortgage loans, which includes multi-family, shopping centers, office buildings, hotels, industrial properties, hospitals and nursing homes.

    "Common Stock" means the Class A common stock, $.001 par value per share, of the Company.

    "Company" means Clarion Commercial Holdings, Inc., a Maryland corporation.

    "Company Expenses" means all administrative costs and expenses of the Company and the General Partner.

    "DOL" means the U.S. Department of Labor.

    "Duff & Phelps" means Duff & Phelps Credit Rating Co.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "excess inclusion" means taxable income that is generated by the Company's assets constituting a "taxable mortgage pool" under regulations to be issued by the Treasury Department.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "FASIT" means a Financial Asset Securitization Investment Trust.

    "5/50 Rule" means that, for the Company to maintain its qualification as a REIT, during the last half of each taxable year, not more than 50% in value of its outstanding shares may be owned directly or indirectly by five or fewer individuals.

    "FIRPTA" means Foreign Investment in Real Property Tax Act of 1980.

    "Fitch IBCA" means Fitch IBCA Investors Service, L.P.

    "GAAP" means generally accepted accounting principles.

    "GAAP income" means income calculated according to GAAP.

    "General Partner" means CCHI General, Inc., a Delaware corporation.

    "Gramon" means Gramon Fund (BVI), L.P., a British Virgin Islands limited partnership.

    "Independent Directors" means those directors that are not affiliated, directly, or indirectly, with the Company, the Manager or CLARION, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Company or the Manager or an affiliated business entity of the Company, the Manager or CLARION.

    "Ineligible Property" means a property that is not eligible for the election to be treated as foreclosure property.

    "Initial CMBS" means the portion of the Initial Investments comprised of CMBS.

    "Initial Investments" means the initial investments in Real Estate Investments to be made by the Company with a portion of the net proceeds of the Offering.

    "Initial Limited Partner" means CLARCOMM Limited, Inc., a Delaware corporation.

    "Investment Company Act" means the Investment Company Act of 1940, as amended.

    "IRA" means an Individual Retirement Account.

    "Lehman Brothers" means Lehman Brothers Inc., one of the Representatives.

    "LIBOR" means the interest rate per annum at which deposits in U.S. dollars are offered to prime banks in the London interbank market.

    "Limited Partners" means the limited partners of the Operating Partnership.

    "LLC" means a limited liability company.

    "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain fees.

    "Manager" means Clarion Capital, LLC, a New York limited liability company.

    "margin call" means additional collateral that the Company would be required to deposit due to potential reverse repurchase and dollar roll agreements.

    "Master Servicer" means an entity that will administer and supervise the performance by servicers of the duties and responsibilities under Servicing Agreements in respect of the collateral for a series of Mortgage Securities.

    "Mezzanine Investment" means a Real Estate Investment in the form of preferred or PARI PASSU equity, leveraged joint venture equity or subordinate or participating mortgage loans.

    "MGCL" means the Maryland General Corporation Law.

    "Monroe" means Monroe Investment Corp., a Maryland corporation.

    "Mortgage Collateral" means the commercial mortgage loans underlying a given issuance of CMBS.

    "mortgaged property" means the property pledged as collateral for a mortgage loan.

    "Mortgage Seller" means the seller of the commercial mortgage loans acquired, from time to time, by the Company.

    "Non-U.S. Stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is not a U.S. Stockholder.

    "Moody's" means Moody's Investors Service, Inc.

    "NYSE" means the New York Stock Exchange.

    "Offering" means the initial public offering of the Company's Common Stock pursuant to this Prospectus.

    "OID" means original issue discount with respect to debt obligations.

    "Operating Partnership" means CLARCOMM Holdings, L.P., a Delaware limited partnership.

    "Operating Partnership Agreement" means the partnership agreement for the Operating Partnership.

    "Option Exercise Date" means January 2, 2000.

    "Ownership Limit" means the limit set forth by the Charter of the Company which prohibits direct or indirect ownership by any person of more than 9.9% of the number of outstanding shares of Common Stock.

    "phantom income" means that the Company's investment in certain types of CMBS may cause it under certain circumstances to recognize taxable income in excess of its economic income.

    "Plan" means any pension, profit-sharing or other employee benefit plan subject to Title I of ERISA.

    "Plan Asset Regulations" means regulations of the DOL defining "plan assets."

    "Preferred Stock" means the Company's preferred stock, par value $.01.

    "Private Placement" means the consummation of the transactions described herein under the caption "PRIVATE PLACEMENT."

    "prohibited transaction" means a transaction involving a sale of dealer property, other than foreclosure property.

    "Purchasing Priority Amount" shall mean an amount equal to 2.5 times the net proceeds of the Offering and the Private Placement.

    "purported transfer" means any transfer of shares of capital stock that would result in disqualification of the Company as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being beneficially owned by fewer than 100 persons or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code.

    "purported transferee" means any intended transferee of a purported transfer.

    "qualified REIT subsidiaries" means subsidiaries that meet the requirements under Section 856(i)(2) of the Code.

    "Qualifying Interests" means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

    "Rating Agencies" means the nationally-recognized rating agencies.

    "Real Estate Investments" means the commercial debt and equity real estate investments to be made by the Company.

    "Redemption Rights" means the rights to redeem Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis.

    "REIT" means real estate investment trust.

    "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

    "REMIC" means real estate mortgage investment conduit.

    "REMIC Residual Interests" means Company owned residual interests in REMICs.

    "Rent" means the rent received by the Company from the tenants of its real property.

    "Representatives" mean Bear Stearns, Lehman Brothers, CIBC Oppenheimer Corp. and EVEREN Securities, Inc., acting as representatives for the several Underwriters of the Offering.

    "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

    "Service" shall mean the Internal Revenue Service.

    "SFAS" means Statement of Financial Accounting Standards published by the Financial Accounting Standards Board.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Service" means the Internal Revenue Service.

    "Shares-in-Trust" shall mean shares designated as such as a result of any purported transfer.

    "SEC" means the Securities and Exchange Commission.

    "SIP Participant" means all directors and officers of, and consultants to, the Company, as well as all employees, officers and members of the Manager and CLARION, eligible to receive awards under the Stock Incentive Plan.

    "Special Servicing Rights" means the right to service (including to foreclose upon) any underlying Mortgage Collateral that is in default.

    "Stock Incentive Plan" means the 1998 Stock Incentive Plan adopted by the Company.

    "taxable mortgage pool" means a REIT that incurs debt obligations with two or more maturities and which are secured by assets such as the Real Estate Investments.

    "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

    "Treasury Regulations" means the regulations promulgated under the Code by the U.S. Treasury Department.

    "UBTI" means unrelated taxable income.

    "Underwriters" means the underwriters acting as underwriters of the Offering.

    "Underwriting Agreement" means the agreement between the Company and the Underwriters with respect to the underwriting of the Common Stock.

    "Units" means units of partnership interest in the Operating Partnership.

    "U.S. Stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity taxable as such created or organized in or under the laws of the U.S. or of any State (including the District of Columbia), (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

    "Yield Threshold" means a quarterly distribution with respect to the Common Stock equal to 8% (on an annualized basis) of the initial public offering price of the Common Stock (adjusted on account of any stock splits, stock dividends or reclassifications) during such quarter.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Clarion Commercial Holdings, Inc.:

    We have audited the accompanying statement of financial condition of Clarion Commercial Holdings, Inc. (the "Company") as of February 18, 1998. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Clarion Commercial Holdings, Inc. as of February 18, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
April 15, 1998

                       CLARION COMMERCIAL HOLDINGS, INC.

              STATEMENT OF FINANCIAL CONDITION, FEBRUARY 18, 1998

                                            ASSETS
Cash...............................................................................  $  15,000
                                                                                     ---------
                                                                                     ---------

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Stockholders' equity:
  Preferred Stock, par value $.01 per share, authorized 25,000,000 shares;
    no shares issued and outstanding...............................................  $       0
  Class A Common Stock, par value $.001 per share, authorized 74,000,000 shares;
    750 shares issued and outstanding..............................................          1
  Class B Common Stock, par value $.001 per share, authorized 1,000,000 shares;
    no shares issued or outstanding................................................          0
Additional paid-in capital.........................................................     14,999
                                                                                     ---------
Total stockholders' equity.........................................................  $  15,000
                                                                                     ---------
                                                                                     ---------

   The accompanying notes are an integral part of this Statement of Financial
                                   Condition.

                       CLARION COMMERCIAL HOLDINGS, INC.

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 1. BUSINESS AND ORGANIZATION

    Clarion Commercial Holdings, Inc. (the "Company") was incorporated in Maryland on February 9, 1998 and has had no operations to date other than matters relating to its organization and the issuance of 750 shares of Class A common stock, par value $.001 per share (the "Common Stock") to its initial stockholders. Clarion Capital, LLC (the "Manager"), a subsidiary of Clarion Partners, LLC ("Clarion Partners") will manage the day-to-day operations of the Company subject to the supervision of the Board of Directors. The Company intends to incorporate two corporate subsidiaries. These subsidiaries will jointly organize a subsidiary operating partnership which will undertake the business of the Company.

    The Company is a specialty finance company that will invest primarily in commercial mortgage-backed securities, commercial mortgage loans, mezzanine investments (which include subordinate mortgages, participating mortgages, leveraged joint venture equity and preferred equity), and other commercial real estate related investments. The commercial mortgage-backed securities will include multi-class debt or pass-through securities backed by a mortgage loan or pools of mortgage loans. The Company intends to originate, acquire and accumulate commercial mortgage loans for investment and securitization.

    The Company intends to elect to be taxed as a real estate investment trust (a "REIT") and to comply with the provisions of the Internal Revenue Code of 1986, as amended, with respect thereto. Accordingly, the Company will not be subject to Federal income tax to the extent of its distributions to stockholders. As a REIT, the Company is required to distribute at least 95% of its taxable income to stockholders each year. The Company intends to make regular quarterly distributions.

    The Company intends to file a registration statement to offer Common Stock in an initial public offering (the "Offering").

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ESTIMATES

    The preparation of the statement of financial condition in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statement. Actual results may differ from those estimates.

    OFFERING EXPENSES

    In connection with the Offering, the Company expects to incur offering expenses. These costs will be deferred until such time as the Offering proceeds are received, at which time the costs will be reflected as a reduction of stockholders' equity.

NOTE 3. STOCK INCENTIVE PLAN

    The Company intends to adopt the 1998 Stock Incentive Plan (the "Stock Incentive Plan"). All directors and officers of, and consultants to, the Company and directors, officers and employees of the Manager and Clarion Partners, LLC and its affiliates (collectively, "CLARION") are eligible to receive awards under the Stock Incentive Plan (each a "SIP Participant").

    Awards under the Stock Incentive Plan may include (i) options to purchase shares of Common Stock, including incentive stock options, non-qualified stock options or both, which may contain automatic reload features; (ii) stock appreciation rights, whether in connection with the grant of stock options or independent of such grant; (iii) restricted stock, in which Common Stock is granted to or purchased by SIP

                       CLARION COMMERCIAL HOLDINGS, INC.

NOTE 3. STOCK INCENTIVE PLAN (CONTINUED)
Participants for a purchase price determined by the Compensation Committee, subject to restrictions on transferability and other restrictions, which lapse over time or the occurrence of other events; (iv) deferred stock, in which delivery of Common Stock occurs upon expiration of a deferral period; (v) performance unit awards, consisting of the right to receive cash or Common Stock upon the attainment of certain performance goals; (vi) dividend equivalent rights, consisting of a right to receive Common Stock or cash at a value of the dividends paid in respect of a specified number of shares of Common Stock; or
(vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock. The total number of shares of Common Stock which may be the subject of awards under the Stock Incentive Plan shall be 709,090 (815,454 if the Underwriters' over-allotment option is exercised in full); provided, however, that such number will be increased on a pro rata basis to the extent the Underwriters exercise their over-allotment option.

    In connection with the Offering, the Company intends to grant options to acquire 420,000 shares (483,000 shares if the Underwriters' over-allotment option is exercised in full) of Common Stock at the initial offering price under the Stock Incentive Plan, to certain individuals, directors and employees of the Manager and Clarion Partners.

NOTE 4. RELATED PARTY TRANSACTIONS

    The Manager will manage the Company pursuant to a management agreement which is expected to be entered into between the Company and the Manager. The management agreement will have an initial term of three years from the closing of the Offering. Thereafter, successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager. Under the management agreement, the Company will pay the Manager (i) an annual base management fee equal to 1% of the average shareholders' equity in the Company, excluding any mark-to-market adjustments to the Company's assets, stockholders' equity being determined in accordance with generally accepted accounting principles, and (ii) an annual incentive fee in an amount equal to the product of (A) 25% of the dollar amount by which (1) Adjusted Net Income of the Company (as defined in the management agreement) per share of common stock (based on the weighted average number of shares outstanding) exceeds (2) an amount equal to (a) the weighted average price of the share of the Common Stock at the initial public offering and the prices per share at any secondary offerings of common stock by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus 2.5% percent per annum multiplied by (B) the weighted average number of shares of common stock outstanding, calculated as a quarterly average over the prior four quarters.

    Upon consummation of the Offering, the owners of the Manager will be issued 175,000 shares of the Company's Class B common stock in exchange for a 10% ownership interest in the Manager and an option to purchase the remaining 90% interest in the Manager (or all of its assets) for 90% of fair market value. The option may be exercised between January 2, 2000 and March 31, 2001 only with the approval of the Company's Independent Directors. If the Company does not exercise its option, the other owners of the Manager may reaquire the membership interest in the Manager owned by the Company for 90% of the fair market value of such interest at any time between April 1, 2001 and September 30, 2001.

    The Company received a commitment from its President and Chief Executive Officer, Clarion Partners and a private fund managed by the Manager for the purchase, in a private placement, of 1,000,000 shares, in the aggregate, of the Common Stock for the initial public offering price. The consummation of such purchases is contingent only upon, and will occur simultaneously with, the closing of the Offering.

                       CLARION COMMERCIAL HOLDINGS, INC.

NOTE 4. RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company has contracted (subject to the consent of the Independent Directors) with certain funds managed by the Manager to purchase, using the net proceeds of the Offering and the Private Placement, upon or soon after such closings, the following investments (the "Initial Investments"): (i) 22 classes of CMBS, (ii) one commercial mortgage loan and (iii) one mezzanine investment. The Initial Investments will be purchased for their aggregate fair market value, which was estimated by the Company to be $199.5 million as of March 31, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATED OR AN OFFER TO SELL, OR A SOLICITATION OR ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IN CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                           SUMMARY TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           5
Risk Factors...................................          18
Use of Proceeds................................          41
Capitalization.................................          41
Investment Objectives and Policies.............          42
The Company....................................          56
The Manager....................................          64
10% Ownership of the Manager; Option to
  Purchase Remaining Interest in the Manager...          69
Conflicts of Interest and Benefits to Related
  Parties......................................          71
Distribution Policy............................          72
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          73
The Operating Partnership......................          76
Federal Income Tax Considerations..............          79
ERISA Considerations...........................          95
Certain Provisions of Maryland Law and the
  Company's Charter and Bylaws.................          97
Description of Capital Stock...................         100
Security Ownership of Certain Beneficial Owners
  and Management...............................         104
Shares Eligible for Future Sale................         105
Underwriting...................................         106
Private Placement..............................         107
Legal Matters..................................         108
Experts........................................         108
Additional Information.........................         108
Glossary.......................................         109

    UNTIL       , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                5,000,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK

                                ----------------
                                   PROSPECTUS
                                ----------------

                            BEAR, STEARNS & CO. INC.
                                LEHMAN BROTHERS
                                CIBC OPPENHEIMER
                            EVEREN SECURITIES, INC.

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below:

SEC registration fee............................................  $  67,850
NASD filing fee.................................................     23,500
NYSE listing fee................................................    107,350
Directors' and Officers' insurance..............................    135,000
Legal fees and expenses.........................................    350,000
Accounting fees and expenses....................................     40,000
Blue Sky qualification fees and expenses (including counsel
  fees).........................................................      5,000
Printing and engraving fees.....................................    250,000
Transfer Agent and Registrar fees...............................      5,000
Miscellaneous...................................................     25,000
                                                                  ---------
    Total.......................................................  $1,008,700
                                                                  ---------
                                                                  ---------

------------------------

*   To be completed by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES.

    On March 11, 1998, the Company received a commitment for the purchase of 1,000,000 shares of Common Stock, in the aggregate, at the initial public offering price from Daniel Heflin, Clarion Partners, LLC and Monroe Investment Corp., a private fund managed by Clarion Capital, LLC. This sale is contingent only upon, and will be consummated concurrently with, the closing of the Offering. The foregoing shares were sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) thereof.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

    In addition to the commitments described in Item 32, on March 11, 1998, the Company received a commitment for the purchase of 175,000 shares of Class B common stock, in the aggregate, from Daniel Heflin and Clarion Partners, LLC in exchange for a 10% membership interest in Clarion Capital, LLC and an option to purchase the remaining 90% interest in such entity. This sale is contingent only upon, and will be consummated concurrently with, the closing of the Offering. The foregoing shares were sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) thereof.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director (and any person who, while a director of the corporation, is or was serving at the request of the corporation as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan) who is made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
(ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding. If the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceedings in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of such proceeding or as otherwise ordered by a court. The law also permits the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

    The law also permits for comparable indemnification for corporate officers and agents.

    The Company's Charter provides that its directors and officers shall, and its agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

    The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

    Policies of insurance may be obtained and maintained by the Company under which its directors and officers, will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements:

    (b) Exhibits:


EXHIBIT
 NO.   EXHIBIT
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement**

  3.1  Amended and Restated Charter**

  3.2  Bylaws**

  4.1  Specimen Common Stock Certificate**

  5.1 Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (including consent)**

  8.1 Opinion of Shearman & Sterling as to certain tax matters (including consent)**

 10.1  Management Agreement between the Company and Clarion Capital, LLC**

 10.2  Agreement between Clarion Capital, LLC and Clarion Partners, LLC**

EXHIBIT
 NO.   EXHIBIT
------ --------------------------------------------------------------------------
 10.3  Employment Agreement between the Clarion Capital, LLC and Daniel Heflin**

 10.4  Form of 1998 Stock Incentive Plan**

 21.1  Subsidiaries of the Company**

 23.1  Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (included in
         Exhibit 5.1)**

 23.2  Consent of Shearman & Sterling (included in Exhibit 8.1)**

 23.3  Consent of Independent Auditors+

 24.1  Power of Attorney (included in the signature page)**


------------------------

 +  Filed herewith.

**  Previously filed.

ITEM 37.  UNDERTAKINGS.

    The Company hereby undertakes to provide to the Underwriters specified in the Underwriting Agreement at the closing, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Company hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (ii) for the purpose of determining liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement, relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 6 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 27th day of May, 1998.


                                CLARION COMMERCIAL HOLDINGS, INC.,
                                a Maryland corporation

                                By:  /s/ DANIEL HEFLIN
                                     -----------------------------------------
                                     Daniel Heflin
                                     Chief Executive Officer and President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to this Registration Statement has been signed by the following persons on the 27th day of May, 1998 in the capacities indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ DANIEL HEFLIN
------------------------------  Chief Executive Officer,       May 27, 1998
        Daniel Heflin             President and Director

              *                 Executive Vice President
------------------------------    and Chairman of the          May 27, 1998
    Frank L. Sullivan, Jr.        Board

              *
------------------------------  Director                       May 27, 1998
     Stephen C. Asheroff

              *
------------------------------  Director                       May 27, 1998
       Steven N. Fayne

              *
------------------------------  Director                       May 27, 1998
       Harold E. Rosen

              *                 Vice President, Chief
------------------------------    Financial Officer and        May 27, 1998
        William Powell            Treasurer

              *
------------------------------  Vice President and             May 27, 1998
        Joanne Vitale             Secretary



* Daniel Heflin, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

      /s/ DANIEL HEFLIN
------------------------------
        Daniel Heflin
       ATTORNEY-IN-FACT

                               TABLE OF EXHIBITS


  EXHIBIT
  NUMBER                                         DESCRIPTION OF DOCUMENT                                         PAGE
-----------  ------------------------------------------------------------------------------------------------  ---------
       1.1   Form of Underwriting Agreement**................................................................

       3.1   Amended and Restated Charter**..................................................................

       3.2   Bylaws**........................................................................................

       4.1   Specimen Common Stock Certificate**.............................................................

       5.1   Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (including consent)**...................

       8.1   Opinion of Shearman & Sterling as to certain tax matters (including consent)**..................

      10.1   Management Agreement between the Company and Clarion Capital, LLC**.............................

      10.2   Agreement between Clarion Capital, LLC and Clarion Partners, LLC**..............................

      10.3   Employment Agreement between the Clarion Capital, LLC and Daniel Heflin**.......................

      10.4   Form of 1998 Stock Incentive Plan**.............................................................

      21.1   Subsidiaries of the Company**...................................................................

      23.1   Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (included in Exhibit 5.1)**.............

      23.2   Consent of Shearman & Sterling (included in Exhibit 8.1)**......................................

      23.3   Consent of Independent Auditors+................................................................

      24.1   Power of Attorney (included in the signature page)**............................................


------------------------

 +  Filed herewith.

**  Previously filed.